As filed with the Securities and Exchange Commission
                             on January 21, 2005 An Exhibit List can be found on
                                        page II-11. Registration No. 333-_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          -----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                        BRAVO! FOODS INTERNATIONAL CORP.
                 (Name of small business issuer in its charter)

     DELAWARE                        2020                    62-1681831
(State or other          (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of          Classification Code Number)         Identification No.)
Incorporation or
Organization)

                               11300 US HIGHWAY 1
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 625-1411
          (Address and telephone number of principal executive offices and principal place of business)

                     ROY G. WARREN, CHIEF EXECUTIVE OFFICER
                        BRAVO! FOODS INTERNATIONAL CORP.
                               11300 US HIGHWAY 1
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 625-1411
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 MARC ROSS, ESQ.
                              STEPHEN FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
   SECURITIES TO BE                REGISTERED (1)       MAXIMUM           MAXIMUM         REGISTRATION FEE
     REGISTERED                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                        SHARE
-------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
conversion of convertible
debentures                              28,212,500      $0.15(2)         $4,231,875.00              $498.09
-------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of warrants at $.15
per share                                6,200,000      $0.15(3)           $930,000.00              $109.47
-------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of warrants at $.25
per share                                2,000,000      $0.25(3)           $500,000.00               $58.85
-------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of warrants at
$2.00 per share                         13,000,000      $2.00(3)        $26,000,000.00            $3,060.20
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

Total                                   49,412,500                                                $3,726.60
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 14, 2005, which was $.15 per share.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the higher of the exercise price of such warrants or the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 14, 2005, which was $.15 per share.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 21, 2005

                         BRAVO! FOOD INTERNATIONAL CORP.
                              49,412,500 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders up to 49,412,500 shares of our common stock, including the following:

      o up to 28,212,500 shares of common stock underlying convertible debentures,
      o up to 6,200,000 shares issuable upon the exercise of common stock purchase warrants at $.15,
      o up to 2,000,000 shares issuable upon the exercise of common stock purchase warrants at $.25, and
      o up to 13,000,000 shares issuable upon the exercise of common stock purchase warrants at $2.00.

      The convertible debentures issued in connection with our private placement dated June 2004 are convertible into our common stock at $0.15 and the convertible debentures issued in connection with our private placement dated October 2004 and December 2004 are convertible into our common stock at $.10. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "BRVO". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 14, 2005, was $.15.

       INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK
                         FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   The date of this prospectus is _______, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Bravo! Foods International Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                        BRAVO! FOODS INTERNATIONAL CORP.

      We are involved in the development and marketing of our Slammers(R) trademarked brand, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters, and the granting of production and marketing rights to processor dairies to produce branded flavored milk and generating revenue through the sale of "kits" to these dairies outside of the United States and through wholesale sales within the United States. The price of the "kits" consists of an invoiced price for a fixed amount of flavor ingredients per kit used to produce the flavored milk and a fee charged to the diaries for the production, promotion and sales rights for the branded flavored milk. In the United States, we also generate revenue from the unit sales of finished branded flavored milks to retail consumer outlets.

         Our new product introduction and growth expansion continue to be expensive and we reported a net loss of $3,016,987 for the year ended December 31, 2003 and a net loss of $2,882,131 for the nine months ended September 30, 2004. We have suffered operating losses and negative cash flows from operations since inception and, at September 30, 2004, we had an accumulated deficit, a capital deficit, are delinquent on certain debts and have negative working capital. These conditions give rise to substantial doubt about our ability to continue as a going concern.

      Our principal offices are located at 11300 US Highway 1, North Palm Beach, Florida 33408, and our telephone number is (561) 625-1411. We are a Delaware corporation.


The Offering


Common stock offered by selling stockholders......................  Up to 49,412,500 shares, which would represent 49.31% of our
                                                                    then current outstanding shares
                                                                    of common stock (assuming the
                                                                    full conversion of all debentures
                                                                    and exercise of warrants being
                                                                    registered herewith), including

                                                                     o     up to 28,212,500 shares of
                                                                           common stock underlying
                                                                           convertible debentures in
                                                                           the aggregate amount of
                                                                           $2,250,000 based on current
                                                                           conversion prices and
                                                                           assuming full conversion of
                                                                           the convertible debentures
                                                                           (includes a good faith
                                                                           estimate of the shares
                                                                           underlying the convertible
                                                                           debenture to account for a
                                                                           decrease in the conversion
                                                                           price); o up to 6,200,000
                                                                           shares issuable upon the
                                                                           exercise of common stock
                                                                           purchase warrants at an
                                                                           exercise price of $.15 per
                                                                           share, assuming full
                                                                           exercise of the warrants;

                                                                     o     up to 2,000,000 shares
                                                                           issuable upon the exercise
                                                                           of common stock purchase
                                                                           warrants at an exercise
                                                                           price of $0.25 per share,
                                                                           assuming full exercise of
                                                                           the warrants;

                                                                     o     up to 13,000,000 issuable
                                                                           upon the exercise of common
                                                                           stock purchase warrants at
                                                                           an exercise price of $2.00
                                                                           per share, assuming full
                                                                           exercise of the warrants.

Common stock to be outstanding after the offering.................  Up to 100,210,896 shares

Use of proceeds...................................................  We will not receive any proceeds from the sale of the common stock.

Over-The-Counter Bulletin Board Symbol............................  BRVO

      The above information regarding common stock to be outstanding after the offering is based on 50,798,396 shares of common stock outstanding as of December 28, 2004 and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, we entered into the following two financing transactions.

      June 2004

      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. In connection with the October 2004 financing, we subsequently amended the exercise price to $.15 for the "A" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.15 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued additional notes in the aggregate amount of $40,000 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock and the common stock underlying these convertible debentures and warrants.

      October 2004

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      December 2004

      In December 2004, we entered into Subscription Agreements with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $400,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to Momona Capital Corp. and Ellis International Ltd. upon identical terms as the principal notes, as a finder's fee. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock and the common stock underlying these convertible debentures and warrants.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

      We incurred net losses of $3,016,987 for the year ended December 31, 2003 and $3,160,431 for the year ended December 31, 2002. In addition, we incurred net losses for the nine months ended September 30, 2004 in the amount of $2,882,131. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We anticipate that we will require up to approximately $1,500,000 to fund our continued operations for the next twelve months, depending on revenue from operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated April 2, 2004, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a net loss for the year ended December 31, 2003 in the amount of $3,016,987. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

SINCE WE DEPEND UPON KEY PERSONNEL HAVING SIGNIFICANT BUSINESS CONTACTS IN THE US AND INTERNATIONALLY, THE LOSS OF ONE OR MORE OF OUR MANAGEMENT TEAM MAY HAVE A NEGATIVE EFFECT ON OUR BUSINESS.

The unexpected loss of the services of any member of the management team could have a material adverse effect on our ability to conduct and grow both our US and international business. We are and will be dependent on our current management teams for the foreseeable future

      o     to obtain needed additional financing

      o to develop and maintain critical business contacts for the production of our branded milk products

      o to develop and maintain third party licensor and brand development contacts for the formulation of new brand development and branded food products

WE FACE INTENSE COMPETITION IN OUR US MARKET THAT COULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS

      Since we are smaller than our competitors in the US market and since we have limited resources and sell our branded products at premium prices, we have had difficulty in developing and maintaining our market share in the consumer milk market. This difficulty could adversely affect our ability to achieve our business goals to develop and increase the awareness of our branded products in an effort to increase sales, while maintaining a premium price structure.

      The ability of our competition to sell dairy and other food products at prices below prices charged by us for our products may represent an obstacle to our ability to secure a market share at revenue levels sufficient to achieve profitability.

      In our foreign business, we grant the rights to produce and sell branded milk products to processor dairies under production agreements. Our role in these agreements, in addition to granting the rights to produce the branded milks as part of the sale of flavor ingredient packages to dairies, is limited to marketing and promotion assistance and control over packaging and advertising design issues. Such processors dairies have significant control over sales and distribution of the branded milk products.. A reduction in sales effort or discontinuance of sales of our products by our co-producerscould lead to reduced sales.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of December 28, 2004, we had 50,798,396 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 41,700,000 shares of common stock at current market prices, outstanding warrants to purchase 43,900,227 shares of common stock and options to purchase 3,571,086 shares of common stock. Furthermore, there are currently outstanding shares of Preferred Stock that are convertible into approximately 41,500,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings, selling these shares and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In November 2003, April 2004, June 2004, October 2004 and December 2004, we entered into financing arrangements for the sale $3,150,000 principal amount of convertible debentures. The convertible debentures issued in November 2003 are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of $500,000 in convertible debentures. The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In June 2004, we issued convertible 10% notes in the aggregate amount of $1,300,000. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In October 2004, we issued convertible 10% notes in the aggregate amount of $500,000. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In December 2004, we issued convertible 10% notes in the aggregate amount of $400,000. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment.

      Any event of default could require the early repayment of the convertible debentures, including a default interest rate if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us to recover the amounts due. Any such action would require us to obtain additional financing or curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. In the event that we received proceeds from the exercise of the Class A, Class B Warrants and other warrants, we will use these funds for working capital.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "BRVO".

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

--------------------------------------------------------------------------------
                               High                  Low
--------------------------------------------------------------------------------

2001                           $                     $

--------------------------------------------------------------------------------
First Quarter                  .59                   .27
--------------------------------------------------------------------------------
Second Quarter                 .51                   .32
--------------------------------------------------------------------------------
Third Quarter                  .51                   .20
--------------------------------------------------------------------------------
Fourth Quarter                 .50                   .31
--------------------------------------------------------------------------------

2002

--------------------------------------------------------------------------------
First Quarter                  .52                   .37
--------------------------------------------------------------------------------
Second Quarter                 .39                   .21
--------------------------------------------------------------------------------
Third Quarter                  .38                   .22
--------------------------------------------------------------------------------
Fourth Quarter                 .40                   .24
--------------------------------------------------------------------------------

2003

--------------------------------------------------------------------------------
First Quarter                  .28                   .19
--------------------------------------------------------------------------------
Second Quarter                 .23                   .08
--------------------------------------------------------------------------------
Third Quarter                  .16                   .09
--------------------------------------------------------------------------------
Fourth Quarter                 .14                   .05
--------------------------------------------------------------------------------

2004

--------------------------------------------------------------------------------
First Quarter                  .17                   .06
--------------------------------------------------------------------------------
Second Quarter                 .34                   .14
--------------------------------------------------------------------------------
Third Quarter                  .27                   .13
--------------------------------------------------------------------------------
Fourth Quarter                 .22                   .09
--------------------------------------------------------------------------------

HOLDERS

      As of January 14, 2005, we had approximately 460 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

      We have not paid dividends on our common stock and do not anticipate paying dividends. Management intends to retain future earnings, if any, to finance working capital, to expand our operations and to pursue our acquisition strategy.

      The holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by our board of directors out of the assets and funds legally available therefor. The availability of funds is dependent upon dividends or distribution of profits from our subsidiaries and may be subject to regulatory control and approval by the appropriate government authorities on either a regional or national level in the People's Republic of China.

      We have accrued dividends for our convertible preferred stock for 2001 in the amount of $255,725, accrued $1,011,159 for the period ended December 31, 2002 and $902,468 for the period ended December 31, 2003.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The equity compensation reported in this section has been and will be issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2003. Our security holders have not approved the compensation contracts and arrangements underlying the equity reported.

----------------------------------------------------------------------------------------------------------------------
   Compensation Plan      Number of securities to      Weighted average price of     Number of securities remaining
       Category           be issued upon exercise        outstanding options,       for future issuance under equity
                          of outstanding options,         warrants and rights              compensation plans
                            warrants and rights
----------------------------------------------------------------------------------------------------------------------
Directors                                 1,405,000                          $0.72       350,000        director plan
----------------------------------------------------------------------------------------------------------------------
Management                                1,036,667                          $0.59     3,350,000     individual plans
----------------------------------------------------------------------------------------------------------------------
Founders                                  2,083,705                          $1.00             0     individual plans
----------------------------------------------------------------------------------------------------------------------
Consultants                                 360,714                          $0.54             0     individual plans
----------------------------------------------------------------------------------------------------------------------
Lender                                       25,000                          $0.40             0      individual plan
----------------------------------------------------------------------------------------------------------------------
Total                                     4,911,086                          $0.79     3,700,000
----------------------------------------------------------------------------------------------------------------------

COMPENSATION PLANS

Directors

      On March 27, 2001, we issued options to our directors to purchase an aggregate of 925,000 shares of our common stock. The options have an exercise price of $0.75 and expire March 26, 2006. Directors received options for 35,000 shares for each full year of service and an additional 40,000 shares for service on a board committee. On August 14, 2001, we issued 250,000 options to the Board of Directors for services rendered as directors. Each director received options for 25,000 shares of common stock at an exercise price of $0.60. The options can be exercised for five years.

      On January 13, 2004, the Board of Directors adopted a plan to convert on a one for one basis the options granted to the present employees of the Company and the directors currently serving on the Board into a like number of the Company's restricted shares of common stock. The issuance of such common stock to any individual director or employee is conditioned upon the execution of the "lockup" agreement by such director or employee, pursuant to which the recipients of such common stock shall not sell, transfer, pledge or hypothecate such common stock for a six month period, commencing on the issue date of such common stock. The conversion plan adopted by the Board of Directors will result in the issuance of 5,200,000 shares of the Company's restricted common stock to the Company's present directors and employees.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

      Our business model includes the development and marketing of our company owned Slammers(R) trademarked brand, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters and the granting of production and marketing rights to processor dairies to produce branded flavored milk. We generate revenue in our international (non-US) business through the sale of "kits" to these dairies. The price of the "kits" consists of an invoiced price for a fixed amount of flavor ingredients per kit used to produce the flavored milk and a fee charged to the dairy processors for the production, promotion and sales rights for the branded flavored milk. In the United States, we generate revenue from the unit sales of finished branded flavored milks to retail consumer outlets.

      Our new product introduction and growth expansion continues to be expensive, and we reported a net loss of $2,882,131 for the nine-month period ended September 30, 2004, with a net loss of $1,120,992 for the three months ended September 30, 2004. As shown in the accompanying financial statements, we have suffered operating losses and negative cash flows from operations since inception and at September 30, 2004 has an accumulated deficit, a capital deficit, is delinquent on certain debts and has negative working capital. These conditions give rise to substantial doubt about our ability to continue as a going concern. As discussed herein, we plan to work toward profitability in our U.S. and international business and obtain additional financing. While there is no assurance that funding will be available or that we will be able to improve our operating results, we are continuing to seek equity and/or debt financing. No assurances can be given, however, that management will be successful in carrying out our plans.

CORPORATE GOVERNANCE

The Board of Directors

      Our board has positions for nine directors that are elected as Class A or Class B directors at alternate annual meetings of our shareholders. We presently have two mid-term vacancies on the board. Six of the seven current directors of our board are independent. Our chairman and chief executive officer are separate. The board meets regularly, at least four times a year, and all directors have access to the information necessary to enable them to discharge their duties. The board, as a whole, and the audit committee in particular, review our financial condition and performance on an estimated vs. actual basis and financial projections as a regular agenda item at scheduled periodic board meetings, based upon separate reports submitted by our chief executive officer and chief financial officer. Directors are elected by our shareholders after nomination by the board or are appointed by the board when a vacancy arises prior to an election. This year we have adopted a nomination procedure based upon a rotating nomination committee made up of those members of the director Class not up for election. The board presently is examining whether this procedure, as well as the make up of the audit and compensation committees, should be the subject of an amendment to the by-laws.

Audit Committee

      Our audit committee is composed of three independent directors and functions to assist the board in overseeing our accounting and reporting practices. Our financial information is booked in house by our CFO's office, from which we prepare financial reports. These financial reports are audited or reviewed by Lazar Levine & Felix LLP, independent certified accountants and auditors. Our chief financial officer reviews the preliminary financial and non-financial information prepared in house with our securities counsel and the reports of the auditors. The committee reviews the preparation of our audited and unaudited periodic financial reporting and internal control reports prepared by our chief financial officer. The committee reviews significant changes in accounting policies and addresses issues and recommendations presented by our internal and external certified accountants as well as the our auditors. Currently, there is one vacancy on the audit committee.

Compensation Committee

      Our compensation committee is composed of three independent directors and reviews the compensation structure and policies concerning executive compensation. The committee develops proposals and recommendations for executive compensation and presents those recommendations to the full board for consideration. The committee periodically reviews the performance of our other members of management and the recommendations of the chief executive officer with respect to the compensation of those individuals. Given the size of our company, all such employment contracts are periodically reviewed by the board. The board must approve all compensation packages that involve the issuance of our stock or stock options. Currently, there is one vacancy on the compensation committee.

Nominating Committee

      The nominating committee was established in the second quarter 2002 and consists of those members of the director Class not up for election. The committee is charged with determining those individuals who will be presented to the shareholders for election at the next scheduled annual meeting. The full board fills any mid term vacancies by appointment.

CRITICAL ACCOUNTING POLICIES

Estimates

      This discussion and analysis of our consolidated financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our company's estimates, including those related to reserves for bad debts and valuation allowance for deferred tax assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the result of which forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions. Our use of estimates, however, is quite limited as we have adequate time to process and record actual results from operations.

Revenue recognition

United States

      We recognize revenue in the United States at the gross amount of our invoices for the sale of finished product to wholesale buyers. We take title to our branded flavored milks when they are shipped by our third party processors and recognize as revenue the gross wholesale price charged to our wholesale customers. Our gross margin is determined by the reported wholesale price less the cost charged by Jasper Products, our third party processor, to produce the branded milk products.

      Prior to 2004, we reported revenue in the United States from our sale of "kits" to third party processors and from the differential between the cost of producing its finished product and the wholesale price of its finished product. Commencing in the first quarter 2004, we report revenue from our sale of finished product on the wholesale level. We report the cost of producing the product charged by a third party processor as the cost of goods sold. This change in revenue recognition has resulted in materially higher reported revenue for our company, with a corresponding material increase in reported costs of goods sold.

      In certain circumstances in its U.S. business, we are required to pay slotting fees, give promotional discounts or make marketing allowances in order to secure wholesale customers. These payments, discounts and allowances reduce our reported revenue in accordance with the guidelines set forth in EITF 01-9 and SEC Staff Accounting Bulletin No. 101.

International Sales

      We recognize revenue in our international (non US) business at the gross amount of our invoices for the sale of kits at the time of shipment of flavor ingredients to processor dairies with whom we have production contracts for extended shelf life and aseptic long life milk. We base this recognition on our role as the principal in these transactions, our discretion in establishing kit prices (including the price of flavor ingredients and production right fees), our development and refinement of flavors and flavor modifications, our discretion in supplier selection and our credit risk to pay for ingredients if processors do not pay ingredient suppliers. The revenue generated by the production contracts under this model consists of the cost of the processors' purchase of flavor ingredients and fees charged by us to the processors for production rights. The Company formulates the price of production rights to cover our intellectual property licenses, which varies by licensor as a percentage of the total cost of a kit sold to the processor dairy under the production agreement. The Company recognizes revenue on the gross amount of "kit" invoices to the dairy processors and simultaneously records as cost of goods sold the cost of flavor ingredients paid by the processor dairies to ingredients supplier. The recognition of revenue generated from the sale of production rights associated with the flavor ingredients is complete upon shipment of the ingredients to the processor, given the short utilization cycle of the ingredients shipped.

      Pursuant to EITF 99-19, international sales of kits made directly to customers by us are reflected in the statements of operations on a gross basis, whereby the total amount billed to the customer is recognized as revenue.

RESULTS OF OPERATIONS

Financial Condition at September 30, 2004

      As of September 30, 2004, we had an accumulated deficit of $32,990,665, cash on hand of $58,263 and reported total capital deficit of $3,108,608.

      For this same period of time, we had revenue of $2,704,992 and general and administrative expense of $2,213,326.

      After interest expenses of $154,817, cost of goods sold of $1,893,834, product development costs of $55,104 and selling expenses of $1,270,042 incurred in the operations of our company, we had a net loss of $2,882,131.

Nine Months Ended September 30, 2004 Compared to Nine Months Ended September 30, 2003

Consolidated Revenue

      We had revenues for the nine months ended September 30, 2004 of $2,704,992, with cost of sales of $1,893,834, resulting in a gross margin of $811,158. This revenue and resultant gross margin is net of slotting fees, promotional discounts and marketing allowances for this period in the amount of $126,469. Of the reported

$2,704,992, U.S. sales accounted for $2,301,844 with an additional $403,148 from international sales. We did not have revenue in 2004 in Canada or for the three months ended September 30, 2004 in the Middle East. Our reported revenue for the nine months ended September 30, 2004 increased by $1,618,555, a 148.98% increase compared to revenue of $1,086,437 for the same period in 2003. This increase is the result of a change in our method of revenue recognition in the United States, commencing January 1, 2004, when we began to act as the principal in these transactions, rather than as an agent. In addition, in the first quarter of 2004, we began to phase out our Looney Tunes(TM) flavored milk products and to develop four new branded product lines in the United States, including the launch of the Company's Slammers(R) line of Marvel Comics Super Heroes(TM) branded flavored milks during the second quarter 2004. We also began to ship kits to our third-party Middle East dairy processor during the second quarter 2004.

Consolidated Cost of Sales

      We incurred cost of goods sold of $1,893,834 for the nine months ended September 30, 2004, $1,820,432 of which was incurred in our U.S. business, and $73,402 in connection with out international sales. Cost of goods sold in 2004 increased by $1,717,826, a 975.99% increase compared to $176,008 for the same period in 2003. The increase in cost of goods sold reflects an increase in sales, the change in our role from agent to principal during this period and the concomitant increase in reported cost of goods sold associated with that change.

      In countries except the United States, our revenue is generated by the sale of kits to dairy processors. Each kit consists of flavor ingredients for flavored milks and production rights to manufacture and sell the milks. In line with our revenue recognition policies, we recognize the full invoiced kit price as revenue, less the cost of production charged by the processor, which we record as cost of goods sold.

      In the United States, we are responsible for the sale of finished Slammers(R) flavored milk (referred to as "unit sales") to retail outlets. For these unit sales, we recognize as revenue the invoiced wholesale prices that we charge to the retail outlets that purchase the Slammers(R) flavored milks. Our reports as cost of goods sold the price charged to us by Jasper Products, a third party processor under contract with our company, for producing the finished Slammers(R) products.

Segmented revenues and costs of sales

      The following table presents revenue by source and type against costs of goods sold, as well as combined gross revenues and gross margins. In countries other than the United States, revenues for the period ended September 30, 2004 were generated by kit sales to third party processors. Our revenue from the sale of finished product to retail outlets is recorded as "unit sales" on the following table.

Nine Months Ended                                                                               Total
September 30, 2004           United States      Canada          Mexico        Middle East      Company
                             -------------      ------          ------        -----------      -------
Revenue - unit sales         $  2,236,383    $         --    $         --    $         --    $  2,236,383
Revenue - gross kit sales          65,461              --          83,518         319,630         468,609
                             ------------    ------------    ------------    ------------    ------------
Total revenue                   2,301,844              --          83,518         319,630       2,704,992
Cost of goods sold             (1,820,432)             --         (31,101)        (42,301)     (1,893,834)
                             ------------    ------------    ------------    ------------    ------------

Gross margin                 $    481,412    $         --    $     52,417    $    277,329    $    811,158
                             ============    ============    ============    ============    ============

Nine Months Ended                                                                               Total
September 30, 2003           United States      Canada          Mexico         China           Company
                             -------------      ------          ------         -----           -------

Revenue - unit sales         $   336,644     $        --     $        --     $        --     $   336,644
Revenue - net kit sales            2,737              --              --              --           2,737
Revenue - gross kit sales        556,490          43,745         111,463          35,358         747,056
                             -----------     -----------     -----------     -----------     -----------
Total revenue                    895,871          43,745         111,463          35,358       1,086,437
Cost of goods sold              (111,869)        (10,402)        (35,610)        (18,127)       (176,008)
                             -----------     -----------     -----------     -----------     -----------

Gross margin                 $   784,002     $    33,343     $    75,853     $    17,231     $   910,429
                             ===========     ===========     ===========     ===========     ===========

United States

      Revenues for the period ended September 30, 2004 from unit sales in the United States increased from $336,644 for the same period in 2003 to $2,236,383 in 2004, a 564% increase. The increase is the result of a change in revenue recognition and the introduction of our new product lines during this period.

      In the period ended September 30, 2004, our gross margin for U.S. sales of $481,412, decreased by $302,590, or by 38.6%, from $784,002 for the same period in 2003. The decrease in gross margin was the result of our role change from agent to principal in its US sales transactions, which required us to recognize the entire cost of production of our milk products against revenues from the wholesale sales for those products.

Foreign Sales

      Revenues for the period ended September 30, 2004 from kit sales in foreign countries increased from $190,566 for the same period in 2003 to $403,148, a
111.6 % increase. The increase is the result of sales growth in Mexico during this period.

      We recorded $73,402 in costs of kit sales in foreign countries for the period ended September 30, 2004, an increase of $9,263 or 14.4% from $64,139 for the same period in 2003. As a percentage of sales, the costs of goods sold decreased to 18.21% for the period ended September 30, 2004, from 33.7% for the same period in 2003. The reduction of cost of goods sold as a percentage of sales was the result of greater efficiencies of shipment and lower costs in sourcing the product ingredients in Europe, rather than the United States.

      For the period ended September 30, 2004, our gross profit of $329,746 for kit sales in foreign countries increased by $203,319, or 160.83%, from $126,427 for the same period in 2003. The increase in gross profit was consistent with the increase in sales volume and the decease in cost of goods sold for this period.

Consolidated Operating Expenses

      We incurred selling expenses of $1,270,042 for the period ended September 30, 2004, of which the Company incurred $1,172,192 in its United States operations. Our selling expense for this period increased by $232,128, a 22.36% increase compared to selling expense of $1,037,914 for the same period in 2003. The increase in selling expenses in the current period was due to increased freight and promotional charges associated with our transition away from its Looney Tunes(TM) product line and the development of four new product lines, utilizing newly licensed and directly owned branded trademarks.

      Our incurred general and administrative expenses for the period ended September 30, 2004 of $2,213,326, most of which we incurred in its United States business operations. Our general and administrative expenses for this period increased by $444,074, a 25.1% increase compared to $1,769,252 for the same period in 2003. The increase in general and administrative expenses for the current period in 2004 is the result of the accrual of the compensation value of the conversion of management's and directors' options to common stock, in the amount of $431,600. This expense is a one time charge.

      As a percentage of total revenue, our general and administrative expenses decreased from 162.8% in the period ended September 30, 2003, to 81.8% for the current period in 2004. We anticipate a continued effort to reduce these expenses as a percentage of sales through revenue growth, cost cutting efforts and the refinement of business operations.

Interest Expense

      We incurred interest expense for the period ended September 30, 2004 of $154,817. Our interest expense increased by $147,317, a 1,964% increase compared to $7,500 for the same period in 2003. The increase was due to additional loans in 2004 and utilizing debt to finance our operations during this period's transition in licensors of intellectual property utilized by our company and the development and launch of new product lines.

Loss Per Share

      We accrued dividends payable of $291,460 to various series of preferred stock during the period ended September 30, 2004. The Company's accrued dividends increased for this period by $41,431, or 16.57%, from $250,029 for the same period in 2003. The increase in net loss before accrued dividends of $970,106, from $1,912,025 for the period ended September 30, 2003 to $2,882,131 for the current period, and the increase in accrued dividends, was offset by the increase in the weighted average number of common shares outstanding, resulting in a decrease in the Company's current period loss per share from $0.10 for the same period in 2003, to a loss per share of $0.08 for the current period. The net loss for the three month period ended September 30, 2004, represents a loss per share of $0.03.

THREE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2003

Revenue

      We had revenues for the three months ended September 30, 2004 of $825,430, with cost of sales of $628,747, resulting in a gross profit of $196,683, or 23.8% of sales. This revenue and resultant gross margin is net of slotting fees and promotional discounts for this period in the amount of $57,366. Absent the contra revenue effect of these fees and discounts, the Company's had a gross margin of 28.78%. Of the reported $825,430, $768,250 was from sales in our U.S. operations, and $57,150 from sales in Mexico. We did not report any sales for Canada or the Middle East in the three months ended September 30, 2004. Our reported revenue for the three months ended September 30, 2004 increased by $490,893, a 146.74% increase compared to revenue of $334,537 for the three months ended September 30, 2003. The increase in revenue in the United States for the three months ended September 30, 2004 is the result of a change in revenue recognition and the introduction of our new product lines during this period. The lack of sales in the Middle East for the three months ended September 30, 2004 was the result of pipeline effect purchases in the prior quarter.

Cost of Goods Sold

      We incurred cost of goods sold of $628,747 for the three months ended September 30, 2004, most of which was incurred in our U.S. operations. Our cost of goods sold for this period increased by $575,274, a 1,076% increase compared to $53,473 for the three months ended September 30, 2003. The increase in cost of goods sold in the United States for the three months ended September 30, 2004 is the result of a change in revenue recognition and the corresponding material increase in the cost of good sold associated wit that change.

Operating Expense

      We incurred selling expenses for the three months ended September 30, 2004 of $652,622 most of which was incurred in our U.S. operation. Selling expenses increased for the three months ended September 30, 2004 by $295,238, an 82.61% increase compared to the selling expense of $357,384 for the three months ended September 30, 2003. The increase in selling expenses is the result of the adoption of the refined business plan in the U.S. for our North America Bravo! operations, including the costs associated with the sale of finished product to retail establishments through brokers and distributors.

      We incurred general and administrative expenses for the three months ended September 30, 2004 of $551,299, all of which was incurred in the U.S. operations. General and administrative expenses for the three months ended September 30, 2004 increased by $73,178, a 15.3% increase compared to $478,121 for the same period in 2003. This increase was the result of the costs associated with the development and launch of new product lines and licensing costs.

Interest Expense

      We incurred interest expense for the three months ended September 30, 2004 of $79,822. Interest expense for the three months ended September 30, 2004 increased by $76,401, a 2,233% increase compared to $3,421, for the same period in 2003. This increase was the result of additional loans in this period and utilizing debt to finance our operations during this period's transition in licensors of intellectual property utilized by us and the development and launch of new product lines.

Net Loss

      We had a net loss in for the three months ended September 30, 2004 of $1,120,992 compared with a net loss of $563,996 for the same period in 2003. The net loss increased by $556,996 or 98.75% compared to the same period in 2003. The increase in net loss resulted from the costs associated with the development and launch of new product lines, licensing costs and the change in revenue recognition with the associated increase in reported cost of goods sold and decrease of the gross margin.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

CONSOLIDATED REVENUE

      We had annual revenues in 2003 of $1,200,142, with a cost of goods sold of $192,498, resulting in a gross profit of $1,007,644. Of the $1,200,142, $989,721 was generated in the U.S. and $21,314 from sales recognized by our wholly owned subsidiary, China Premium Food Corp (Shanghai) Co., Ltd in China. Our revenue in 2003 decreased by $572,828, a 32.31% decrease compared to revenue of $1,772,970 in 2002, which consisted of $1,515,117 in the U.S. and $55,128 in China. This decrease is the result of the reduction and ultimate cessation of the penetration and distribution of Looney Tunes(TM) flavored milk products, as well as the negotiation of new third party licenses to support the development of new branded milk products, both domestically and internationally. In addition, our China business experienced continuing difficulties with market penetration of its Looney(TM) branded products, including what we perceived to be the licensor's continuing overall lack of brand support in China.

      In 2003, we combined gross margin of $1,007,644 decreased by $485,971, or 32.5%, from $1,493,615 in 2002.

CONSOLIDATED COST OF GOODS SOLD

      We incurred cost of goods sold of $192,498 in 2003, consisting of $127,647 in its U.S operations and $55,650 in Mexico and Canada. Our cost of goods sold in 2003 decreased by $86,857, a 31% decrease compared to $279,355 in 2002, of which $184,022 was incurred in the U.S. and $42,291 was incurred in the Canada and Mexico. The decrease in our cost of good sold resulted from decreased sales in 2003.

      In Mexico, Canada, China and the United States, our revenue is generated in part by the sale of kits to dairy processors. Each kit consists of flavor ingredients for our Slammers(R) Looney Tunes(TM) flavored milks and production rights to manufacture and sell the milks. In line with our revenue recognition policies, we recognized the full invoiced kit price as revenue and credits the processor dairies with the cost of the raw flavor ingredients, which our records as cost of goods sold. In addition to kit sales revenue, in the United States we are responsible for the sale of finished Slammers(R) Looney Tunes(TM) flavored milk (referred to as "units sales") to retail outlets. For these unit sales, we also recognizes as revenue the difference between the prices charged by the processor dairies to produce the milks and the price that we charges to the retail outlets that purchase the milks directly from the processor dairies. Since we benefit from only the difference between two prices, it does not record any costs of goods sold against this revenue event.

Segmented revenues and costs of goods sold (2003 and 2002)

      The following table presents revenue by source and type against costs of goods sold, as well as combined gross revenues and gross margins. China sales are attributed to the Company's wholly owned Chinese subsidiary, China Premium Food Corp (Shanghai) Co., Ltd.; our North America operations generated the remaining revenue. Revenues from Canada are generated by kit sales to Farmers Dairy, a Halifax dairy processor. Revenues from Mexico are generated from kit sales to Neolac, a dairy processor in central Mexico. In the United States, revenues are generated by kit sales to Parmalat, which is responsible for marketing and sales and kit sales to two dairy processors that produce extended shelf life and aseptic long life Slammers(R) Looney Tunes(TM) product. Revenues from these sales are recorded under "US Kit Sales" on the accompanying tables, and our revenue from the sale of ESL and aseptic is recorded as "Unit Sales" on the following table:

                            United                                                          Total
2003                        States          Canada          Mexico          China           Company
                            ------------    -----------     -----------     -----------    ------------
Revenue - unit sales        $   356,985     $        --     $        --     $        --    $   356,985
Revenue - net kit sales           2,737              --              --              --          2,737
Revenue - gross kit sales       629,999          43,745         145,362          21,314        840,420
                            -----------     -----------     -----------     -----------    -----------
Total revenue                   989,721          43,745         145,362          21,314      1,200,142
Cost of goods sold             (127,647)        (10,403)        (45,247)         (9,201)      (192,498)
                            -----------     -----------     -----------     -----------    -----------

Gross margin                $   862,074     $    33,342     $   100,115     $    12,113    $ 1,007,644
                            ===========     ===========     ===========     ===========    ============

                            United                                                          Total
2002                        States          Canada          Mexico          China           Company
                            ------------    -----------     -----------     -----------    ------------

Revenue -unit sales         $   232,595     $        --     $        --     $        --     $   232,595
Revenue -net kit sales          433,118              --              --              --         433,118
Revenue -gross kit sales        849,404         112,700          90,025          55,128       1,107,257
                            -----------     -----------     -----------     -----------     -----------

Total revenue                 1,515,117         112,700          90,025          55,128       1,772,970
Cost of goods sold             (184,022)        (23,511)        (18,780)        (53,042)       (279,355)
                            -----------     -----------     -----------     -----------     -----------
Gross margin                $ 1,331,095     $    89,189     $    71,245     $     2,086     $ 1,493,615
                            ===========     ===========     ===========     ===========    ============

      United States (Jasper, Shamrock and Parmalat Sales)

      Revenues in 2003 from kit sales in the United States decreased 50% from approximately $1,282,500 in 2002 to approximately $632,700 in 2003. In addition to kit sales, in 2003 we had revenues of approximately $357,000 from selling finished product unit sales to retail outlets, a 53.5% increase of $124,390 from $232,595 in 2002. The decrease in revenues from kit sales was the result of two factors:

      o the reduction and ultimate cessation of the penetration and distribution of Looney Tunes(TM) flavored milk products, which resulted from the increasing weakness of the Looney Tunes(TM) brand, and

      o our transition away from Looney Tunes(TM) to the development of other branded flavored milk products, which resulted in a period during which processors did not purchase kits owing to our decrease in and ultimate cessation of sales activities for the Looney Tunes(TM) product, while generating marketing interest in the new product line.

      The increase in unit sales in 2003 was the result of the implementation of greater efficiencies in the production and distribution of the branded flavored milk and the reduced necessity to pay "slotting fees" to already established wholesale customers. In 2002, certain production/distribution costs and entry level slotting fees reduced the gross revenue reported by the Company for unit sales owing to "contra-revenue" accounting considerations.

      In 2003, our gross margin for U.S. sales of $862,074 decreased by $469,021, or by 35.2%, from $1,331,095 in 2002. The decrease in gross profit was the result of the decrease in overall sales, as discussed above.

      Mexico and Canada

      Revenues in 2003 from kit sales in Mexico increased 61% from approximately $90,000 in 2002 to approximately $145,300 in 2003. The increase was the result of greater market penetration and brand awareness in Mexico. The Company incurred cost of goods sold of approximately $45,000 in 2003 in connection with its Mexico sales, a 141% increase from approximately $19,000 in 2002. This increase is consistent with the increase in sales volume.

      In 2003, our gross profit of approximately $100,000 for kit sales in Mexico increased by $29,000, or 41%, from approximately $71,000 in 2002. The increase in gross profit is consistent with the increase in sales volume.

      Canada sales decreased 61% from approximately $113,000 in 2002 to approximately $44,000. The decrease in sales was the result of lower margins experienced by the Canadian processor, with commensurately fewer resources available for marketing efforts directed at brand growth. We incurred cost of goods sold of approximately $10,400 in 2003 in connection with its Canada sales, a 56% decrease from approximately $23,500 in 2002. This decrease is consistent with the decrease in sales volume.

      In 2003, our gross profit of approximately $ 33,300 for kit sales in Canada decreased by $55,700, or 63%, from approximately $89,000 in 2002. The decrease in gross profit is consistent with the decrease in sales volume.

      China

      Revenues in 2002 from kit sales in China decreased 61% from approximately $55,000 in 2002 to approximately $21,300 in 2003. The decrease was the result of the lack of sales in the retail area owing to competition, poor brand support and production issues related to SARS. We incurred costs of goods sold of approximately $9,200 in 2003 in connection with its China sales, an 83% decrease from approximately $53,000 in 2002. This decrease is consistent with the decrease in sales volume.

      In 2003, our gross profit of approximately $12,000 for sales in China increased by approximately $10,000, or 481%, from a gross profit of approximately $2,000 in 2002.

CONSOLIDATED OPERATING EXPENSE

      We incurred selling expenses in 2003 of approximately $1,740,000. Our selling expense increased in 2003 by approximately $964,000, a 124% increase compared to selling expense of approximately $776,000 in 2002. The increase in selling expenses in 2003 was due in part to the fact that we continue to implement its refined business plan in the U.S. with respect to unit sales, where the majority of the selling expenses are incurred. Of the increase of $964,000, approximately $232,000 was incurred for freight and delivery expense, approximately $35,000 was related to marketing, approximately $380,000 for various reclamation costs and approximately $320,000 for the write off of product packaging costs resulting from the discontinuance of the Warner Bros. Looney(TM) Tunes branded products. As a percentage of total revenue, our selling expense increased from approximately 44% of total revenue in 2002 to approximately 145% of total revenue in 2003. The increase was in part due to the increase in reclamation costs in 2003.

      We incurred product development costs in 2003 of approximately $5,500. Product development expenses in 2003 decreased by approximately $233,728, or 98% compared to approximately $239,000 in 2002. The decrease was mainly the result of developing two new products and corresponding new packaging designs in 2002.

      We incurred general and administrative expenses in 2003 of approximately $2,250,000 consisting of $2,133,400 in its North America Bravo! operations and $116,278 in its China operations. Our general and administrative expenses in 2003 decreased by approximately $1,366,000, a 38% decrease compared to approximately $3,616,000 in 2002, of which approximately $3,424,000 was incurred in our North America Bravo! operations and approximately $192,000 was incurred in China. The decrease of approximately $1,290,000 in general and administrative expenses in our North America Bravo! operations in 2003 is the result of a reduction in expenses, including management salaries and the reclassification of certain expense items as selling expenses that were reported for a portion of 2002 as general and administrative expenses. At the end of the first quarter 2003, two members of senior management left our company and were not replaced, and in the last two quarters of 2003, three management personnel took an average 7% voluntary reduction in salary. As a percentage of total revenue, our general and administrative expenses decreased from 204% in 2002 to 187% in 2003 due to the reduction of 2003 expenses.

INTEREST EXPENSE

      We incurred net interest expense in 2003 of approximately $29,500. Our interest expense increased by approximately $6,500, a 29% increase, compared to approximately $23,000 in 2002. The increase of $6,500 was due to outstanding and additional loans in 2003.

LOSS PER SHARE

      We recorded accrued dividends for approximately $902,000, including deemed dividends, to various series of preferred stock during 2003. Compared to the total accrued dividends on a consistent basis, we accrued dividends decreased by approximately $110,000 due primarily to the conversion of preferred stock in 2003. With the decrease in net loss before accrued dividends of approximately $143,000, our current year loss per share was $0.15 per share. Compared to loss per share of $0.23 in 2002, the loss per share in 2003 decreased by $0.08, a 35% decrease, mainly due to the increase of common stock in 2003 by 8,275,373 shares in the weighted average number of common shares outstanding.

LIQUIDITY AND CAPITAL RESOURCES

      As of September 30, 2004, we reported that net cash used in operating activities was $3,392,948, net cash provided by financing activities was $3,439,999 and net cash used in investing activities was $47,647. We had a negative working capital of $2,473,031 as of September 30, 2004.

      Compared to $1,118,564 of net cash used in operating activities in the period ended September 30, 2003, our current year net cash used in operating activities increased by $2,274,384 to $3,392,948. This increase was the result of our utilization of cash rather than equity to pay service providers in this current period, and changes in deferred product development costs, prepaid expenses, accounts payable and accrued expenses. Included in the net loss in this current period were depreciation and amortization and stock compensation for a finder fee aggregating $364,995, compared to $102,843 for the same period in 2003.

      Changes in accounts receivable in this current period in 2004 resulted in a cash decrease of $8,490, compared to a cash increase in receivables of $132,635 for the same period in 2003, having a net result of a decrease of $141,125. The changes in accounts payable and accrued liabilities in the period ended September 30, 2003 contributed to a cash increase of $728,498, whereas the changes in accounts payable and accrued liabilities for the current period in 2004 amounted to an decrease of $224,031. We have adopted and will keep implementing cost-cutting measures to lower its costs and expenses and to pay our company's accounts payable and accrued liabilities by using cash and equity instruments. Our cash flow generated through operating activities was inadequate to cover all of our cash disbursement needs in the period ended September 30, 2004, and we had to rely on equity and debt financing to cover expenses.

      Our cash used in 2004 in investing activities for equipment was $47,647 for software, computer equipment and leasehold improvements in the U.S., compared to $31,362 for the same period in 2003.

      Our net cash provided by financing activities for the period ended September 30, 2004 was $3,439,999.

New cash provided by financing activities for the same period in 2003 was $1,027,062, for a net increase of $2,412,937. The increase was due to issuing Series K preferred stock with gross proceeds of $950,000 and debt in the aggregate amount of $2,639,999 in this current period.

      We used the proceeds of the current period financing for working capital purposes and to repay approximately $1,128,386 under a note to Jasper Products.

      Going forward, our primary requirements for cash consist of the following:

      o the continued development of our business model in the United States and on an international basis;
      o general overhead expenses for personnel to support the new business activities;
      o development, launch and marketing costs for our line of new branded flavored milk products, and
      o     the payment of guaranteed license royalties.

      We estimate that our need for financing to meet cash needs for operations will continue to the fourth quarter of 2004, when cash supplied by operating activities will approach the anticipated cash requirements for operation expenses. We anticipate the need for additional financing in 2004 to reduce our liabilities, assist in marketing and to improve shareholders' equity status. No assurances can be given that we will be able to obtain additional financing or that operating cash flows will be sufficient to fund our operations.

      We currently have monthly working capital needs of approximately $200,000. We will continue to incur significant selling and other expenses in the remainder of 2004 and into 2005 in order to derive more revenue in retail markets, through the introduction and ongoing support of its new products. Certain of these expenses, such as slotting fees and freight charges, will be reduced as a function of unit sales costs as we expand our sales markets and increases our sales within established markets. Freight charges will be reduced as we are able to ship more full truck-loads of product given the reduced per unit cost associated with full truck loads versus less than full truck loads. Similarly, slotting fees, which are paid to warehouses or chain stores as initial set up or shelf space fees, are essentially one-time charges per new customer. We believe that along with the increase in our unit sales volume, the average unit selling expense and associated costs will decrease, resulting in gross margins sufficient to mitigate our cash needs. In addition, we are actively seeking additional financing to support our operational needs and to develop an expanded promotional program for our products.

      We are continuing to explore new points of sale for our branded flavored milk. Presently, we are aggressively pursuing the school and vending market through trade/industry shows and individual direct contacts. The implementation of such a school base program, if viable, could have an impact on the level of our revenue during 2004. Similarly, we expect that the greater control over sales resulting from its refined business model and the anticipated expansion into bodega stores as well as national chains, such as 7-Eleven, will have a positive impact on revenues in 2004.

NEW PRODUCT LINES

      In the third quarter 2003, we commenced an analysis of the Looney Tunes(TM) brand performance within the context of the possible renewal of its Warner Bros. licenses for United States, Mexico, China and Canada. In the fourth quarter 2003, we concluded that, as a function of the sales of flavored milks, the Looney Tunes(TM) brand has not supported the guaranteed royalty structure required by Warner Bros. for its licenses. In the fourth quarter 2003, we decided not to renew its license agreements with Warner Bros., and began to develop new products in anticipation of the consummation of other license relationships with Marvel Comics and MoonPie for co-branded flavored milk, as well as a new single Slammers(R) brand. We have developed new aseptic products in anticipation of these licenses and its own singular brand. We launched its Marvel branded Slammers(R) Ultimate Milkshake products in the second quarter 2004 and plans to launch the rest of the following new products in the third quarter 2004.

---------------------------------------------------------------------------------------------------
                                        Moon Pie-
Brand          Marvel-Slammers          Slammers               Slim Slammers      Pro-Slammers
---------------------------------------------------------------------------------------------------
Item           Ultimate Milkshake       Flavored milk;         Low calorie, no    Protein Shake
                                        reduced fat 2%         sugar added,
                                        milk                   low carb 1%
                                                               milk

---------------------------------------------------------------------------------------------------
Licensed       Marvel Super Hero        MoonPie logo and       Slim Slammers      Extreme Sports
Property       comic book               trade dress, and       trademark          athletes, and Pro
               characters and           Slammers mark          (owned by          Slammers mark
               Slammers mark            (owned by Bravo!       Bravo! Foods)      (owned by
               (owned by Bravo!         Foods)                                    Bravo! Foods)
               Foods)

---------------------------------------------------------------------------------------------------
Packaging      16 oz bottles; 11.2      16 oz bottles; 11.2    16 oz bottles      16 oz bottles;
               oz Tetra Prisma          oz Tetra Prisma                           11.2 oz Tetra
                                                                                  Prisma

---------------------------------------------------------------------------------------------------
Description    Whole milk shake; 5      Chocolate and          Chocolate          Double protein
               flavors; vitamin         banana flavors;        Fudge and          shake; 4 flavors;
               fortification matches    fortified with 10      French Vanilla;    fortified with 10
               Marvel Super Hero        essential vitamins     calcium added      essential
               powers                                                             vitamins
---------------------------------------------------------------------------------------------------

      Coincident with the Marvel license, we executed a production agreement with Saudia Dairy & Foodstuff Company (SADAFCO), one of the largest Middle East dairy processors, headquartered in Jeddah, Saudi Arabia. SADAFCO will process our Slammers (R) branded flavored milks, including the Marvel line, for distribution in eleven Middle East countries. SADAFCO has the capacity to process our branded milk products for distribution throughout the European Community. Our international business is facilitated by AsheTrade, our international agent, with offices in Miami, FL and Jeddah, Saudi Arabia.

      On September 21, 2004, wentered into a licensing agreement with Masterfoods USA, a division of Mars, Incorporated, for the use of Masterfood's Milky Way(R), Starburst(R) and 3 Musketeers(R) trademarks in connection with the manufacture, marketing and sale of single serving flavored milk drinks in the United States, our possessions and Territories, and US Military installations worldwide. The license limits the relationship of the parties to separate independent entities. The initial term of the license agreement expires December 31, 2007. We have agreed to pay a royalty based upon the total net sales value of the licensed products sold and advance payments of certain agreed upon guaranteed royalties. Ownership of the licensed marks and the specific milk flavors to be utilized with the marks remains with Masterfoods. We have been granted a right of first refusal for other milk beverage products utilizing the Masterfoods marks within the license territory.

DEBT STRUCTURE

      As of September 30, 2004, we have recorded $147,115 in guaranteed royalty payments to Warner Bros. for the now expired China Looney Tunes license. The China license had been extended to October 29, 2003 by agreement of the parties, and we did not seek another license from Warner Bros. for China. This decision was based upon the lack of sales in our China markets and what we perceived to be the licensor's continuing overall lack of brand support in China. We dispute with the contractual necessity of the payment of the balance owed on the China license as a result of the above circumstances.

International Paper

      During the process of acquiring from American Flavors China, Inc. the 52% of equity interest in Hangzhou Meilijian, we issued an unsecured promissory note to assume the American Flavors' debt owed to a supplier, International Paper. The face value of that note was $282,637 at an interest rate of 10.5% per annum, without collateral. The note had 23 monthly installment payments of $7,250 with a balloon payment of $159,862 at the maturity date of July 15, 2000. On July 6, 2000, International Paper agreed to extend the note to July 1, 2001, and the principal amount was adjusted due to a different interest calculation. International Paper imposed a charge of $57,000 to renegotiate the note owing to the failure of Hangzhou Meilijian to pay for certain packing material, worth more than $57,000 made to order in 1999. The current outstanding balance on this note is $187,743. We are delinquent in its payments under this note.

Individual Loans

      On November 6 and 7, 2001, respectively, we received the proceeds of two loans aggregating $100,000 from two offshore lenders. The two promissory notes, one for $34,000 and the other for $66,000, were payable February 1, 2002 and bear interest at the annual rate of 8%. These loans are secured by a general security interest in all our assets. On February 1, 2002, the parties agreed to extend the maturity dates until the completion of the anticipated Series H financing. On September 18, 2002, the respective promissory note maturity dates were extended by agreement of the parties to December 31, 2002. On September 18, 2002, we agreed to extend the expiration dates of warrants issued in connection with our Series D and F preferred until September 17, 2005 and to reduce the exercise price of certain of those warrants to $1.00, in partial consideration for the maturity date extension. The holders of these notes have agreed to extend the maturity dates and the notes are now payable on a demand basis.

      On August 27, 2003, we received the proceeds of a loan from Mid-Am Capital, L.L.C., in the amount of $150,000. The note was payable November 25, 2003 and bears interest at the annual rate of 10%. This loan was secured by a general security interest in all our assets. On April 2, 2004, this note was paid and cancelled.

      On January 28, 2004, we converted accounts payable in the amount of $1,128,386 by the issuance of a 10% short term promissory note to Jasper Products, LLC, dated January 1, 2004, in the principal amount of $1,128,386 for amounts owed to Jasper in connection with Jasper's processing and sale of our products. As of March 31, 2004, we paid $200,000 in principal and was credited an additional $11,350. On April 20, 2004, we paid an additional $200,000. On May 7, 2004, we paid $717,036 in full payment of the note's principal and accrued interest.

      On May 6, 2004, we issued a secured promissory note to Mid- Am Capital LLC in the principal amount of $750,000. The note provides for 8% interest. The note's original maturity date of September 4, 2004 has been extended to November 2, 2004. we issued warrants to purchase 3,000,000 shares of the Company's common stock to Mid-Am in connection with this promissory note. The warrants are exercisable for one year from issue at an exercise price of $0.25 per share. The Company used the proceeds of this promissory note to pay the promissory note issued to Jasper Products in January 2004.

Convertible Debentures

      To obtain funding for our ongoing operations, we entered into the two financing transactions.

      November 2003

      In November 2003, we entered into a Subscription Agreement with two accredited investors in for the sale of (i) $400,000 in convertible debentures,
(ii) class A warrants to buy 2,000,000 shares of our common stock and (iii) class B warrants to buy 10,000,000 shares of common stock. In connection with this financing, we paid a fee, which included (i) 400,000 shares of common stock, (ii) class A warrant to purchase 2,000,000 shares of common stock and
(iii) 10% of the proceeds received by us in connection with the exercise of the class B warrants, which is payable in shares of common stock at the rate of one share of common stock for every ten shares of common stock actually issued upon exercise of the class B warrants.

      The debentures issued in connection with the November 2003 financing bear interest at 8%, mature on two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 75% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. However, during the six months after the issuance of the convertible debenture, the conversion price shall not be less than $.03 per share unless an event of default exists. The conversion floor price of $.03 per share shall be extended indefinitely, if during the six months after the issuance of the convertible debenture (i) the closing trading price of our common stock for any consecutive 15 day trading period is $.20 or higher, (ii) the daily trading volume for each such 15 trading days is 300,000 or more shares of common stock and (iii) the registration statement registering the shares issuable under the convertible debenture is effective for each such 15 trading days, unless an event of default exists. Accordingly, if the above factors are not satisfied, there is in fact no limit on the number of shares into which the debentures may be converted. As of April 30, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 30 trading days as reported on the Over-The-Counter Bulletin Board was $.14 and, therefore, the conversion price for the convertible debentures was $.05. Based on this conversion price, the $400,000 convertible debentures, excluding interest, were convertible into 8,000,000 shares of our common stock.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      April 2004

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock. In connection with this financing, we paid a fee, which included an aggregate of convertible debentures in the amount of $50,000.

      The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In the event that our common stock has a closing price in excess of $.20 for the five days preceding the monthly payment, then, within our discretion, the monthly payment may be deferred. The notes are convertible into our common stock at $0.10 per share. Based on this conversion price, the $550,000 convertible debentures, excluding interest, were convertible into 5,500,000 shares of our common stock.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      June 2004

      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. In connection with the October 2004 financing, we subsequently amended the exercise price to $.15 for the "A" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.15 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued additional notes in the aggregate amount of $40,000 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock and the common stock underlying these convertible debentures and warrants.

      October 2004

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      December 2004

      In December 2004, we entered into Subscription Agreements with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $400,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to Momona Capital Corp. and Ellis International Ltd. upon identical terms as the principal notes, as a finder's fee. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

EFFECTS OF INFLATION

      We believe that inflation has not had any material effect on its net sales and results of operations.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

      Our Shanghai subsidiary is located in China. We buy and sell products in China using Chinese renminbi as the functional currency. Based on Chinese government regulation, all foreign currencies under the category of current account are allowed to freely exchange with hard currencies. During the past two years of operation, there were no significant changes in exchange rates. However, there is no assurance that there will be no significant change in exchange rates in the near future.

                                    BUSINESS

OUR COMPANY

      Our company is a Delaware corporation, which was formed on April 27, 1996. Our company formerly owned the majority interest in two Sino-American joint ventures in China, known as Green Food Peregrine Children's Food Co. Ltd. and Hangzhou Meilijian Dairy Products Co., Ltd. These two joint ventures processed milk products for local consumption in the areas of Shanghai and Hangzhou, China, respectively. We closed Green Food Peregrine in December 1999 and sold its interest in Hangzhou Meilijian Dairy in December 2000.

      In December 1999, we obtained Chinese government approval for the registration of a new wholly owned subsidiary in the Wai Gao Qiao "free trade zone" in Shanghai, China. We formed this import-export company to import, export and distribute food products on a wholesale level in China. In addition, China Premium (Shanghai) is our legal presence in China with respect to contractual arrangements for the development, marketing and distribution of branded food products. We have ceased all business activities of this Chinese subsidiary in the first quarter of 2003, owing to low sales volume and insufficient financial or logistic resources to market our products profitably in mainland China.

      In December of 1999, we formed Bravo! Foods, Inc., a wholly owned Delaware subsidiary, which we utilized to advance the promotion and distribution of branded Looney Tunes(TM) products in the United States, through production agreements with local dairy processors. At the end of 2001, we assumed this business, and our U.S. subsidiary ceased functioning as an operating company at that time.

      On February 1, 2000, we changed our name from China Peregrine Food Corporation to China Premium Food Corporation, and on March 16, 2001 we changed our name to Bravo! Foods International Corp.

THE BUSINESS

      Our business involves the development and marketing of our owned Slammers(R) trademarked brand, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters and the granting of production and marketing rights to processor dairies to produce branded flavored milk utilizing our intellectual property. We generate revenue primarily through the sale of "kits" to these processors. In the United States, we also generates revenue from the unit sales of finished branded flavored milks to retail consumer outlets.

      "Kits" sold to processors consist of flavor ingredients that are developed and refined by us and the grant of production rights to processors to produce the flavored milks. The consideration paid to us under these production contracts consists of fees charged for our grant of production rights for the branded flavored milks plus a charge for flavor ingredients. The fees charged by us for the production rights have been formulated to match our royalty costs for our intellectual property licenses.

      Warner Bros. Licenses

      In January 1999, we commenced a licensing agreement with Warner Bros. Consumer Products, permitting us to produce and distribute a line of high quality, flavored milks branded with the Warner Bros. Looney TunesJ logos, characters and names in the Shanghai and Hangzhou greater metropolitan areas. To obtain this license, we agreed to pay 3% royalty fees of net invoiced price of each licensed product with a minimum guaranteed royalty of $300,000. In the summer of 2000, we agreed to pay an additional $100,000 for an expanded license for all of mainland China and an extension of the expiration date to June 2003. Thereafter, the parties agreed to extend the license to October 29, 2003, at which time the license expired.

      On July 27, 2000, we executed a licensing agreement with Warner Bros. to use Looney TunesJ characters and names on milk products in the United States. This licensing agreement obligated us to pay a guaranteed royalty of $500,000, and granted us the right to use the cartoon characters of Bugs Bunny, Tweety, Tasmanian Devil, Road Runner, Wile E Coyote, Lola Bunny, Marvin the Martian, Sylvester and Daffy Duck on milk products for sale in specified retail outlets in the fifty United States, Puerto Rico and the United States Virgin Islands. The initial term of the agreement was for 3 years, from January 1, 2000 through December 31, 2002. In early 2002, the parties agreed to extend the term of this license for an additional year to December 31, 2003. This extension was part of a promotional license for the Warner Bros. "Taz Atti-Tour" for the period March 13, 2002 to December 31, 2002, for which we paid an additional $250,000 guaranteed royalty.

      On November 7, 2001, we executed a licensing agreement with Warner Bros. to use Looney TunesJ characters and names on milk products in Mexico. This licensing agreement grants us the right to use the Warner Bros. cartoon characters on milk products for sale in specified retail outlets throughout Mexico. The initial term of the agreement is for 3 years, from June 1, 2001 through May 31, 2004.

      On May 28, 2002, we executed a licensing agreement with Warner Bros. to use Looney TunesJ characters and names on milk products in Canada. This licensing agreement grants us the right to use the Warner Bros. cartoon characters on milk products for sale in specified retail outlets throughout Canada. The initial term of the agreement was for 25 months, from March 1, 2002 through March 31, 2004.

      All of our licensing agreements recognize that we will use third party production agreements for the processing of flavored milk products, and that the milk products will be produced and may be sold directly by those processors. Our responsibilities under its third party production agreements are to design and provide Warner Bros. approved packaging artwork, to help determine the best tasting flavors for the particular market and to assist in the administration, promotion and expansion of the Looney TunesJ branded milk program. Ingredients for the flavored milks are formulated to the Company's specifications and supplied on an exclusive basis by Givaudan Roure. In the United States, the Company assumes the responsibility for sales and marketing of the Looney TunesJ flavored milks produced by Jasper Products and Shamrock Farms.

      Under our United States license, we agreed to a royalty rate of 5% on the amount invoiced to the producer dairies for "kits". In Mexico, we agreed to a sliding scale royalty rate initially equal to 5% on the amount invoiced, with rate increases to 5% and 7%, respectively for the second and third contract years. We agreed to a 5% royalty rate on the amount invoiced to the producers in Canada and a 3% royalty rate in China.

      Non-Renewal of Warner Bros. Licenses.

The history of our company with all of the Warner Bros. licenses, as a function of sales of the flavored milks, has not supported the guaranteed royalty structure required by Warner Bros. for its licenses. As a result, we developed our own Slammers(R) brand in 2003 and executed licenses with Marvel Comics and Moon Pie in 2004. For these reasons, in the fourth quarter 2003, we decided not to seek the renewal for the China license and not accept the offer of Warner Bros. to renew the U.S. license. In addition, we decided not to renew our licenses with Warner Bros. for Canada and Mexico.

PRODUCTION CONTRACTS

Prior to 2000, our company's business primarily involved the production and distribution of milk in China. In the third quarter of 2000, our company began to refocus our company's business away from the production - distribution aspect of the value chain by implementing a business model that involved the branding, marketing, packaging design and promotion of flavored fresh milk in the United States, branded with Looney Tunes(tm) characters. During the middle of 2001, this refocused business was implemented in China, in December 2001 in Mexico, and in the third quarter of 2002 in Canada.

United States

The initial dairy processors with which we had production contracts were members of Quality Chekd Dairies, Inc., a national cooperative with over 40 member dairies that process fresh milk on a regional basis. This business, while viable, proved to have limited sales expansion capabilities in the US owing to the inherent regional distribution limitations of a "fresh" milk product with a short shelf life.

The advent of extended shelf life (ESL) and aseptic long life milk presented us with the opportunity to dramatically increase sales on a national basis. In the third quarter of 2001 and the first quarter of 2002, we entered into production contracts with Shamrock Farms, located in Phoenix, Arizona and Jasper Products, of Joplin, Missouri, and began to market branded ESL and aseptic flavored milks to large national chain accounts.

      Significantly, with ESL and aseptic milks, we are no longer dependent upon regional processor dairies to promote the sale of our branded flavored milks. Since distribution issues do not limit ESL and aseptic milk sales to the accounts of regional dairy processors, we have assumed responsibility for promoting sales either directly or through food brokers who represent us with both national and regional accounts. This business model, coupled with the production capacity of these two ESL dairy processors, allowed us to seek national accounts in an aggressive fashion, resulting in arrangements to supply flavored milk products to over 11,000 stores nationally at the end of 2002.

      Under our current U.S. business model, our revenue source is derived not only from "kit" sales, but also from the differential between the cost to our company of producing the ESL and long life aseptic products and the wholesale price to our accounts for unit sales of the finished Looney Tunes(TM) flavored milks.

      In June 2002, we entered into a production contract with a division of Parmalat USA Corp. to produce, market and sell the Looney Tunes(TM) brand flavored milks. Under this agreement, Parmalat is the exclusive producer and distributor of Bravo! Foods' new Looney Tunes(TM) brand fortified aseptic milk, packaged in Tetra-Brik(TM) format under our Slammers Fortified Reduced Fat Milk(TM) logo in the United States. Our agreement with Parmalat gives us an expanded presence in supermarkets through the use of shelf stable aseptic milk that is processed, sold and distributed by Parmalat. In addition, under this agreement we retained responsibility for aseptic product sales in the food service sector, either directly or through food brokers who represented us with both national and regional accounts. Our agreement with Parmalat expired with the non-renewal of the Warner Bros. license for the United States.

      Mexico

      In December 2001, we commenced our contractual relationship with Neolac S.A, a national dairy processor located in central Mexico. We sell kits to Neolac, including production rights for its branded flavored milk for all of Mexico. Our responsibilities are to design and provide approved packaging artwork, to help determine the best tasting flavors for the particular market and to assist in the administration, promotion and expansion of the branded flavored milk program. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Givaudan Roure. We do not have any responsibility for or participation in sales or distribution in Mexico.

      Canada

      In April 2002, we commenced our contractual relationship with Farmers Dairy, a dairy processor located in Halifax, Nova Scotia, Canada. We sell kits to Farmers Dairy, including production rights for the branded flavored milk products. Our responsibilities are to design and provide approved packaging artwork, to help determine the best tasting flavors for the particular market and to assist in the administration, promotion and expansion of the branded flavored milk program. Ingredients for the flavored milks are formulated to the Company's specifications and supplied on an exclusive basis by Givaudan Roure. We do not have any responsibility for or participation in sales or distribution in Canada.

      China

      Our withdrawal from milk production in China in 2000 resulted in the signing of supply agreements with Hangzhou Meilijian and Huai Nan Dairy to produce branded traditional white and flavored milks, which the Company sold in Shanghai, Hangzhou, Ningbo, Nanjing, Fuzhou, Wuxi and Suzhou. The administration of supply, distribution, marketing and sales of the branded flavored milk products in China was the responsibility of China Premium Food Corp Shanghai) Co, Ltd., our wholly owned Chinese registered subsidiary.

      In October 2001, China Premium Food Corp (Shanghai) Co, Ltd .began to implement the Bravo! "kit sales" model with the execution of a production contract with Kunming Xuelan Dairy, located in Kunming City in Southwest China. From October 2001, through the third quarter 2002, Kunming Dairy produced the Company's branded flavored milks in 250ml single serve gable top packaging. In January 2002, Heilongjiang Wan Shan Dairy (Wonder Sun Dairy) began producing the vanilla Looney Tunes(TM) flavored milk. This dairy is located in Harbin City in Northeast China and has distribution rights to Heilongjiang, Jilin, Liaoning and Hebei provinces as well as Beijing and Tianjin municipalities.

      As of December 31, 2003, China Premium Food Corp (Shanghai) Co, Ltd. ceased business activities in China. We closed all operations of this subsidiary in the first quarter of 2004.

      Products

      Commencing in September of 2000, we implemented the "kit" sales program with third party dairy processors in the United States, for the production and sale of fresh branded flavored milk in single serve plastic bottles. This product, as with all of our U.S. products up to September 2000, had a limited shelf life of, generally, 21 days.

      In early 2002, we developed branded extended shelf life and aseptic long life flavored milk products. The extended shelf life product was sold in 11.5oz single serve plastic bottles and must be refrigerated. The shelf life of this product is 90 days. Our aseptic product does not require refrigeration and has a shelf life of 8 months. This product is packaged in an 11.2oz Tetra Pak Prisma(TM) sterile paper container. Both of these products were introduced to the public in the second and third quarters of 2002.

      Commencing in May 2002, we developed a new branded fortified flavored milk product under the "Slammers Fortified Reduced Fat Milk(R)" brand name. Our Slammers brand is used in conjunction with our licensed third party trademarks. Slammers(R) is made from 2 percent fat milk and is fortified with 11 essential vitamins. The introduction of this new product and the phase out of our "regular" branded milks occurred in the fourth quarter of 2002. Our Slammers(R) flavored milks are sold in the United States in single serve extended shelf life
11.5 oz plastic bottles, as well as the long life 11.2oz aseptic Tetra Pak Prisma(TM) package. Our Slammers(R) flavored milks are sold in Mexico and Canada in single serve extended shelf life 11.5 oz plastic bottles.

      In October 2002, Parmalat introduced Looney Tunes(TM) brand fortified aseptic milk, packaged in an 8oz Tetra-Brik(TM) format under our Slammers Fortified Reduced Fat Milk(R) logo pursuant to a production agreement with us executed in June 2002. The 8oz Tetra Brik Slammers(R) does not require refrigeration and has a shelf life of 6 months. Currently, this product is no longer available.

      In November 2002, we introduced Slim Slammers Fortified Milk(R), a low calorie version of our Slammers Fortified Reduced Fat Milk(R). Slim Slammers Fortified Milk(R) has no sugar added and is sweetened with sucralose, a natural sweetener made from sugar. Slim Slammers Fortified Milk(R) is made from 1 percent fat milk, is fortified with 11 essential vitamins and is available in the same flavors as our Slammers(R) brand. We will reintroduce this product in the United States with a new package and formulation in 2004.

New Products

      In the third quarter 2003, we commenced an analysis of the Looney Tunes(TM) brand performance within the context of the possible renewal of its Warner Bros. licenses for United States, Mexico, China and Canada. In the fourth quarter 2003, we concluded that, as a function of the sales of flavored milks, the Looney Tunes(TM) brand has not supported the guaranteed royalty structure required by Warner Bros. for its licenses. In the fourth quarter 2004, we decided not to renew our license agreements with Warner Bros. and began to develop new products in anticipation of the consummation of other license relationships for co-branded flavored milk with Marvel Comics and MoonPie, as well as a new single Slammers(R) brand. We plan to launch these products in the second quarter 2004 on a co-branded basis with Marvel Comics and a separate co-branded line with MoonPie.

INDUSTRY TRENDS

      The dairy industry in the western world is a very mature industry with slow growth and, to a large extent, commodity like margins. The "got milk" campaign has helped heighten awareness of the nutritional benefits of dairy products but, even with this promotion, the US consumption of milk was basically flat two years ago.

      Flavored milk was the only area of growth in the past two years and, when promoted aggressively, the sales of flavored milk actually increased the sales of traditional white milk. The International Dairy Foods Association reported that flavored milks represent the only category for price and margin gains. As a result, Nestles, Dean's, Hershey and Borden all promote their brand of refreshment drinks. Sales of flavored milks for the last two years continued to have a 7% gain in product volume and a 12% increase in sales measured in dollars. Growth of this nature is welcome to this industry and validates the interest by the trade in products like the Company's Slammers brand Looney Tunes(TM) milk. The Beverage Marketing Corp. projects that growth in white milk will be flat to .5%, with growth in flavored milks from 4% to 8% per year over the next five years. Growth in the distribution of single serve milk products is projected by this research group at from 10% to 20%.

MARKET ANALYSIS

      The flavored milk business is a relatively new category in the dairy field. The flavored "refreshment" segment is both the fastest growing and most profitable category in the industry and is receiving the most attention in the industry today. Pioneered by Nestle with the NesQuik line and Dean Foods with the Chug brand, this "good for you" segment is in demand both in the U.S. and internationally.

      The International Dairy Foods Association reports that, although flavored milk currently amounts to only 5 to 6 percent of milk sales, it represents over 59% of the growth in milk sales. With the total milk category exceeding $9.3 billion in 2002, the flavored segment was approximately $496 million. Statistically, as the flavored segment grows, the entire category grows as well. Selling more flavored milks has resulted in more sales of white milk as well.

      In addition, the International Dairy Foods Association and Dairy Management Inc. have reported on studies suggesting that dairy products may help in weight loss efforts when coupled with a reduced calorie diet, based on data associating adequate calcium intake with lower body weight and reduced body fat.

      We continue to develop a niche in the single serve flavored milk business by utilizing strong, national branding as part of the promotion of our Slammers(R) and Slim Slammers(R) products. This niche has as its focus the increased demand for single serve, healthy and refreshing drinks.

Market segment strategy

      The Bravo! model addresses a very clear and concise target market. We know from experience that the largest retailers of milk products are demanding new and more diverse refreshment drinks, specifically in the dairy area in response to consumer interest and demand. To that end, we have and will continue to differentiate our products from those of our competitors through innovative product formulations and packaging designs, such as those implemented in our Slammers fortified milk product line and our Slim Slammers(R) low calorie, no sugar added products.

      Our Slammers(R) milk products have had promising results penetrating this arena as consumers continue to look for healthy alternatives to carbonated beverages. The positioning of our products as a healthy, fun and great tasting alternative refreshment drink at competitive prices to more traditional beverages creates value for the producer and the retailer alike. This "profit orientation" for the trade puts old-fashioned milk products in a whole new light. The consumer is happy, the retailer is happy and the producer is able to take advantage of the value added by the brand and the resulting overall increase in milk sales.

      We have been and continue to pursue a strategic goal of placing our Slammers(R) milks in elementary, middle and high schools through ala carte lunch programs and vending facilities in school cafeterias and are promoting our Slim Slammers milks as low calorie, non-sugar added alternatives to traditional soft drinks Penetration of this market segment has been limited by logistic and economic concerns of school administrators in the push to remove traditional carbonated soft drinks from schools in favor of milk and milk based products.

COMPETITION

      There are definite differences in the various competitors approach to this new segment. The differences address packaging, processing, marketing and distribution. Bravo! has taken the course of least resistance while producing a product that is positioned to reward all involved economically.

      Dean Foods based their market entrance five years ago on a new package called the Chug. This was an innovative new way to market milk in a format that made it convenient to drink milk "on the fly". The "chug" bottle was introduced in 8 oz and 16 oz plastic milk bottles. These bottles have a wide mouth opening and a very attractive screw top for convenience of sealing. The graphic label on the bottle was a full wrap and was introduced in both white and chocolate flavors. Currently, Dean is producing a flavored milk line under a license from Hershey's.

      Nestle launched their new line of flavored milks approximately four years ago with a shaped bottle, the Nestle "bunny" and a broad line of flavors. Nestle, branding Nesquick as a new name distinct from Nestle Quick, produces a sterile aseptic product, which has long-life characteristics enabling fast national penetration. This long shelf life configuration offers considerable economic advantages in terms of shipping, storage, returns and production economies but significantly impacts product quality and taste.

      We have settled on the effort to develop and promote a taste tested ultra quality fresh product, while enjoying the instant recognition of international brands. We have sought and utilized what are believed to be well recognized families of intellectual properties in the form of cartoon/comic book characters. We have been able to enter into production contracts with several national and international dairies and has moved from fresh milk to ESL and aseptic long shelf life products to expand the market for our branded products.

      Our resources for promotions have been limited, and we run significantly less promotional activities in comparison to our competitors. Where we are in direct competition with Nestles and Hershey's, however, we have been able to maintain competitive sales levels.

Employees

      We have seven full time employees located at our North Palm Beach corporate offices. China Premium Food Corp (Shanghai) Co. Ltd., ceased operations and does not maintain any employees in China.

DESCRIPTION OF PROPERTY

Neither our company nor our subsidiaries currently own any real property. As of February 1, 1999, we moved our corporate offices from West Palm Beach to 11300 US Highway 1, Suite 202, North, Palm Beach, Florida, pursuant to a lease with HCF Realty, Inc., having an initial term of five years. The term of this lease has been extended for five years to May 31, 2009, at a 25% reduction in base rent. The current monthly rent amounts to approximately $6,393.

      We do not have a policy to acquire property for possible capital gains or income generation. In addition, we do not invest in securities of real estate entities or developed or underdeveloped properties.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors, executive officers and significant employees/advisors are as of December 15, 2004, as follows. Our directors serve for staggered terms of two years or until their successors are elected. On March 6, 2003, the Board voted to reduce the board positions by one to nine.

Name of Officer and Age           Position with the Company                  Year
-----------------------           -------------------------                  -----
                                                                             Appointed
                                                                             ---------
Bravo! Foods International Corp.

Stanley A. Hirschman      57      Chairman and Director                      2000
Roy G. Warren             48      Director, Chief Executive Officer          1997/1999
Tommy E. Kee              55      Chief Financial Officer, Treasurer         2003
Roy D. Toulan, Jr.        58      Vice President, Corporate Secretary,
                                  General Counsel                            2003
Michael Edwards           44      Vice President Sales                       2000
Benjamin Patipa           48      Vice President, Schools/Vending            2002
Arthur W. Blanding        76      Director                                   1999
Robert Cummings           61      Director                                   1997
Paul Downes               42      Director                                   1997
John McCormack            45      Director                                   1997
Phillip Pearce            73      Director                                   1997

China Premium Food Corp (Shanghai) Co., Ltd. - Chinese subsidiary

Roy G. Warren             47      Director , Chairman                        1999
Roy D. Toulan, Jr.        58      Director                                   2003
Michael Edwards           44      Director                                   2003

      The experience and background of the Company's executive officers follow:

Mr. Stanley A. Hirschman - Chairman and Director since September 2000

      Mr. Hirschman is president of CPointe Associates, Inc., an executive management and consulting firm specializing in solutions for emerging companies with technology-based products. CPointe was formed in 1996. In addition, he is a director of Redwood Grove Capital Management, LLC, Global Marketing Partners, Inc. and AirNET Wireless, LLC. Prior to establishing CPointe Associates, Mr. Hirschman was vice president of operations of Software, Etc., Inc., a retail software chain, from 1989 until 1996. Mr. Hirschman has also held senior management positions with retailers T.J. Maxx, Gap Stores and Banana Republic. Mr. Hirschman currently serves on the Audit Committee of the Company's board of directors.

Mr. Roy G. Warren - Chief Executive Officer since May 1999; Director since 1997

      Mr. Warren serves as our Chief Executive Officer and as a director. As Chief Executive Officer, Mr. Warren continues to develop strategy for our growth and external financial matters.

      For 15 years from 1981 through 1996, Mr. Warren was in the securities brokerage industry. During those years, Mr. Warren acted as executive officer, principal, securities broker and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company. Mr. Warren currently serves on the Executive Committee of the Company's board of directors.

      Mr. Warren also serves as a director of our U.S. subsidiary, Bravo! Foods, Inc. and our wholly owned Chinese subsidiary, China Premium Food Corp (Shanghai) Co., Ltd.

Mr. Tommy E. Kee - Chief Financial Officer, Treasurer since 2003

      Tommy Kee joined our company in March 2003 as Chief Financial Officer. He graduated with an MBA from the University of Memphis and a BS degree in accounting from the University of Tennessee. Before joining us, he served for several years as CFO for Allied Interstate, Inc. in the West Palm Beach area. Prior to that, Mr. Kee served as CFO and Treasurer for Hearx Ltd. a West Palm Beach, Florida public company. He also served 18 years as International Controller and Financial Director with the Holiday Inns Inc. organization in Memphis and Orlando. Mr. Kee handles all financial management and reporting for the Company and works closely with our external auditors and general counsel for financial reporting and SEC compliance.

Roy D. Toulan, Jr. - Vice President, Corporate Secretary, General Counsel since 2003

      Roy Toulan began with the original founders as outside corporate counsel in 1997 and has been responsible for all of our corporate and business legal work, including securities matters. Mr. Toulan became Corporate Counsel in October 2002, when he left his private legal practice in Boston, and Vice President in January 2003. He received his law degree from Catholic University in Washington D.C., and for the first 15 years of his career practiced corporate and securities litigation with large law firms in New York and Boston. Before joining our company full time, he spent the last 18 years in private practice in Boston, Massachusetts in general corporate and securities law helping companies with corporate structure and funding, both domestically and internationally.

Mr. Michael Edwards - Vice President Sales since 2003

      Mr. Edwards has been with our company in a sales and marketing capacity since 2000. Prior to that time, he worked for 5 years in beverage marketing research for Message Factors, Inc., a Memphis, Tennessee marketing research firm. Mr. Edwards has a BS degree from Florida State University in Management and Marketing and spent 13 years in the banking industry, leaving CitiBank to join Message Factors in 1995.

Dr. Benjamin Patipa - Vice President, Schools/Vending since 2002

      Dr. Patipa is a pediatrician with over fifteen years of experience in directing operations, marketing, sales and facilitating growth in both public and private companies. In 1987, Dr. Patipa founded and served as the chairman and CEO of Weight For Me, Inc., a company that developed a proprietary program which pioneered the delivery of weight control and nutrition services to the over 12 million obese children and adolescents in America. Weight For Me earned national and international recognition as the premier program for the control of obesity in children and adolescents. Dr. Patipa also served at HEARx Ltd. as a member of the Executive Operating Committee and Sonus USA, Inc., where he lead the company's franchise licensing and buying group business in the Southeast United States. Most recently, Dr. Patipa served as Senior Vice President and Operational Head of eHDL/HealthNet Data Link, Inc., a national electronic healthcare information company.

Mr. Arthur W. Blanding - Director Since November 1999

      Mr. Blanding is president of The Omega Company, an international dairy industry consulting company. Mr. Blanding has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology and attended Harvard Business School.

      As President of The Omega Company for the past 20 years, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. The Omega Company is a party to a consulting contract with the Company concerning technical and production issues.

Mr. Robert J. Cummings - Director Since 1997

      Mr. Cummings' work experience includes ten years in purchasing at Ford Motor Company. In 1975, he founded and currently operates J & J Production Service, Inc., a manufacturing representative business, which is currently responsible for over $300 million in annual sales.

Mr. Paul Downes - Director Since 1997

      Mr. Downes is a director and, from August of 1997 to April of 1998, served as our Chairman. For the past 12 years, Mr. Downes has managed his personal diverse portfolio of international investments with concentration in the United Kingdom, Eastern Europe, North Africa and Asia. In 1985, he founded a group of nursing homes for the elderly in Great Britain, which he sold in 1990. Prior to that time, Mr. Downes spent several years organizing golf tournaments and international golf matches in Malaysia, Singapore, Thailand, Philippines, Indonesia and Hong Kong, spending two years living in Southeast Asia. Mr. Downes is one of our "founders" and played a leading role in our initial raising efforts. From 2001, Mr. Downes has served as the Chairman of a start up software company located in Delray Beach, Florida.

Mr. Phillip Pearce - Director Since 1997

      Mr. Pearce is a "retired" member of the securities industry. Mr. Pearce served as Chairman of the NASD during which time he was instrumental in the founding of NASDAQ. Additionally, Mr. Pearce was a former Director of E.F. Hutton and has served as Governor of the New York Stock Exchange. Since his retirement in 1988, Mr. Pearce has remained active in the securities industry as a corporate financial consultant. Mr. Pearce serves on the compensation committee of our board of directors. Mr. Pearce also serves on our audit committee. Mr. Pearce serves as a director of Xybernaut Corporation, a reporting company, and Redwood Grove Capital Management, LLC.

      Based upon a review of the appropriate Forms 3, 4 and 5 and any amendments to such forms filed pursuant to Section 16(a), the Company reports the following delinquent filings. On December 23 and 30, 2003, Mr. Warren purchased, in the aggregate, 100,000 shares of our stock and reported those purchases on January 5 and 16, 2004, respectively. On December 30, 2003, Mr. Kee purchased 5,000 shares of our stock and reported that purchase on January 21, 2004. Awaiting the receipt of individual CIK numbers from the Commission caused a portion of the delay in each instance. All officers and directors have been issued individual CIK numbers for future reports.

      Our directors and executive officers have not filed Form 4s for options that have been authorized pursuant to compensation plans but not issued.

EXECUTIVE COMPENSATION

Compensation of directors

      Directors were compensated for their travel expenses to and from board of directors' meetings in 2001, 2002 and 2003. In 2002, there were four in person meetings and three telephonic board meetings. In 2003, there were three in person meetings and four telephonic board meetings. Directors received options for 35,000 shares of common stock for each year as a director through 2001. Each member of the executive committee has received options for an additional 40,000 shares of common stock for their services from 1998 through 2001. Directors received additional options for 25,000 shares for 2002 and 2003

Compensation of executive officers

      The following table sets forth the compensation paid during the last three fiscal years to our Chief Executive Officer and the other executive officers of our company:

                              Summary Compensation

                                  Annual Compensation                   Long-Term
                                                                        Compensation
                          -------------------------------------------------------------------
    Name & Position       Year     Salary     Bonus         Other       Restricted Stock         All Other
                                                (1)                     Awards and Options       Compensation (2)
-----------------------------------------------------------------------------------------------------------------
Roy G. Warren President   2001   $180,000     4%        $12,000         170,000 options (3)      $220,000 salary
& CEO                     2002   $180,000     EBITDA    Medical         2,500,000 options (4)    $12,000
Director                  2003   $220,000               insurance                                (insurance)

Tommy E. Kee              2003   120,000                $12,000         300,000 options (5)      $60,000 salary
Chief financial; Officer                                Medical                                  $12,000
                                                        insurance                                (insurance)

Roy D. Toulan, Jr.        2003   180,000      $28,000   $8,900          300,000 options (6)      $180,000 salary
Vice President                                          Medical (part)                           $8,900
Secretary                                               Life &
Corporate Counsel                                       disability                               (insurance)
                                                        insurance

(1) Mr. Warren has waived the 4% EBITDA bonus provision in his employment contract. Mr. Toulan was granted 100,000 shares of common stock as a signing bonus, valued at $28,000.

(2)   Amount paid for termination of employment owing to change of control.

(3) Five year options received as director; 145,000 options at $0.75, 25,000 options at $0.60.

(4) Employment agreement incentive options: 1,000,000 options at $0.50, 1,000,000 options at $1.50; 100,000 at $0.75, 100,000 at $2.00, 100,000 at
      $3.00, 100,000 at $4.00, 100,000 at $5.00; all five year options; last
      400,000 options vest at trading price trigger equal to exercise price.

(5) Employment agreement incentive options; 100,000 at $0.10; balance at market price; vesting of three 100,000 share tranches at July 1, 2003, December 31, 2003 and December 31, 2004, respectively.

(6) Employment agreement incentive options at $0.40; vesting of three 100,000 share tranches at January 1, 2003, December 31, 2003 and December 31, 2004, respectively.

                                  OPTION GRANTS

      The following table sets forth individual grants of stock options made during the last completed fiscal year to each of the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

------------------------------------------------------------------------------------------------------------------
          Name            Number of Securities     % of Total Options      Exercise or          Expiration Date
                           Underlying Options     Granted to Employees      Base Price
                                 Granted           in Fiscal Year (1)       ($/Share)

------------------------------------------------------------------------------------------------------------------
Roy G. Warren President                  25,000                                     $0.25     June 30, 2008
& CEO                                   100,000      Aggregate 58%                   0.75     October 24, 2005
Director                                100,000                                      2.00     5 yrs from vesting
                                        100,000                                      3.00     5 yrs from vesting
                                        100,000                                      4.00     5 yrs from vesting
                                        100,000                                      5.00     5 yrs from vesting
                                      1,000,000                                      0.50     December 31, 2007
                                      1,000,000                                      1.50     December 31, 2007

Tommy E. Kee                            100,000                           $0.10 (100,000)     June 30, 2008
Chief Financial Officer                 100,000      Aggregate 1.1%       Market price at     December 30, 2008
Treasurer                               100,000                                   vesting     December 30, 2009
                                                                                (200,000)

Roy D. Toulan, Jr.                      100,000                           $0.40 (300,000)     December 31, 2007
Vice President Secretary                100,000      Aggregate 1.1%                           December 30, 2008
Corporate Counsel                       100,000                                               December 30, 2009

      (1) Includes options for 25,000 shares granted to Mr. Warren as a director.

AGGREGATED OPTION EXERCISES TABLE

      None of the named executive officers exercised any stock options during 2003. The following table provides information on the value of such officers' unexercised options at December 31, 2003.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------
Name                      Shares       Value        Number of Securities             Value of Unexercised
                          Acquired     Realized     Underlying Unexercised Options   In-the-Money Options at 2003
                          on Exercise               at 2003Fiscal Year-End           Fiscal Year-End

                                                    Exercisable / Unexercisable      Exercisable / Unexercisable

------------------------------------------------------------------------------------------------------------------
Roy G. Warren President                             2,695.000
& CEO                         --           --                                                       --
Director
------------------------------------------------------------------------------------------------------------------
                                                    2,295,000        400,000
                                                    exercisable      unexercisable

------------------------------------------------------------------------------------------------------------------
Tommy E. Kee                                        300,000
Chief Financial Officer        --           --                                                       --
Treasurer
------------------------------------------------------------------------------------------------------------------
                                                    200,000          100,000
                                                    exercisable      unexercisable

------------------------------------------------------------------------------------------------------------------
Roy D. Toulan, Jr.                                  300,000
Vice President Secretary       --           --                                                       --
Corporate Counsel
------------------------------------------------------------------------------------------------------------------
                                                    200,000          100,000
                                                    exercisable      unexercisable
------------------------------------------------------------------------------------------------------------------

COMPENSATION PLANS

DIRECTORS

      On March 27, 2001, we issued options to our directors, including Roy Warren, to purchase the aggregate of 925,000 shares of our common stock. The options have an exercise price of $0.75 and expire March 26, 2006. Directors received options for 35,000 shares for each full year of service and an additional 40,000 shares for service on a board committee. On July 1, 2002, we issued 250,000 options to the Board of Directors, including Roy Warren, for services rendered as directors. Each director received options for 25,000 shares of common stock at an exercise price of $0.60. The options can be exercised for five years.

      On January 13, 2004, the Board of Directors adopted a plan to convert on a one for one basis the options granted to the present employees of our and the directors currently serving on the Board into a like number of our restricted shares of common stock. The issuance of such common stock to any individual director or employee is conditioned upon the execution of the "lockup" agreement by such director or employee, pursuant to which the recipients of such common stock shall not sell, transfer, pledge or hypothecate such common stock for a six month period, commencing on the issue date of such common stock. The conversion plan adopted by the Board of Directors will result in the issuance of 5,200,000 shares of our restricted common stock to our present directors and employees.

Employment contracts

      o     Roy G. Warren Chief Executive Officer

      We had a one-year contract with Mr. Warren commencing January 1, 2003, at an annual base salary of $220,000. The contract provides for the grant of options for 1,000,000 shares of common stock at $0.50 per share, options for 1,000,000 shares of common stock at $1.50 per share and options for 100,000 shares of common stock at $0.75 per share. During his employment, he also will receive five-year incentive options for an additional 400,000 shares in tranches of 100,000, as the public trading price for our stock reaches $2.00, $3.00, $4.00 and $5.00, respectively. The exercise price for these options will track the market price for our common stock when granted. Mr. Warren's employment contract provides for the payment of one year's salary plus medical insurance costs for termination of employment owing to change of control in our company.

      Tommy E. Kee, Chief Financial Officer, Treasurer

      Mr. Kee has an eighteen-month contract with our company commencing July 1, 2003 at an annual salary of $120,000. We granted options for 300,000 shares of common stock as an incentive bonus pursuant to an employment contract. The first 100,000 share options tranche vested on July 1, 2003 at an exercise price of $0.10 per share. The remaining options for 200,000 shares of common stock vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004, respectively. All of these options expire five years from vesting. Mr. Kee's employment contract provides for the payment of six months' salary plus medical insurance costs for termination of employment owing to change of control in the Company.

      Roy D. Toulan, Jr., Vice President, General Counsel and Corporate
Secretary

      Mr. Toulan has a two-year contract with our company commencing January 1, 2003 at an annual salary of $180,000. An incentive bonus of 100,000 common stock shares was granted to Mr. Toulan in January 2003, valued at $0.28 per share. In addition, we granted options for 100,000 shares of common stock as part of the pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share. We also granted options for 200,000 shares of common stock at an exercise price of

$0.40 per share, which vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004. Options for 100,000 shares expire on each of December 30, 2008 and 2009, respectively. Mr. Toulan's employment contract provides for the payment of one year's salary plus medical insurance costs for termination of employment owing to change of control in our company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The equity compensation reported in this section has been and will be issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2003. our security holders have not approved the compensation contracts and arrangements underlying the equity reported.

---------------------------------------------------------------------------------------------------------------------
   Compensation Plan      Number of securities to      Weighted average price of     Number of securities remaining
       Category           be issued upon exercise        outstanding options,       for future issuance under equity
                          of outstanding options,         warrants and rights              compensation plans
                            warrants and rights
---------------------------------------------------------------------------------------------------------------------
Directors                                 1,405,000                          $0.72       350,000        director plan
---------------------------------------------------------------------------------------------------------------------
Management                                1,036,667                          $0.59     3,350,000     individual plans
---------------------------------------------------------------------------------------------------------------------
Founders                                  2,083,705                          $1.00             0     individual plans
---------------------------------------------------------------------------------------------------------------------
Consultants                                 360,714                          $0.54             0     individual plans
---------------------------------------------------------------------------------------------------------------------
Lender                                       25,000                          $0.40             0      individual plan
---------------------------------------------------------------------------------------------------------------------
Total                                     4,911,086                          $0.79    3,700,000
---------------------------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our company's common stock as of January 14, 2005, as to

      o each person known to beneficially own more than 5% of the Company's common stock
      o     each of our directors
      o     each executive officer
      o     all directors and officers as a group

The following conditions apply to all of the following tables:

      o except as otherwise noted, the named beneficial owners have direct ownership of the stock and have sole voting and investment power with respect to the shares shown
      o the class listed as "common" includes the shares of common stock underlying the Company's issued convertible preferred stock, options and warrants

BENEFICIAL OWNERS

-------------------------------------------------------------------------------------------------------
 TITLE OF                NAME AND ADDRESS OF                AMOUNT AND             PERCENT OF
   CLASS                BENEFICIAL OWNER (1)                 NATURE OF             CLASS (2)
                                                            BENEFICIAL
                                                             OWNERSHIP
-------------------------------------------------------------------------------------------------------
Common                Amro International, SA (3)            5,074,759             9.99%
                      Grossmuenster Platz 26
                      P.O. Box 4401 Zurich,
                      Switzerland CH 8022 Austinvest
                      Anstalt Balzers Landstrasse
                      938 9494 Furstentums Balzers,
                      Liechtenstein Esquire Trade &
                      Finance Inc. Trident Chambers
                      P.O. Box 146
                      Road Town, Tortola, B.V.I.

---------------------------------------------------------------------------------------------------------
Common                The Keshet Fund LP (4)                5,074,759             9.99%
                      Keshet L.P.
                      Nesher Ltd
                      Talbiya B. Invest  ments Ltd.
                      Ragnall House, 18 Peel Road
                      Douglas, Isle of Man
                      1M1 4L2, United Kingdom
---------------------------------------------------------------------------------------------------------
Common                Alpha Capital                         5,074,759             9.99%
                      Aktiengesellschaft (5)
                      Pradafant 7, Furstentums
                      9490, Vaduz,
                      Liechtenstein
---------------------------------------------------------------------------------------------------------
Common                Mid-Am Capital, L.L.C. (5)            5,074,759             9.99%
                      Northpointe Tower
                      10220 North Ambassador Drive
                      Kansas City, MO 64190
---------------------------------------------------------------------------------------------------------
Common                Explorer Fund Management, LLC (5)     5,074,759             9.99%
                      444 N. Michigan Ave.
                      Chicago, IL 60611
---------------------------------------------------------------------------------------------------------
Common                Longview Fund LP                      3,633,333             7.15%
                      1325 Howard Avenue #422
                      Burlingame, CA 94010
                      Attn:  S. Michael Rudolph

---------------------------------------------------------------------------------------------------------
Common                Stonestreet Limited Partnership       5,074,759             9.99%
                      C/o Canaccord Capital Corporation
                      320 Bay Street, Suite 1300
                      Toronto, Ontario M5H 4A6, Canada

---------------------------------------------------------------------------------------------------------
Common                Whalehaven Funds Limited              3,816,667             7.51%
                      3rd Floor, 14 Par-Laville Road
                      Hamilton, Bermuda HM08

---------------------------------------------------------------------------------------------------------
Common                Dale Reese (6)                        3,305,985             6.51%
                      125 Kingston Road
                      Media, PA
---------------------------------------------------------------------------------------------------------
Common                Mr. Larry Frisman                     2,702,500             5.32%
                      7533 Isle Verde Way
                      Delray Beach, FL 33446
---------------------------------------------------------------------------------------------------------
Common                Longview Fund LP(5)                   5,074,759             9.99%
                      1325 Howard Avenue #422
                      Burlingame, CA 94010
---------------------------------------------------------------------------------------------------------
Common                Gamma Opportunity (5)                 5,074,759             9.99%
                      Capital Partners LP
                      British Colonial Centre
                      of Commerce
                      One Bay Street, Suite 401
                      Nassau, The Bahamas
---------------------------------------------------------------------------------------------------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 15, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 50,798,396 shares of common stock outstanding with respect to the common stock.

(3) Amro International, S.A., Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. share a common investment representative, attorney and subscription agreements for the Series D and Series F convertible preferred stock and are treated as a group for beneficial ownership purposes. This group is contractually limited to a beneficial ownership of the Company's equity not to exceed 9.99%. All of the equity listed consists of convertible preferred and warrants.

(4) The Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. share a common investment representative, attorney and subscription agreements for the Series G convertible preferred stock and are treated as a group for beneficial ownership purposes. This group is contractually limited to a beneficial ownership of the Company's equity not to exceed 9.99%. All of the equity listed consists of convertible preferred and warrants.

(5) This owner is contractually limited to a beneficial ownership of the Company's equity not to exceed 9.99%. All of the equity listed consists of convertible debentures, convertible preferred and warrants.

(6) The beneficial owner has the right to convert 107,440 shares of stock preferred to 107,440 shares of common stock within 60 days.

MANAGEMENT OWNERS

MANAGEMENT OWNERS

----------------------------------------------------------------------------------------------------------
TITLE OF CLASS             NAME AND ADDRESS             AMOUNT AND                 PERCENT OF
                           ADDRESS OF                   NATURE OF                  CLASS (2)
                           MANAGEMENT                   OWNERSHIP
                           OWNER (1)
----------------------------------------------------------------------------------------------------------
Common                    Roy G. Warren                 3,321,764 (3)               6.36%
                          11300 US Highway No.1
                          N. Palm Beach, FL
----------------------------------------------------------------------------------------------------------
Common                    Paul Downes                   288,000 (4)                 *
                          Tamarind Management Ltd.
                          20579 S. Charlestown
                          Boca Raton, FL
                          33434
----------------------------------------------------------------------------------------------------------
Common                    Robert Cummings               565,000 (5)                 1.04%
                          2829 N.E. 44th Street
                          Lighthouse Point,
                          FL 33064
----------------------------------------------------------------------------------------------------------
Common                    John McCormack                787,500 (6)                 1.55%
                          8750 South Grant
                          Burridge, IL 60521
----------------------------------------------------------------------------------------------------------
Common                    Mr. Arthur W.                 452,889 (7)                 *
                          Blanding
                          Janesville, WI
                          53545
----------------------------------------------------------------------------------------------------------
Common                    Phillip Pearce                256,000 (8)                 *
                          6624 Glenleaf Court
                          Charlotte, NC 28270
----------------------------------------------------------------------------------------------------------
Common                    Stanley Hirschman             369,670  (9)                *
                          2600 Rutgers Court
                          Plano, Texas 75093
----------------------------------------------------------------------------------------------------------
Common                    Roy D. Toulan, Jr.            1,015,121 (10)              2.00%
                          VP, General Counsel
                          6 Wheelers Pt. Rd
                          Gloucester, MA
----------------------------------------------------------------------------------------------------------
Common                    Tommy Kee                     442,385 (11)                *
                          CFO, Treasurer
                          129 Eagleton Court
                          Palm Beach
                          Gardens, FL
----------------------------------------------------------------------------------------------------------
Common                    Executive officers            7,505,329                   14.39%
                          and directors as a
                          group
----------------------------------------------------------------------------------------------------------

*less than one percent

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 27, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 50,798,396 shares of common stock outstanding with respect to the common stock.

(3) Includes 2,755,000shares of common stock resulting from the Board's conversion of management options to common stock authorized by the Board of Directors.

(4) Includes 205,000 shares of common stock resulting from the Board's conversion of management options to common stock authorized by the Board of Directors.

(5) Includes 255,000 shares of common stock resulting from the Board's conversion of management options to common stock authorized by the Board of Directors.

(6) Includes 205,000 shares of common stock resulting from the Board's conversion of management options to common stock authorized by the Board of Directors.

(7) Includes 170,000 shares of common stock resulting from the Board's conversion of management options to common stock authorized by the Board of Directors.

(8) Includes 205,000 shares of common stock resulting from the Board's conversion of management options to common stock authorized by the Board of Directors.

(9) Includes 100,000 shares of common stock resulting from the Board's conversion of management options to common stock authorized by the Board of Directors.

(10) Includes options for 400,000 shares of common stock authorized by the Board of Directors.

(11) Includes options for 300,000 shares of common stock authorized by the Board of Directors.

      There currently are no arrangements that may result in a change of ownership or control of our company.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock. Longview Fund LP purchased a convertible debenture in the amount of $250,000 and warrants to buy 1,500,000 shares of common stock. In June 2004 and October 2004, Longview Fund LP purchased a convertible debenture in the aggregate amount of $200,000 and received an warrants to purchase an aggregate of 2,050,000 shares of common stock.

Phillip Pearce, a director of our company and Stanley Hirschman, our Chairman, serve on the Board of Directors of Redwood Grove Capital Management, LLC, which has a management agreement with Longview Fund LP. In addition, Mr. Pearce and Mr. Hirschman each own .05% of the outstanding membership interest of Redwood Grove Capital Management, LLC.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

      We are authorized to issue up to 300,000,000 shares of Common Stock, par value $.001. As of December 28, 2004, there were 50,798,396 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged American Stock Transfer & Trust Company located at 59 Maiden Lane, Plaza Level, New York, NY 10038, as independent transfer agent or registrar.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o short sales that are not violations of the laws and regulations of any state or the United States;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

---------------------------------------------------------------------------------------------------------------------
                         Total
                         Shares of
                         Common
                         Stock        Total
                         issuable     Percentage    Shares of
                         Upon         of Common     Common       Beneficial    Percentage                 Percentage
                         Conversion   Stock,        Stock        Ownership     of Common    Beneficial    of Common
                         of           Assuming      Included     Included in   Stock        Ownership     Stock
                         Debentures   Full          in           Prospectus    Owned        After the     Owned
                         and/or       Conversion    Prospectus   **            Before       Offering(3)   After
Name(2)                  Warrants                   (1)                        Offering                   Offering
                                                                                                          (3)
---------------------------------------------------------------------------------------------------------------------
Alpha Capital            6,916,667    15.35%        Up to        5,076,557     9.99%        --            --
Aktiengesellschaft                                  8,375,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Longview Fund LP         3,633,333    8.74%         Up to        4,425,000     8.74%        --            --
                                                    4,425,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Stonestreet Limited      7,283,333    16.42%        Up to        5,076,557     9.99%        --            --
Partnership                                         9,075,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Whalehaven Funds         3,816,667    9.37%         Up to        4,775,000     9.37%        --            --
Limited                                             4,775,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Gamma Opportunity        2,583,333    6.10%         Up to        3,000,000     6.10%        --            --
Capital Partners, LP                                3,000,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
MID-AM Capital, L.L.C.   10,333,333   20.62%        Up to        5,076,557     9.99%        --            --
                                                    12,000,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Libra Finance, S.A       218,750      ***           Up to        218,750       ***          --            --
                                                    218,750
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Bi-Coastal Consulting    120,833      ***           Up to        181,250       ***          --            --
Corp.                                               181,250
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Stonestreet Corporation  179,167      ***           Up to        268,750       ***          --            --
                                                    268,750
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Gem Funding LLC          95,833       ***           Up to        143,750       ***          --            --
                                                    143,750
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Momona Capital Corp.     2,450,000    7.00%         Up to        3,475,000     7.00*        --            --
                                                    3,475,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------
Ellis International      2,450,000    7.00%         Up to        3,475,000     7.00*        --            --
Ltd.                                                3,475,000
                                                    shares of
                                                    common
                                                    stock

---------------------------------------------------------------------------------------------------------------------

* This column represents an estimated number based on a conversion price as of a recent date of January 14, 2005 of $.15 with respect to the convertible debentures issued in June 2004 and $.10 with respect to the convertible debentures issued in October 2004 and December 2004, divided into the principal amount.

** These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.

***Less than one percent.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Seymour Braun has investment authority and voting power over all securities, including the shares of common stock underlying any convertible debenture, convertible preferred stock and warrants held by Libra Finance, S.A. Among other investment activities, Libra advises investors on financially assisting small companies in need of capital. Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed the beneficial owner of said shares. Jonathan P. Knight, PhD. is a Director to Gamma Capital Advisors, Ltd., possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., and Jonathan P. Knight, PhD. disclaim beneficial ownership of the shares of common stock being registered hereto. Mid-Am, a limited liability company headquartered in Kansas City, Missouri, is a finance affiliate of Dairy Farmers of America, Inc. Gerald L. Bos, the CEO and Treasurer of Mid-Am, has voting and dispositive control over securities held by Mid-Am. Longview Fund LP is a California limited partnership. S. Michael Rudolph may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Bicoastal Consulting Corp is a New Jersey corporation. Peter Benz may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. Whalehaven Funds Limited is a professional hedge fund incorporated in Bermuda. The control persons are Evan Schemenauer, Arthur Jones, and Jennifer Kelly, directors. Michael Finklestein, the President of Stonestreet Corporation, may be deemed the control person of the shares owned by Stonestreet Corporation with final voting power and investment control over such shares. Gem Funding LLC is a Limited Liability Company, and Cory Weisblum, President may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Arie Rabinovitz, the President of Momona Capital Corp., may be deemed the control person of the shares owned by Momona Capital Corp. with final voting power and investment control over such shares.. Wilhelm Ungar may be deemed the control person of the shares owned by Ellis International Ltd. with final voting power and investment control over such shares.

(3) Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURES

      November 2003

      To obtain funding for our ongoing operations, we entered into a Subscription Agreement with an accredited investor on November 21, 2003 for the sale of (i) $400,000 in convertible debentures, (ii) class A warrants to buy 2,000,000 shares of our common stock and (iii) class B warrants to buy 10,000,000 shares of common stock. In connection with this financing, we paid a fee, which included (i) 400,000 shares of common stock, (ii) class A warrant to purchase 2,000,000 shares of common stock and (iii) 10% of the proceeds received by us in connection with the exercise of the class B warrants, which is payable in shares of common stock at the rate of one share of common stock for every ten shares of common stock actually issued upon exercise of the class B warrants.

      This prospectus relates to the resale of the shares of common stock and the common stock underlying these convertible debentures and warrants.

      The debentures bear interest at 8%, mature on two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 75% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. However, during the six months after the issuance of the convertible debenture, the conversion price shall not be less than $.03 per share unless an event of default exists. The conversion floor price of $.03 per share shall be extended indefinitely, if during the six months after the issuance of the convertible debenture (i) the closing trading price of our common stock for any consecutive 15 day trading period is $.20 or higher, (ii) the daily trading volume for each such 15 trading days is 300,000 or more shares of common stock and (iii) the registration statement registering the shares issuable under the convertible debenture is effective for each such 15 trading days, unless an event of default exists. Accordingly, the above factors are not satisfied, there is in fact no limit on the number of shares into which the debentures may be converted. As of April 27, 2004, the trading prices for our common stock during the preceding 30 trading days as reported on the Over-The-Counter Bulletin Board was $.14 and, therefore, the conversion price for the convertible debentures was $.05. Based on this conversion price, the $400,000 convertible debentures, excluding interest, were convertible into 8,000,000 shares of our common stock. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures.

      In connection with a Securities Purchase Agreement dated November 2003, we have issued 4,000,000 class A and 10,000,000 class B warrants to purchase shares of common stock. The A warrants are exercisable until three years from the date of issuance at a purchase price of $0.05 per share. The B warrants are exercisable until three years from the date of issuance at a purchase price of $1.00 per share. In 2004, we entered into an agreement with holders of the B warrants whereby we amended 5,000,000 of the B Warrants to have an exercise price of $.10 per share.

      The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock.

      April 2004

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock. In connection with this financing, we paid a fee in the amount of a convertible debentures in the amount of $50,000.

      The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In the event that our common stock has a closing price in excess of $.20 for the five days preceding the monthly payment, then, within our discretion, the monthly payment may be deferred. and the notes are convertible into our common stock at $0.10 per share. Based on this conversion price, the $500,000 convertible debentures, excluding interest, were convertible into 5,000,000 shares of our common stock.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      June 2004

      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. In connection with the October 2004 financing, we subsequently amended the exercise price to $.15 for the "A" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.15 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued additional notes in the aggregate amount of $40,000 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock and the common stock underlying these convertible debentures and warrants.

      October 2004

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      December 2004

      In December 2004, we entered into Subscription Agreements with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $400,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to Momona Capital Corp. and Ellis International Ltd. upon identical terms as the principal notes, as a finder's fee. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock and the common stock underlying these convertible debentures and warrants.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $400,000 of debentures issued in November 2003 on December 15, 2004, a conversion price of $0.05 per share, the number of shares issuable upon conversion would be:

$1,300,000/$.15 = 8,666,6666 shares

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Lazar Levine & Felix LLP , Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and for the year then ended that appears in the prospectus. BDO SEIDMAN, LLP, Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2002 and for the year then ended that appears in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Bravo! Foods International Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                              FINANCIAL STATEMENTS

For the Nine Ended September 30, 2004 and September 30, 2003

         Consolidated Balance Sheet                                  F-1
         Consolidated Statements of Operations                       F-3
         Consolidated Statements of Cash Flow                        F-4
         Notes to Unaudited Financial Statements                     F-5

For the Year Ended December 31, 2003 and December 31, 2002

         Report of Independent Auditors                              F-15
Report of Independent Auditors                                       F-16
         Consolidated Balance Sheet                                  F-17
         Consolidated Statements of Operations                       F-19
         Consolidated Statement of Capital Deficit                   F-20
         Consolidated Statements of Cash Flow                        F-21
         Notes to Consolidated Financial Statements                  F-22

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS


                                                    December 31,   September 30,
                                                         2003          2004
                                                      ----------    ----------
                                                                    (Unaudited)

Assets

Current assets:
  Cash and cash equivalents                           $   58,859    $   58,263
  Accounts receivable - net                               25,921        34,411
  Other receivables                                        6,331         6,331
  Inventories                                             54,995        75,686
  Prepaid expenses                                       201,617       468,694
                                                      ----------    ----------

      Total current assets                               347,723       643,385
Furniture and equipment, net                              68,623        95,586
License rights, net of accumulated amortization           24,065       114,204
Deferred product development costs                        41,711       174,541
Deposits                                                  10,736        14,982
                                                      ----------    ----------

Total assets                                          $  492,858    $1,042,698
                                                      ==========    ==========

Liabilities and Capital Deficit

Current liabilities:
  Note payable to International Paper                 $  187,743    $  187,743
  Notes payable to Alpha Capital                         100,000       120,328
  Note payable to Mid-Am Capital LLC                     150,000        62,559
  Note payable to Libra Finance                               --        29,166
  Note payable to Longview                                    --        14,148
  Note payable to Stonestreet                                 --        10,568
  Note payable to Whalehaven                                  --         1,951
  Note payable to Bi-Coastal                                  --        29,166
  Note payable to Gem Funding                                 --         3,334
  Note payable to Warner Brothers                        147,115       147,115
  Accounts payable                                     2,123,705     1,491,043
  Accrued liabilities                                    610,665     1,019,295
                                                      ----------    ----------

      Total current liabilities                        3,319,228     3,116,416
Dividends payable                                        582,823       831,207
Other notes payable                                      310,098       203,683
                                                      ----------    ----------

Total liabilities                                      4,212,149     4,151,306
                                                      ----------    ----------

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                   December 31,    September 30,
                                                       2003             2004
                                                   ------------    -------------
                                                                    (Unaudited)
Commitments and contingencies

Capital Deficit (Note 2):
  Series B convertible, 9% cumulative, and
   redeemable preferred stock, stated
   value $1.00 per share, 1,260,000 shares
   authorized, 107,440 shares issued
   and outstanding, redeemable at $107,440             107,440          107,440
  Series F convertible and redeemable
   preferred stock, stated value $10.00
   per share, 130,515 and 75,515 shares
   issued and outstanding                            1,205,444          697,461
  Series G convertible, 8% cumulative and
   redeemable preferred stock, stated
   value $10.00 per share, 58,810 shares
   issued and outstanding in 2003                      520,604                -
  Series H convertible, 7% cumulative and
   redeemable preferred stock, stated
   value $10.00 per share, 165,500 shares
   issued and outstanding                              895,591          895,591
  Series I convertible, 8% cumulative and
   redeemable preferred stock, stated
   value $10.00 per share, 30,000 shares
   issued and outstanding                               72,192           72,192
  Series J convertible, 8% cumulative and
   redeemable preferred stock, stated
   value $10.00 per share, 200,000 shares
   issued and outstanding                            1,854,279        1,854,279
  Series K convertible, 8% cumulative and
   redeemable preferred stock, stated
   value $10.00 per share, 95,000 shares
   issued and outstanding                                    -          950,000
  Common stock, par value $0.001 per share,
   300,000,000 shares authorized,
   28,047,542 and 44,951,792 shares issued
   and outstanding                                      28,045           44,949
  Additional paid-in capital                        21,144,896       25,259,456
  Accumulated deficit                              (29,548,471)     (32,990,665)
  Translation adjustment                                   689              689
                                                   -----------      -----------

Total capital deficit                               (3,719,291)      (3,108,608)
                                                   -----------      -----------

Total liabilities and capital deficit              $   492,858      $ 1,042,698
                                                   ===========      ===========

See accompanying notes.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Nine Months Ended September 30,    Three Months Ended September 30,
                                                      2003               2004            2003                2004
                                                  -----------        -----------     -----------         -----------
                                                  (unaudited)        (unaudited)     (unaudited)         (unaudited)
Revenue - unit sales                              $   336,644        $ 2,236,383     $   110,584         $   747,198
Revenue - net kit sales                                 2,737                  -               -                   -
Revenue - gross kit sales                             747,056            468,609         223,953              78,232
                                                  -----------        -----------     -----------         -----------
Total revenue                                       1,086,437          2,704,992         334,537             825,430
Cost of sales                                        (176,008)        (1,893,834)        (53,473)           (628,747)
                                                  -----------        -----------     -----------         -----------
Gross margin                                          910,429            811,158         281,064             196,683
Selling expenses                                    1,037,914          1,270,042         357,384             652,622
Product development                                     7,788             55,104           6,134              33,932
General and administrative expense                  1,769,252          2,213,326         478,121             551,299
                                                  -----------        -----------     -----------         -----------
Loss from operations                               (1,904,525)        (2,727,314)       (560,575)         (1,041,170)
Other (income) expense
  Interest expense                                      7,500            154,817           3,421              79,822
                                                  -----------        -----------     -----------         -----------
Loss before income taxes                           (1,912,025)        (2,882,131)       (563,996)         (1,120,992)
Provision for income taxes                                  -                  -               -                   -
                                                  -----------        -----------     -----------         -----------
Net loss                                           (1,912,025)        (2,882,131)       (563,996)         (1,120,992)

Dividends accrued for Series B preferred stock         (7,232)            (7,259)         (2,437)             (2,437)
Dividends accrued for Series G preferred stock        (34,598)           (15,633)         (7,192)                  -
Dividends accrued for Series H preferred stock        (91,617)           (86,967)        (30,697)            (29,201)
Dividends accrued for Series I preferred stock        (17,951)           (18,017)         (6,049)             (6,049)
Dividends accrued for Series J preferred stock        (98,631)          (120,109)        (40,329)            (40,329)
Deemed dividend for Series J preferred stock         (367,211)                 -               -                   -
Dividends accrued for Series K preferred stock              -            (43,475)              -             (19,156)
                                                  -----------        -----------     -----------         -----------

Net loss applicable to common shareholders        $(2,529,265)       $(3,173,591)    $  (650,700)        $(1,218,164)
                                                  ===========        ===========     ===========         ===========

Weighted average number of common shares
 outstanding                                       26,425,063         38,254,305      27,382,453          44,374,877
                                                  ===========        ===========     ===========         ===========
Basic and diluted loss per share                  $     (0.10)       $     (0.08)    $     (0.02)        $     (0.03)
                                                  ===========        ===========     ===========         ===========

Comprehensive loss and its components
 consist of the following:
  Net loss                                        $(1,912,025)       $(2,882,131)    $  (563,996)        $(1,120,992)
  Foreign currency translation adjustment                (144)                 -             128                   -
                                                  -----------        -----------     -----------         -----------
Comprehensive loss                                $(1,912,169)        (2,882,131)    $  (563,868)        $(1,120,992)
                                                  ===========        ===========     ===========         ===========

See accompanying notes.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Nine Months Ended September 30,
                                                                    2003               2004
                                                                -----------        -----------
                                                                (unaudited)        (unaudited)
Cash flows from operating activities:
  Net loss                                                      $(1,912,025)       $(2,882,131)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                    74,843            248,995
    Stock issuance for compensation and finder's fee                 28,000            116,000
    Registration costs for financing                                      -            (20,108)
    Loss on disposal of fixed assets                                 15,853                  -
Increase (decrease) from changes in:
  Accounts receivable                                               132,635             (8,490)
  Other receivable                                                  (93,100)                 -
  Advance to vendors                                                  8,719                  -
  Inventories                                                           (44)           (20,691)
  Prepaid expenses                                                 (101,943)          (271,323)
  Accounts payable and accrued expenses                             728,498           (224,031)
  Deferred product development costs                                      -           (331,169)
                                                                -----------        -----------
Net cash used in operating activities                            (1,118,564)        (3,392,948)
                                                                -----------        -----------

Cash flows from investing activities:
  Purchase of equipment                                             (31,362)           (47,647)
                                                                -----------        -----------
Net cash used in investing activities                               (31,362)           (47,647)
                                                                -----------        -----------

Cash flows from financing activities:
  Proceeds of Series J preferred stock                            1,000,000                  -
  Proceeds of Series K preferred stock                              150,000            950,000
  Convert account payable into note payable                               -          1,128,386
  Convertible notes payable                                               -          2,639,999
  Payment of note payable, bank loan and license fee payable       (122,938)        (1,278,386)
                                                                -----------        -----------
Net cash provided by financing activities                         1,027,062          3,439,999
                                                                -----------        -----------

Effect of changes in exchange rates on cash                            (144)                 -
                                                                -----------        -----------
Net (decrease) in cash and cash equivalents                        (123,008)              (596)
Cash and cash equivalents, beginning of period                      224,579             58,859
                                                                -----------        -----------
Cash and cash equivalents, end of period                        $   101,571        $    58,263
                                                                ===========        ===========

See accompanying notes.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 -INTERIM PERIODS

The accompanying unaudited consolidated financial statements include the accounts of Bravo! Foods International, Corp. and its wholly owned subsidiary China Premium Food Corp (Shanghai) Co., Ltd. (the "Company"). The Company is engaged in the sale of flavored milk products and flavor ingredients in the United States, Mexico and nine countries in the Middle East.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10QSB and Article 10 of Regulation S-X. All significant inter-company accounts and transactions have been eliminated in consolidation. The consolidated financial statements are presented in U.S. dollars. Accordingly, the accompanying financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report for the year ended December 31, 2003.

As shown in the accompanying consolidated financial statements, the Company has suffered operating losses and negative cash flow from operations since inception and has an accumulated deficit of $32,990,665, a capital deficit of $3,108,608, negative working capital of $2,473,031 and is delinquent on certain of its debts at September 30, 2004. Further, the Company's auditors stated in their report on the Company's Consolidated Financial Statements for the year ended December 31, 2003, that these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management plans to increase gross profit margins in its U.S. business, grow its international business, obtain additional financing and is in the process of repositioning its products with the launch of four new product lines. While there is no assurance that funding will be available or that the Company will be able to improve its profit margins, the Company is continuing to actively seek equity and/or debt financing and has raised $3,590,000 in the first three quarters 2004. No assurances can be given that the Company will be successful in carrying out its plans. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

REVENUE RECOGNITION

The Company recognizes revenue in the United States at the gross amount of its invoices for the sale of finished product to wholesale buyers. Commencing with the first quarter 2004, the Company no longer uses the sale of "kits" as a revenue event in the United States. Rather, the Company takes title to its branded flavored milks when they are shipped by the Company's third party processors and recognize as revenue the gross wholesale price charged to the

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Company's wholesale customers. Expenses for slotting fees and certain promotions are treated as a reduction of reported revenue. The Company determines gross margin by deducting from the reported wholesale price the cost charged by the Company's third party processors to produce the branded milk products. The sale of "kits" will remain as the revenue model for the Company's international business.

The Company recognizes revenue for its international business at the gross amount of its invoices for the sale of flavor ingredients and production rights (collectively referred to as "kits") at the time of shipment of flavor ingredients to processor dairies with whom the Company has production contracts for extended shelf life and aseptic long life milk. This recognition is based upon the Company's role as the principal in these transactions, its discretion in establishing kit prices (including the price of flavor ingredients and production right fees), its development and refinement of flavors and flavor modifications, its discretion in supplier selection and its credit risk to pay for ingredients if processors do not pay ingredient suppliers. The revenue generated by the production contracts under this model is allocated for the processors' purchase of flavor ingredients and fees charged by the Company to the processors for production rights. The Company formulates the price of production rights to cover its royalties under intellectual property licenses, which varies by licensor as a percentage of the total cost of a kit sold to the processor dairy under the production agreement. The Company recognizes revenue on the gross amount of "kit" invoices to the dairy processors and simultaneously records as cost of goods sold the cost of flavor ingredients paid by the processor dairies to ingredients suppliers. The recognition of revenue generated from the sale of production rights associated with the flavor ingredients is complete upon shipment of the ingredients to the processor, given the short utilization cycle of the ingredients shipped. The criteria to meet this guideline are: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) the price to the buyer is fixed or determinable and 4) collectibility is reasonably assured.

The Company follows the final consensus reached by the Emerging Issues Task Force (EITF) 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". In certain circumstances in its U.S. business, the Company is required to pay slotting fees, give promotional discounts or make marketing allowances in order to secure wholesale customers. These payments, discounts and allowances reduce the Company's reported revenue in accordance with the guidelines set forth in EITF 01-9 and SEC Staff Accounting Bulletin No. 101. Pursuant to EITF 99-19, international sales of kits made directly to customers by the Company are reflected in the statements of operations on a gross basis, whereby the total amount billed to the customer is recognized as revenue.

STOCK-BASED COMPENSATION

The Company has adopted the intrinsic value method of accounting for employee stock options as permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) and discloses the pro forma effect on net loss and loss per share as if the fair value based method had been applied. For equity instruments, including stock options issued to non-employees, the fair value of the equity instruments or the fair value of the

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations.

The following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provision of SFAS No. 123 to stock-based employee compensation.

                                                    Nine Months Ended
                                                      September 30,
                                              ---------------------------
                                                  2003            2004
                                              -----------     -----------

Net loss applicable to common
 shareholders as reported:                    $(2,529,265)    $(3,173,591)
Add:  total stock based employee
 compensation expense determined
 under fair value method for all awards            (4,500)              -
                                              -----------     -----------
Pro forma net loss                            $(2,533,765)    $(3,173,591)
                                              ===========     ===========

Loss per share:
                            As reported       $     (0.10)    $     (0.08)
                            Pro forma         $     (0.10)    $     (0.08)

NOTE 2 - TRANSACTIONS IN CAPITAL DEFICIT

On February 1, 2004, the Company agreed to issue 750,000 shares of its common stock and warrants to purchase an additional 750,000 shares of common stock to Marvel Enterprises, Inc. The Company issued its equity in connection with the grant of an intellectual property license by Marvel on January 17, 2004, giving the Company the right to use certain Marvel Comics characters on the Company's Slammers(R) line of flavored milks. The warrants have an exercise price of $0.10 per share for the first year and, upon the occurrence of certain conditions tied to the royalty performance under the license, can be extended for an additional year with an exercise price of $0.14 per share. The Company made this private offering to Marvel Enterprises, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On February 12, 2004, the Company held a special meeting of shareholders at which the shareholders approved an increase of the Company's authorized common stock from 50,000,000 shares to 300,000,000 shares.

On February 17, 2004, the Company converted 875 shares of Series G Convertible Preferred Stock into 215,164 shares of common stock pursuant to a January 12, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.0407. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Nesher, LP.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On February 17, 2004, the Company converted 1,400 shares of Series G Convertible Preferred Stock into 343,980 shares of common stock pursuant to a January 12, 2004 notice of conversion from Talbiya Investments, Ltd., at a conversion price of $0.0407. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Talbiya Investments, Ltd.

On February 17, 2004, the Company converted 700 shares of Series G Convertible Preferred Stock into 172,162 shares of common stock pursuant to a January 12, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.0407. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of The Keshet Fund, LP.

On February 17, 2004, the Company converted 2,025 shares of Series G Convertible Preferred Stock into 497,951 shares of common stock pursuant to a January 12, 2004 notice of conversion from Keshet LP, at a conversion price of $0.0407. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Keshet, LP.

On March 1, 2004, the Company issued 80,000 shares of non-voting Series K 8% Convertible Preferred stock, to Mid-Am Capital, LLC, having a stated value of $10.00 per Preferred K share, for the aggregate purchase price of $800,000. Each preferred share is convertible to 100 shares of the Company's common stock at a conversion price of $0.10, representing 8,000,000 shares of common stock underlying the preferred. In addition, the following adjustments were made to prior issued warrants for the purpose of facilitating future fund raising by the Company arising out of the exercise of the warrants by the holder. The purchase price, as defined in the Warrant No. 2003-B-002, has been reduced to $0.10, subject to further adjustment as described in the warrant. The expiration date, as defined in the warrant, remains as stated. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On March 1, 2004, the Company issued 750,000 shares of its common stock to Knightsbridge in compensation for services to be rendered, pursuant to a November 2003 engagement letter with Knightsbridge Holdings, LLC for business and operational consulting services. The Company delayed the issuance of these shares owing to the necessity of a special meeting of shareholders to increase the Company's authorized shares, which took place in

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

February 2004. On March 1, 2004, Knightsbridge commenced its services and the Company issued the shares of common stock.

On March 9, 2004, the Company converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 8, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties in accordance with the instructions of Esquire Trade & Finance Inc.

On April 1 2004, the Company converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties on that date in accordance with the instructions of Austinvest Anstalt Balzers. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 2, 2004, the Company and Mid-Am Capital, LLC entered into Supplement No.1 to the Series K Convertible Preferred Subscription Agreement, by which the Company sold an additional 15,000 shares of its Series K Convertible Preferred Stock utilizing the proceeds from a certain promissory note issued by the Company to Mid-Am in the face amount of $150,000. With the consummation of this sale, the $150,000 promissory note was deemed paid in full by the Company. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 8, 2004, the Company converted 4,862 shares of Series G Convertible Preferred Stock into 700,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $11,089 on the preferred converted. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 8, 2004, the Company converted 4,478 shares of Series G Convertible Preferred Stock into 650,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Talbiya B. Investments, Ltd., at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $10,662 on the preferred converted. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On April 8, 2004, the Company converted 1,919 shares of Series G Convertible Preferred Stock into 275,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $4,265 on the preferred converted. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 8, 2004, the Company converted 7,677 shares of Series G Convertible Preferred Stock into 1,100,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $17,060 on the preferred converted. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 20, 2004, the Company entered into a Subscription Agreement with Longview Fund, LP and Alpha Capital Aktiengesellschaft for the issuance of two convertible 10% notes in the amount of $250,000 each and five-year warrants for the purchase of, in the aggregate, 3,000,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of common stock of the Company at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing November 1, 2004. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. The Company has the option to defer such payment until the note's maturity date on October 1, 2005, if the Company's common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, the Company issued two additional notes in the aggregate amount of $50,000, upon identical terms as the principal notes, as a finder's fee, and paid $20,000 in legal fees. The common stock underlying all notes and warrants carry registration rights. The Company issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

On April 30, 2004, the Company converted 20,000 shares of Series F Convertible Preferred Stock into 1,945,525 shares of common stock pursuant to an April 27, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.1028. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 30, 2004, the Company converted 20,000 shares of Series F Convertible Preferred Stock into 1,945,525 shares of common stock pursuant to an April 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.1028. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 30, 2004, the Company converted 2,500 shares of Series F Convertible Preferred Stock into 243,191 shares of common stock pursuant to an April 27, 2004 notice of

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

conversion from Esquire Trade & Finance Inc., at a conversion price of $0.1028. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On April 30, 2004, the Company converted 2,500 shares of Series F Convertible Preferred Stock into 243,191 shares of common stock pursuant to an April 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.1028. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On May 20, 2004, the Company converted 9,226 shares of Series G Convertible Preferred Stock into 620,578 shares of common stock pursuant to a May 19, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.148. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On May 20, 2004, the Company converted 13,972 shares of Series G Convertible Preferred Stock into 939,782 shares of common stock pursuant to a May 19, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.148. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

On June 17, 2004, the Company issued 87,195 of its common stock to Stephen Nollau, a former consultant, for services rendered. The Company issued the common stock pursuant to a Form S-8 registration statement, filed by the Company on June 16, 2004.

On June 29, the Company converted 234 shares of Series G Convertible Preferred Stock into 13,604 shares of common stock pursuant to a June 15, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred.

On June 29, the Company converted 1,850 shares of Series G Convertible Preferred Stock into 107,558 shares of common stock pursuant to a June 15, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred.

On June 29, the Company converted 3,472 shares of Series G Convertible Preferred Stock into 201,860 shares of common stock pursuant to a June 15, 2004 notice of conversion

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

from The Keshet Fund, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred.

On June 29, the Company converted 8,091 shares of Series G Convertible Preferred Stock into 470,406 shares of common stock pursuant to a June 15, 2004 notice of conversion from Talbiya B. Investments, Ltd, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred.

On June 30, 2004, the Company entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. The notes are convertible into shares of common stock of the Company at $0.15 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. The Company has the option to defer such payment until the note's maturity date on December 1, 2005, if the Company's common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, the Company issued additional notes in the aggregate amount of $40,000 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. The Company issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

On August 9, 2004, the Company converted $50,000 of its November 2003 Convertible Promissory Note into 1,000,000 shares of common stock pursuant to an August 5, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. The Company issued the underlying common stock upon conversion pursuant to the Company's SB-2 registration statement, declared effective on August 3, 2004.

On August 23, 2004, the Company converted $50,000 of its April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to an August 5, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

not include accrued and unpaid interest on the converted amount. The Company issued the underlying common stock upon conversion pursuant to the Company's SB-2 registration statement, declared effective on August 3, 2004.

On September 27, 2004, the Company converted $50,000 of its April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to a September 21, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did not include accrued and unpaid interest on the converted amount. The Company issued the underlying common stock upon conversion pursuant to the Company's SB-2 registration statement, declared effective on August 3, 2004.

NOTE 3 - BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

The Company operates principally in the single serve flavored milk industry segment, under two distinct business models. In the United States, the Company is responsible for the sale of finished Slammers(R) flavored milk (referred to as "unit sales") to retail outlets. For these unit sales, the Company recognizes as revenue the invoiced wholesale prices that the Company charges to the retail outlets that purchase the Slammers(R) flavored milks. In countries other than the United States, the Company's revenue is generated by the sale of kits to dairy processors. Each kit consists of flavor ingredients for the Company's Slammers(R) flavored milks and production rights to manufacture and sell the milks. In line with the Company's revenue recognition policies, the Company recognizes the full invoiced kit price as revenue and credits the processor dairies. The Company currently sells kits to SADAFCO, a third party dairy processor located in Saudi Arabia, for distribution to eleven Middle Eastern countries.

NOTE 4 - SUBSEQUENT EVENTS

On October 6, 2004, the Company converted $20,000 of its November 2003 Convertible Promissory Note into 500,000 shares of common stock pursuant to a September 23, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. The Company issued the underlying common stock upon conversion pursuant to the Company's SB-2 registration statement, declared effective on August 3, 2004.

On October 6, 2004, the Company issued 500,000 shares of its common stock to Knightsbridge Holdings, LLC, pursuant to a consulting agreement dated November 10, 2003. The Company issued the underlying common stock pursuant to the Company's SB-2 registration statement, declared effective on August 3, 2004. The issued and outstanding equity reported in the Company's Form 10QSB for the period ended March 31, 2004 reflects these shares of common stock.

On October 13, 2004, the Company issued 250,000 shares of its common stock in a private placement to Arthur Blanding, at the market price of $0.12 per share, pursuant to Section

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

4(2) of the Securities Act of 1934. Mr. Blanding, who solicited the purchase, is an accredited investor and has been a director of the Company since 1999.

On October 15, 2004, the Company issued 750,000 shares of its common stock to Marvel Enterprises, Inc., as partial compensation under a license agreement dated February 1, 2004. The Company issued the underlying common stock pursuant to the Company's SB-2 registration statement, declared effective on August 3, 2004. The issued and outstanding equity reported in the Company's Form 10QSB for the period ended March 31, 2004 reflects these shares of common stock.

On October 29, 2004, the Company entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock of the Company at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. The Company has the option to defer such payment until the note's maturity date on April 30, 2006, if the Company's common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, the Company issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. The Company issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Bravo! Foods International Corp.
North Palm Beach, Florida

We have audited the accompanying balance sheet of Bravo! Foods International Corp. as of December 31, 2003 and the related statements of operations and comprehensive loss, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bravo! Foods International Corp. as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred a net loss of $3,016,987 for the year ended December 31, 2003 and as of that date had a working capital deficiency of $2,971,505 and a shareholders' deficit of $3,719,291. The Company also is delinquent in payment of certain debts. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Management's actions in regard to these matters are more fully described in Note 1.

LAZAR LEVINE & FELIX LLP

New York, New York
April 2, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bravo! Foods International Corp.

We have audited the accompanying consolidated balance sheet of Bravo! Foods International Corp. and subsidiary as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, shareholders' deficit and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bravo! Foods International Corp. and subsidiary as of December 31, 2002, and the results of their operations and their cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the summary of accounting policies in the consolidated financial statements, the Company has a limited operating history, has incurred substantial losses since its inception, and at December 31, 2002, has a net working capital deficiency, is delinquent on certain of its debts and has negative net assets, all of which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the same section. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

Los Angeles, California
March 14, 2003

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                December 31,
                                                           ---------------------
                                                              2002        2003
                                                           --------     --------
Assets

Current assets:
   Cash and cash equivalents                               $224,579     $ 58,859

   Accounts receivable, net                                 236,149       25,921

   Other receivables                                         14,662        6,331

   Advance to vendor                                          8,719           --

   Inventories                                               55,062       54,995

   Prepaid expenses                                           7,605      201,617
                                                           --------     --------

     Total current assets                                   546,776      347,723

Furniture and equipment, net                                 89,602       68,623
License rights, net of accumulated amortization              88,104       24,065
Deferred product development costs                               --       41,711

Deposits                                                     15,000       10,736
                                                           --------     --------

Total assets                                               $739,482     $492,858
                                                           ========     ========

                             See accompanying notes

                                                                                          December 31,
                                                                                ------------------------------
                                                                                    2002               2003
                                                                                ------------      ------------
Liabilities and Capital Deficit

    Current liabilities:
    Note payable to International Paper                                         $    187,743           187,743
    Notes payable to Alpha Capital                                                   100,000           100,000
    Notes payable to Mid-Am Capital LLC                                                   --           150,000
    License fee payable to Warner Brothers                                           270,053           147,115
    Accounts payable                                                               1,039,313         2,123,705
    Accrued liabilities                                                              409,615           610,665
                                                                                ------------      ------------


           Total current liabilities                                               2,006,724         3,319,228

Dividends payable                                                                    266,666           582,823
Other notes payable                                                                       --           310,098

                                                                                ------------      ------------

Total liabilities                                                                  2,273,390         4,212,149
                                                                                ------------      ------------

Commitments and contingencies

Capital Deficit:
Series B convertible, 9% cumulative, and redeemable preferred stock, stated
    value $1.00 per share, 1,260,000 shares authorized, 107,440
    shares issued and outstanding, redeemable at $107,440                            107,440           107,440
Series F convertible and redeemable preferred stock, stated value
    $10.00 per share, 130,515 shares issued and outstanding                        1,205,444         1,205,444
Series G convertible, 8% cumulative and redeemable preferred stock, stated value $10.00 per share, 70,208 and 58,810 shares issued and
    outstanding                                                                      624,115           520,604
Series H convertible, 7% cumulative and redeemable preferred stock, stated value $10.00 per share, 175,500 and 165,500 shares issued
    and outstanding                                                                  939,686           895,591
Series I convertible, 8% cumulative and redeemable preferred stock,
    stated value $10.00 per share, 30,000 shares issued and outstanding               72,192            72,192
Series J convertible, 8% cumulative and redeemable preferred stock, stated value $10.00 per share, 100,000 and 200,000 shares issued
    and outstanding                                                                  854,279         1,854,279
Common stock, par value $0.001 per share, 50,000,000 shares
    authorized, 25,732,854 and 28,047,542 shares issued and
    outstanding                                                                       25,730            28,045
Additional paid-in capital                                                        20,266,463        21,144,896
Accumulated deficit                                                              (25,629,016)      (29,548,471)
Accumulated other comprehensive loss - translation adjustment                           (241)              689
                                                                                ------------      ------------

Total capital deficit                                                             (1,533,908)       (3,719,291)
                                                                                ------------      ------------

Total liabilities and capital deficit                                           $    739,482           492,858
                                                                                ============           =======

                             See accompanying notes

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                                           Years ended December 31,
                                                                      --------------------------------
                                                                           2002                2003
                                                                      ------------        ------------
Revenue - unit sales                                                  $    232,595        $    356,985

Revenue - net kit sales                                                    433,118               2,737

Revenue - gross kit sales                                                1,107,257             840,420
                                                                      ------------        ------------

Total revenue                                                            1,772,970           1,200,142

Cost of sales                                                             (279,355)           (192,498)
                                                                      ------------        ------------

Gross margin                                                             1,493,615           1,007,644

Selling expense                                                            776,090           1,739,850

Product development                                                        239,298               5,570

General and administrative expense                                       3,615,674           2,249,678
                                                                      ------------        ------------

Loss from operations                                                    (3,137,447)         (2,987,454)
Other income (expense):

     Interest expense, net                                                  22,984              29,533
                                                                      ------------        ------------

Loss before income taxes                                                (3,160,431)         (3,016,987)

Provision for income taxes                                                      --                  --
                                                                      ------------        ------------

Net loss                                                                (3,160,431)         (3,016,987)

Dividends accrued for Series B preferred stock                              (9,803)             (9,669)
Dividends accrued for Series D preferred stock                             (18,499)                 --
Dividends accrued for Series G preferred stock                             (60,279)            (46,457)
Dividends accrued for Series H preferred stock                             (75,439)           (120,818)
Dividends accrued for Series I preferred stock                              (7,817)            (24,000)
Dividends accrued for Series J preferred stock                              (2,044)           (138,960)
Deemed dividend on Series J preferred stock                               (305,724)           (367,211)
Deemed dividend on Series F preferred stock                                     --            (195,353)
                                                                      ------------        ------------
Deemed dividends on Sseries H preferred stock                             (236,764)
                                                                      ------------        ------------
Deemed dividends on Series I preferred stock                              (294,793)
                                                                      ------------        ------------

Net loss applicable to common shareholders                            $ (4,171,590)       $ (3,919,455)
                                                                      ------------        ------------

Weighted average number of common shares outstanding                    18,503,849          26,779,222
                                                                      ------------        ------------

Basic and diluted loss per share                                      $      (0.23)       $      (0.15)
                                                                      ------------        ------------

Comprehensive loss and its components consist of the following:

     Net loss                                                         $ (3,160,431)       $ (3,016,987)
     Foreign currency translation adjustment                                   231                 930
                                                                      ------------        ------------

Comprehensive loss                                                    $ (3,160,200)       $ (3,016,057)
                                                                      ============        ============

                             See accompanying notes

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                          STATEMENTS OF CAPITAL DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2002 and 2003

                                                                         Preferred Stock                 Common Stock
                                                                 ----------------------------    ---------------------------
                                                                     Shares         Amount          Shares         Amount
                                                                 ------------    ------------    ------------   ------------
Balance, December 31, 2001                                            568,774    $  3,872,078      14,681,008   $     14,681

Issuance of common stock for service                                       --              --         999,112            999
Stock issued for options exercised                                         --              --       1,000,000          1,000
Conversion of preferred stock                                        (155,111)     (1,469,880)      8,952,734          8,950
Issuance of Series H preferred stock                                   70,000         474,487         100,000            100
Issuance of Series I preferred stock                                   30,000          72,192              --             --
Issuance of Series J preferred stock                                  100,000         854,279              --             --
Issuance of options to consultants                                         --              --              --             --
Extension of option terms                                                  --              --              --             --
Issuance of warrants to a lender                                           --              --              --             --
Beneficial  conversion  feature  of  Series H  preferred stock             --              --              --             --
Beneficial  conversion  feature  of  Series I  preferred stock             --              --              --             --
Beneficial conversion of Series J preferred stock                          --              --              --             --
Accrued Dividends - Series B                                               --              --              --             --
Accrued Dividends - Series D                                               --              --              --             --
Accrued Dividends - Series G                                               --              --              --             --
Accrued Dividends - Series H                                               --              --              --             --
Accrued Dividends - Series I                                               --              --              --             --
Accrued Dividends - Series J                                               --              --              --             --
Net Loss for 2002                                                          --              --              --             --
Translation Adjustment                                                     --              --              --             --
                                                                 ------------    ------------    ------------   ------------

Balance, December 31, 2002                                            613,663       3,803,156      25,732,854         25,730
Issuance of common stock for services                                      --              --         100,000            100
Conversion preferred stock                                            (21,398)       (147,606)      1,814,688          1,815
Issuance of Series J preferred stock                                  100,000       1,000,000              --             --
Finders' fees for financing                                                --              --         400,000            400
Issuance of warrants for convertible notes                                 --              --              --             --
Beneficial conversion feature of convertible notes                         --              --              --             --
SEC registration costs for financing                                       --              --              --             --
Conversion price changes for warrants                                      --              --              --             --
Accrued Dividends - Series B                                               --              --              --             --
Accrued Dividends - Series G                                               --              --              --             --
Accrued Dividends - Series H                                               --              --              --             --
Accrued Dividends - Series I                                               --              --              --             --
Accrued Dividends - Series J                                               --              --              --             --
Net loss for 2003                                                          --              --              --             --
Translation adjustment                                                     --              --              --             --
                                                                 ------------    ------------    ------------   ------------

Balance, December 31, 2003                                            692,265    $  4,655,550      28,047,542   $     28,045
                                                                 ============    ============    ============   ============


                                                                     Additional                     Accumulated
                                                                      Paid In     Accumulated      Comprehensive
                                                                      Capital       Deficit             Loss           Total
                                                                   ------------    ------------    ------------    ------------

Balance, December 31, 2001                                         $ 16,028,980    $(21,457,425)   $       (472)   $ (1,542,158)

Issuance of common stock for service                                    278,652              --              --         279,751
Stock issued for options exercised                                      329,000              --              --         330,000
Conversion of preferred stock                                         1,648,516              --              --         187,586
Issuance of Series H preferred stock                                    225,513              --              --         700,000
Issuance of Series I preferred stock                                    215,796              --              --         287,988
Issuance of Series J preferred stock                                    145,721              --              --       1,000,000
Issuance of options to consultants                                      161,612              --              --         161,612
Extension of option terms                                               391,345              --              --         391,345
Issuance of warrants to a lender                                          4,051              --              --           4,051
Beneficial  conversion  feature  of  Series H  preferred stock          236,764        (236,764)             --              --
Beneficial  conversion  feature  of  Series I  preferred stock          294,793        (294,793)             --              --
Beneficial conversion of Series J preferred stock                       305,721        (305,721)             --              --
Accrued Dividends - Series B                                                 --          (9,803)             --          (9,803)
Accrued Dividends - Series D                                                 --         (18,499)             --         (18,499)
Accrued Dividends - Series G                                                 --         (60,279)             --         (60,279)
Accrued Dividends - Series H                                                 --         (75,439)             --         (75,439)
Accrued Dividends - Series I                                                 --          (7,817)             --          (7,817)
Accrued Dividends - Series J                                                 --          (2,044)             --          (2,044)
Net Loss for 2002                                                            --      (3,160,431)             --      (3,160,431)
Translation Adjustment                                                       --              --             231             231
                                                                   ------------    ------------    ------------    ------------

Balance, December 31, 2002                                           20,266,464     (25,629,015)           (241)     (1,533,906)
Issuance of common stock for services                                    27,900              --              --          28,000
Conversion preferred stock                                              169,538              --              --          23,747
Issuance of Series J preferred stock                                    367,211        (367,211)             --       1,000,000
Finders' fees for financing                                              65,029              --              --          65,429
Issuance of warrants for convertible notes                               49,474              --              --          49,474
Beneficial conversion feature of convertible notes                       40,427              --              --          40,427
SEC registration costs for financing                                    (36,500)             --              --         (36,500)
Conversion price changes for warrants                                   195,353        (195,353)             --              --
Accrued Dividends - Series B                                                 --          (9,669)             --          (9,669)
Accrued Dividends - Series G                                                 --         (46,457)             --         (46,457)
Accrued Dividends - Series H                                                 --        (120,818)             --        (120,818)
Accrued Dividends - Series I                                                 --         (24,000)             --         (24,000)
Accrued Dividends - Series J                                                 --        (138,961)             --        (138,961)
Net loss for 2003                                                            --      (3,016,987)             --      (3,016,987)
Translation adjustment                                                       --              --             930             930
                                                                   ------------    ------------    ------------    ------------

Balance, December 31, 2003                                         $ 21,144,896    $(29,548,471)   $        689    $ (3,719,291)
                                                                   ============    ============    ============    ============

                             See accompanying notes

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS

                                                                                      Years ended December 31,
                                                                                   ----------------------------
                                                                                       2002             2003
                                                                                   -----------      -----------

Cash flows from operating activities:

   Net loss                                                                        $(3,160,431)     $(3,016,987)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                     671,243          101,207
      Stock issuance for compensation and financing finder's fee                        54,600           93,428
     Options issued for compensation                                                   557,008               --
     Registration costs for financing                                                       --          (36,500)
     Loss on disposal of fixed assets                                                       --           15,134
     Increase (decrease) from changes in:
       Accounts receivable                                                             (83,467)         210,228
       Other receivable                                                                 (2,484)           8,331
       Advance to vendors                                                               12,279            8,719
       Inventories                                                                      36,341               67
       Prepaid expenses                                                                 16,501         (189,748)
       Accounts payable and accrued expenses                                           293,652        1,285,443
       Deferred product and development costs                                               --          (41,711)
                                                                                   -----------      -----------

Net cash used in operating activities                                               (1,604,758)      (1,562,389)
                                                                                   -----------      -----------

Cash flows from investing activities:
   Purchase of equipment                                                                (9,422)         (31,323)
                                                                                   -----------      -----------

Net cash used in investing activities                                                   (9,422)         (31,323)
                                                                                   -----------      -----------

Cash flows from financing activities:
   Proceeds from issuance of Series H preferred stock                                  700,000               --
   Proceeds from issuance of Series I preferred stock                                  287,988               --
   Proceeds from issuance of Series J preferred stock                                1,000,000        1,000,000
   Proceeds from exercise of stock options                                             330,000               --
   Short term borrowing                                                                     --          150,000
   Notes payable                                                                            --          400,000
   Borrowings repayment                                                               (250,000)              --
   Payment of note payable, bank loan and license fee payable                         (461,500)        (122,938)
                                                                                   -----------      -----------

Net cash provided by financing activities                                            1,606,488        1,427,062
                                                                                   -----------      -----------

Effect of changes in exchange rate on cash                                                 231              930
                                                                                   -----------      -----------

Net (decrease) in cash and cash equivalents                                             (7,461)        (165,720)

Cash and cash equivalents, beginning of year                                           232,040          224,579
                                                                                   -----------      -----------

Cash and cash equivalents, end of year                                             $   224,579      $    58,859
                                                                                   -----------      -----------

                       Supplemental cash flow information
   Cash paid during the year for interest                                          $     7,988      $        --
                                                                                   -----------      -----------
   Non-cash investing and financing activities:
     Stock granted in exchange of debt and payables and services                   $   225,151      $    93,428
     Preferred stock and accrued dividends converted to common stock               $ 1,657,466      $   171,353
     Beneficial conversion feature                                                 $   837,278      $   133,611
                                                                                   ===========      ===========

                             See accompanying notes

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization, Businesses and Going Concern Uncertainty

Bravo! Foods International Corp. (the Company), formerly known as China Premium Food Corporation, was incorporated under the laws of the State of Delaware on April 26, 1996. The Company is engaged in the sale of flavored milk products and flavor ingredients in the United States, Puerto Rico, the Middle East, Canada and Mexico and the co-production, marketing and distribution of branded dairy products in the People's Republic of China.

In December 1999, the Company obtained Chinese government approval for the registration of China Premium Food Corp (Shanghai) Co. Ltd., a wholly owned subsidiary, in the Wai Gao Qiao free trade zone in Shanghai, China. This subsidiary was formed to import, export and distribute food products and flavored milk ingredients on a wholesale level in China. The Company has announced that it plans to cease all business activities of this Chinese subsidiary in the second quarter 2004.

GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company has suffered operating losses and negative cash flow from operations since inception and has an accumulated deficit of $29,548,471, a capital deficit of $3,719,291, negative working capital of $2,971,505 and is delinquent on certain of its debts at December 31, 2003. Further, the Company's auditors stated in their report on the Company's Consolidated Financial Statements for the year ended December 31, 2003, that these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management plans to increase gross profit margins in its U.S. business and obtain additional financing and is in the process of repositioning its products with the anticipated launch of four new product lines in the second quarter 2004. While there is no assurance that funding will be available or that the Company will be able to improve its profit margins, the Company is continuing to actively seek equity and/or debt financing and has raised $1,350,000 in the fourth quarter 2003 and first quarter 2004. No assurances can be given that the Company will be successful in carrying out its plans. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Bravo! Foods International Corp. and its wholly owned subsidiary China Premium Food Corp (Shanghai) Co., Ltd. (the "Company"). All significant intercompany transactions have been eliminated.

FOREIGN CURRENCY TRANSACTIONS AND TRANSLATIONS

Transaction gains and losses result from a change in exchange rates between the functional currency and the currency in which a foreign currency transaction is denominated. They represent an increase or decrease in (a) the actual functional current cash flows realized upon settlement of foreign currency transactions and
(b) the expected functional currency cash flows on unsettled foreign currency transactions. All transaction gains and losses are included in other income or expense.

Assets and liabilities of China Premium Food Corp (Shanghai) Co., Ltd. are translated into the US dollar at the prevailing exchange rate in effect at each period end. Revenue and expenses are translated into the US dollar at the average exchange rate during the reporting period. Contributed capital is translated into the US dollar at the historical exchange rate when capital was injected. Any difference resulting from using the current rate, historical rate and average rate in determination of retained earnings is accounted for as a translation adjustment and reported as part of comprehensive income or loss in the equity section.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated allowance for doubtful accounts receivable and the deferred income tax asset allowance. Actual results could differ materially from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, receivables, accrued liabilities and notes payable are reasonable estimates of their fair value because of the short maturity of these items.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of cash and accounts receivable.

During the normal course of business, the Company extends unsecured credit to its customers who are located in various geographical areas. Typically credit terms require payments to be made by the thirtieth day following the sale. The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company provides an allowance for doubtful accounts based on its continuing evaluation of its customers' credit risk. As of December 31, 2003, the allowance of doubtful accounts aggregated $39,226. The Company maintains its cash accounts with high credit quality financial institutions. The FDIC insures total cash balances up to $100,000 per bank. Cash balances in any one financial institution were not in excess of this limit at December 31, 2003.

INVENTORY

Inventory, which consists primarily of packing materials and other flavor ingredients, is stated at the lower of cost on the first-in, first-out method or market.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost. Depreciation is computed primarily utilizing the straight-line method over a period of seven years for furniture and five years for equipment.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Additions and betterment to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts, and any resulting gain or loss is included in the statement of operations.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, the Company began applying the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During 2002, the Company determined that license rights in China having a net book value of $39,286 were impaired.

REVENUE RECOGNITION

The Company sells flavor ingredients and production rights (collectively referred to as "kits") to processor dairies in the U.S., China, Canada and Mexico and also sells flavored milk products in the U.S. Revenue is recognized when the goods are shipped and title and the risk and reward of ownership have been passed to the customer and possible return of goods can be reasonably estimated. The criteria to meet this guideline are: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) the price to the buyer is fixed or determinable and 4) collectibility is reasonably assured.

The Company follows the final consensus reached by the Emerging Issues Task Force (EITF) 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". Pursuant to EITF 99-19, sales of kits made directly to customers by the Company are reflected in the statement of operations on a gross basis, whereby the total amount billed to the customer is recognized as revenue. Sales of kits made through intermediaries, in which the Company's role is similar to that of an agent, are reflected on a net basis, which represents the amount earned by the Company in the transaction.

The Company has production agreements with processors of dairy products pursuant to which the Company sells flavored milk products to retail stores (referred to as "unit sales"). The Company benefits from the difference between the prices charged by the dairy processor to produce the product for the Company and the price paid by retail stores to purchase the product. The Company bears the responsibility for paying food brokers fees, transportation and delivery expenses and sample expense, etc. The Company recognizes revenue on the net basis and recognizes the aforementioned expenses as selling expenses.

SHIPPING AND HANDLING COSTS

Shipping and handling costs incurred by the Company are included in selling expenses and aggregated $273,362 and $504,971 for 2002 and 2003, respectively.

ADVERTISING AND PROMOTION COSTS

Advertising and promotion costs, which are included in selling expenses, are expensed as incurred and aggregated $304,084 and $342,367 for 2002 and 2003, respectively.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INCOME TAXES

The Company accounts for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per common share is computed by dividing loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

For the years ended December 31, 2002 and 2003, potential common shares arising from the Company's stock options, stock warrants and convertible preferred stock of 19,074,098 and 39,611,363, respectively, were not included in the computation of diluted earnings per share because their effect was antidilutive.

STOCK-BASED COMPENSATION

The Company has adopted the intrinsic value method of accounting for employee stock options as permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) and discloses the pro forma effect on net loss and loss per share as if the fair value based method had been applied. For equity instruments, including stock options, issued to non-employees, the fair value of the equity instruments or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations.

The following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provision of SFAS No. 123 to stock-based employee compensation.

                                                                        Year ending December 31,
                                                                      ---------------------------
                                                                          2002            2003
                                                                      -----------     -----------
Net loss applicable to common shareholders: as reported               $(4,171,590)    $(3,919,455)
Add: total stock based employee compensation expense determined
under fair value method for all awards                                         --              --
                                                                      -----------     -----------


Pro forma net loss                                                    $(4,171,590)    $(3,919,455)
                                                                      ===========     ===========

Loss per share:

                              As reported                             $     (0.23)    $     (0.15)

                              Pro forma                               $     (0.23)    $     (0.15)

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RECENT ACCOUNTING PRONOUNCEMENTS

ADOPTION OF SFAS 150

In May 2003, Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," was issued effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The adoption of SFAS No. 150 did not result in the reclassification of any financial instruments in the Company's financial statements.

ADOPTION OF SFAS 149

In April 2003, SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," was issued effective for contracts entered into or modified after June 30, 2003, with certain exceptions. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activity." The Company does not currently engage in hedging activities, and the adoption of this statement did not have any effect on its financial statements.

ADOPTION OF SFAS NO. 148

In December 2002, FASB issued Statement No. 148 (SFAS No. 148), "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for the Company's financial statements for the year ending after December 15, 2002. As permitted by SFAS No. 148, the Company has elected to retain the intrinsic value method of accounting for stock-based awards granted to employees. Accordingly, the adoption of SFAS No. 148 did not have a material effect on the Company's financial position or results of operations.

ADOPTION OF SFAS NO. 146

In June 2002, FASB issued Statement No. 146 (SFAS No. 146), "Accounting for Costs Associated with Exit or Disposal Activities," effective for activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ADOPTION OF SFAS NO. 143

In June 2001, Financial Accounting Standards Board (FASB) issued Statement No. 143 (SFAS No. 143), "Accounting for Asset Retirement Obligations," effective for fiscal years beginning after June 15, 2002. The Statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The adoption of SFAS No. 143 did not have a material effect on the Company's financial position or results of operations.

ADOPTION OF FIN NO. 46

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN No. 46), "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements." FIN No. 46 explains how to identify variable interest entities and how an enterprise assesses its interest in a variable entity to decide whether to consolidate that entity. FIN No. 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN No. 46 is effective immediately for variable interest entities after January 31, 2003, and to variable interest entities in which an enterprise obtained an interest after that date. FIN No. 46 applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN No. 46 did not have a material effect on the Company's financial position and result of operations.

ADOPTION OF FIN NO. 45

In November 2002, the FASB issued Interpretation No. 45 ("FIN No. 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. FIN No. 45 will affect leasing transactions involving residual guarantees, vendor and manufacturer guarantees and tax and environmental indemnities. All such guarantees will need to be disclosed in the notes to the financial statements starting with the period ending after December 15, 2002. For guarantees issued after December 31, 2002, the fair value of the obligation must be reported on the balance sheet. Existing guarantees will be grandfathered and will not be recognized on the balance sheet. There is no impact on our financial position and results of operations due to the application of FIN No. 45.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior year consolidated financial statements to conform to the 2003 presentation.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - FIXED ASSETS

Fixed assets are comprised of the following:
                                                           2002          2003

Furniture and fixtures                                  $  79,841     $  79,841
Office equipment                                          164,099       166,179
Leasehold improvements                                     21,321        21,321
                                                          265,261       267,341

Less: accumulated depreciation and amortization          (175,659)     (198,718)
                                                        $  89,602     $  68,623

Depreciation and amortization expense aggregated $42,919 and $37,168 for 2002 and 2003, respectively.

NOTE 3 - LICENSING AGREEMENTS WITH WARNER BROTHERS CONSUMER PRODUCTS CO.

LICENSING AGREEMENT IN CHINA

On January 1, 1999, the Company entered into a licensing agreement (the Original Agreement) with Warner Brothers Consumer Products Co. (Warner) for the right to utilize Looney Tunes(TM) images and names, as defined in the Agreement, on its products in Shanghai and Hangzhou, China. The Company agreed to pay a 3% royalty fee on the net invoiced price of each licensed article with a minimum guaranteed consideration of $300,000 of which $45,000 was paid at inception of the Agreement, and the balance to be paid in ten quarterly installments of $21,250 starting on September 30, 1999 with a final payment of $42,500 on or before March 31, 2002. The Company recorded license rights of $300,000 and amortized the rights over a period of three years.

On November 21, 2000, the Company entered into an amendment of the Original Agreement with Warner. Per the amendment, the term of the agreement was extended to June 30, 2003 with the guaranteed consideration being increased to $400,000. The Original Agreement, as amended, was extended to October 29, 2003, at which time it expired. As of December 31, 2003, the outstanding obligation under this agreement was $147,116.

The Company decided not to seek another license from Warner Bros. for China beyond the October 2003 expiration based upon the lack of sales in the Company's China markets and what the Company perceived to be the licensor's continuing overall lack of brand support in China. The Company and Warner Bros. dispute the contractual necessity of the payment of the balance owed on the China license as a result of the above circumstances. As of December 31, 2003, the Company reserved $152,448 for this obligation, representing the $147,116 balance of guaranteed royalties plus $5,332 for the legally allowed default penalty.

LICENSING AGREEMENT IN THE UNITED STATES

On July 26, 2000, the Company entered into a license agreement with Warner Bros. and obtained rights to utilize Looney Tunes(TM) character images and names in the U.S. in connection with specified categories of products sold by Bravo!. The license agreement was originally effective from January 1, 2000 to December 31, 2002. In April 2002, the Company and Warner Bros. reached an agreement to extend this license agreement until December 31, 2003. The Company recorded the gross amount of $500,000 as licensing costs and an obligation for the licensing agreement of $500,000 simultaneously.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2002, the Company entered into a licensing agreement with Warner to utilize licensed property in connection with the 2002 Taz Atti-Tour events for the period March 13, 2002 to December 31, 2002. The Company recorded a non-refundable minimum guaranteed payment of $250,000. The guaranteed payment was amortized over the term of the license agreement. The Company recorded amortization expense of $250,000 for the year ended December 31, 2002. At December 31, 2002, $83,333 was due for payment under the terms of the agreement, which was paid on February 26, 2003.

The history of the Company with Warner Bros. licenses, as a function of sales of the flavored milks, has not supported the guaranteed royalty structure required by Warner Bros. for its licenses. As a result, the Company decided to exploit its own Slammers(R) brand, which has been developed in 2003, and commenced negotiations for licenses with Marvel Comics and Moon Pie. For these reasons, the Company decided not to accept the offer of Warner Bros. to renew the U.S. license.

LICENSING AGREEMENT IN MEXICO

In September 2001, the Company entered into a licensing agreement with Warner for the right to utilize Looney Tunes(TM) character images and names, as defined in the agreement, on its products sold in Mexico. The Company agreed to pay royalties of 5% on net sales, defined as the gross invoice price billed to the dairy producing, distributing and selling the licensed products, from June 1, 2001 through May 31, 2002; 7% on net sales from June 1, 2002 through May 31, 2003; and 10% on net sales from June 1, 2003 through May 31, 2004; with a minimum total guaranteed consideration of $145,000.

The licensing agreement is effective through May 31, 2004. The Company recorded license rights of $145,000 to be amortized over a period of three years. Amortization expense for the year ended December 31, 2003 and 2003 was $48,333 for each year. As of December 31, 2003, no outstanding obligation remained under this agreement. Based upon the Company's analysis of the cost of this license as a function of sales of the flavored milks, the Mexico license will not by renewed by the Company.

LICENSING AGREEMENT IN CANADA

In May 2002, the Company entered into a licensing agreement with Warner to utilize Looney Tunes(TM) characters and names on milk products sold in specified retail outlets throughout Canada, for the period March 1, 2002 to March 31, 2004. The Company recorded a license right of $32,720 upon execution of the agreement. The guaranteed payment is amortized over the term of the license agreement. The Company recorded amortization expense for the year ended December 31, 2002 and 2003 of $13,088 and $15,706, respectively. Based upon the Company's analysis of the cost of this license as a function of sales of the flavored milks, the Canada license will not by renewed by the Company.

NOTE 4 - DEFAULT OF NOTE PAYABLE TO INTERNATIONAL PAPER

In 1999, the Company issued a promissory note to assume existing debt owed by its then Chinese joint venture subsidiary to a supplier, International Paper. The face value of that unsecured note was $282,637 at an interest rate of 10.5% per annum. The note originally required 23 monthly payments of $7,250 and a balloon payment of $159,862 due on July 15, 2000. During 2000, the Company negotiated an extension of this note to July 1, 2001. International Paper imposed a charge of $57,000 to renegotiate the note, which amount represents interest due through the extension date. The current balance due on this note is $187,743 at December 31, 2003, all of which is delinquent. The Company has not had any communication with International Paper during the last three years. Although International Paper has not pursued collection of the note, it is possible that they could do so in the future and, if they do, such collection effort may have a significant adverse impact on the liquidity of the Company. The Company has not accrued interest as of December 31, 2002 and December 31, 2003.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTES PAYABLE TO INDIVIDUAL LENDERS

On November 6 and 7, 2001, respectively, the Company received the proceeds of two loans aggregating $100,000 from two offshore lenders. The two promissory notes, one for $34,000 and the other for $66,000, were payable on February 1, 2002 with interest at an annual rate of 8%. These loans are secured by a general security interest in all the assets of the Company. These lenders have agreed to extend the notes without default on a demand basis. Interest accrued and unpaid as December 31, 2003 aggregated $17,380.

NOTE 6 - CAPITAL DEFICIT

2002

During 2002, the Company issued 70,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 1,750,000 shares at $0.50 per share. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $700,000 in cash. In accordance with EITF 00-27, the Company allocated $225,513 to the warrants, $474,487 to the underlying preferred stock and recorded deemed dividends of $236,764 related to the beneficial conversion features.

In connection with the above private placement of Series H Preferred stock, the Company issued 100,000 shares of common stock as finder fees.

On June 17, 2002, the Company issued 30,000 shares of its Series I convertible and 8% cumulative and redeemable preferred stock and warrants for 2,000,000 shares of common stock at $0.50 per share, exercisable three years from issue, to two sophisticated and accredited investors, pursuant to Rule 506, Regulation D and Section 4(2) of the Securities Act of 1933. The conversion of the preferred into common stock shall be at a per common share conversion price of either $0.40 or 75% of the average of the three lowest closing bid prices for the thirty day period immediately preceding conversion, at the option of the holder. The conversion price is subject to a maximum of $0.50 per share and a minimum of $0.30 per share, which minimum conversion price shall govern for the 270 days immediately following the issue date of the Series I preferred shares. The minimum conversion price shall be extended indefinitely upon the occurrence of certain defined events, including the effectiveness of a registration statement for the resale of the common stock underlying the preferred and a trading price of the Company's common stock at $0.50 or higher for fifteen consecutive days. The Series I convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in gross cash proceeds of $300,000, less expenses of $12,012. In accordance with EITF 00-27, the Company allocated $215,796 to the 2 million warrants and $72,192 to the underlying preferred stock and recorded deemed dividends of $294,793 arising from a beneficial conversion feature.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 30, 2002, the Company issued 100,000 shares of non-voting Series J Convertible and 8% cumulative and redeemable Preferred stock, having a stated value of $10.00 per share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $1,000,000. Each preferred share is convertible to 40 shares of the Company's common stock at a conversion price of $0.25 per share, representing 4,000,000 shares of common stock underlying the preferred stock. The issued warrants entitle the holder to purchase 25 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.40 per common stock share, representing 2,500,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In accordance with EITF 00-27, the Company allocated $145,721 to the warrants, $854,279 to preferred stock and recorded deemed dividends of $305,721 arising from a beneficial conversion feature. The value of the warrants was determined using the Black Scholes Option Pricing Model with the following inputs: Expected Volatility of 34.11%, Risk Free Rate of Return of 4.24%, No Dividends and an Expected Life of 3.75 years.

During 2002, the Company issued a total of 5,081,830 shares of common stock upon the conversion of 87,500 shares of Series D preferred stock.

During 2002, the Company issued a total of 2,320,224 shares of common stock upon the conversion of 44,484 shares of Series F preferred stock.

During 2002, the Company issued a total of 1,550,680 shares of common stock upon the conversion of 23,127 shares of Series G preferred stock.

In connection with the aforementioned conversion of preferred stock, a total of $187,586 of accrued dividends payable was also converted into the Company's common stock, of which $146,670 related to Series D and $40,916 related to Series G.

On June 10, 2002, the Company issued 1,000,000 shares of common stock in exchange for cash of $330,000 due to exercise of the options.

On October 17, 2002, the Company issued a total of 999,112 shares of common stock at the market price of $0.28 per share in lieu of cash payment of $225,151 and recorded non-cash expense of $54,600.

2003

On January 2, 2003, the Company issued 100,000 shares of common stock to an employee. This common stock will be registered under a Form S-8 registration statement. In January 2003, the Company recorded $28,000 of compensation expense based upon a signing bonus for this grant. In addition, the Company granted options for 100,000 shares of common stock to the employee pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share. The Company also granted options for 200,000 shares of common stock at an exercise price of $0.40 per share and vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004, and 100,000 expire on each of December 30, 2008 and 2009, respectively.

On February 4, 2003, the Company issued 30,000 shares of common stock to Keshet, LP, upon the conversion of 480 shares of Series G Convertible Preferred stock, at a conversion price of $0.196. The conversion included accrued and unpaid dividends on the preferred converted.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 21, 2002, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 40 shares of the Company's common stock at a per common share conversion price of $0.25, representing 2,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 33.33 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.30 per common stock share, representing 1,666,667 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The February 21, 2003 closing market trading price was $0.23 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. In accordance with EITF 00-27, the Company recorded a deemed dividend of $274,720 related to a beneficial conversion feature.
On April 14, 2003, the Company issued 50,000 shares of common stock to Keshet, LP, upon the conversion of 596 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On April 22, 2003, the Company issued 50,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 595 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to Keshet, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0. 076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 29, 2003, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. for the aggregate purchase price of $500,000. Each preferred share is convertible to 50 shares of the Company's common stock at a conversion price of $0.20, representing 2,500,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 40 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.25 per common stock share, representing 2,000,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The May 22, 2003 closing market trading price was $0.12 per share. In addition, the following adjustments were made to prior issued warrants for the purpose of facilitating future fund raising by the Company arising out of the exercise of the warrants by Holder. The purchase price, as defined in the Warrants No. 1 and 2, has been reduced to $0.25, subject to further adjustment as described in the warrants. The warrant stock provided for in Warrant No.1 has been increased by 1,500,000 shares. The warrant stock provided for in Warrant No. 2 has been increased by 333,333 shares. The expiration date, as defined in the respective warrants, remains as stated. The trading price call option trigger set forth in Section 9
(b) of the warrants has been reduced from $1.75 to $0.75 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The value of the warrants, $92,491, was determined using the Black-Scholes model.

On August 12, 2003, the Company issued 1,200,000 shares of common stock based upon Series G notices of conversion received in June and July 2003. The issuance of common stock was delayed in order to determine the accuracy of the conversion variables contained in the respective notices of conversion, as follows:

The Company issued 200,000 shares of common stock to Keshet, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company issued 200,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

The Company issued 150,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 773 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

The Company issued 250,000 shares of common stock to Keshet, LP, upon the conversion of 1,289 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

The Company issued 200,000 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

The Company issued 200,000 shares of common stock to Nesher. Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

On September 15, 2003, the Company issued 213,750 shares of common stock to Michael Willms, upon the conversion of 7,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

On September 29, 2003, the Company issued 70,938 shares of common stock to The Dennis H. Willms Irrevocable Trust, Michael Willms, Trustee, upon the conversion of 2,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

On November 21, 2003, the Company entered into a Subscription Agreement with Gamma Opportunity Capital Partners, LP for the sale of a convertible note in the amount of $200,000 and warrants to purchase 5,000,000 shares of common stock, at $1.00 per share. The convertible note is convertible into shares of common stock of the Company at the lesser of $0.05 or 75% of the average of the three lowest closing bid prices for the thirty trading days prior to but not including the conversion date. During the 180 days following the issuance of the convertible note, the conversion price shall not be less than $.03 per share if no event of default exists. This 180 day period shall be extended indefinitely if no event of default exists, the closing trading price for any 15 day consecutive trading period is $0.20 or higher, the daily trading volume for the 15 days is at least 300,000 and a registration statement registering the convertible note is effective. In connection with this transaction, the Company issued 400,000 shares of its common stock and a warrant to purchase 2,000,000 shares of common stock at $.05 per share.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 21, 2003, the Company also entered into a Subscription Agreement with Mid-Am Capital, LLC for the sale of a convertible note in the amount of $200,000 and warrants to purchase 5,000,000 shares of common stock, at $1.00 per share. The convertible note is convertible into shares of common stock of the Company at the lesser of $0.05 or 75% of the average of the three lowest closing bid prices for the thirty trading days prior to but not including the conversion date. During the 180 days following the issuance of the convertible note, the conversion price shall not be less that $.03 per share if no event of default exists. This 180 day period shall be extended indefinitely if no event of default exists, the closing trading price for any 15 day consecutive trading period is $0.20 or higher, the daily trading volume for the 15 days is at least 300,000 and a registration statement registering the convertible note is effective.

NOTE 7 - STOCK WARRANTS AND OPTIONS

2002

In March 2002, the Company issued to a lender, warrants to purchase 25,000 shares of common stock with an exercise price of $0.40 per share. The warrants are immediately exercisable and have an expiration date of February 28, 2007. Based on a Black-Scholes option pricing model, the Company recorded interest expense of $4,051. The value of the warrants was determined using the Black Scholes Option Pricing Model with the following inputs: Expected Volatility of 44%, Risk Free Rate of Return of 4.24%, No Dividends and an Expected Life of
3.75 years.

In May 2002, the Company issued stock options to purchase 1,710,000 shares of common stock, in the aggregate, as compensation to three consultants. These options are exercisable for a one-year period. Of the 1,710,000 options, 1,150,000 options have an exercise price of $0.33 per share and 560,000 options have an exercise price of $0.50 per share. Based on a Black-Scholes option pricing model, the Company recorded a non-cash expense of $124,859. In June 2002, 1 million options with an exercise price of $0.33 per share were exercised. The value of the warrants was determined using the Black Scholes Option Pricing Model with the following inputs: Expected Volatility of 64%, Risk Free Rate of Return of 4.24%, No Dividends and an Expected Life of 1 year.

In April 2002 the Company extended options for 1,383,705 shares of common stock issued on April 29 and April 30, 1997 to Tamarind Management, Ltd. (an affiliate of Mr. Paul Downes, a founder of the Company) and options for 700,000 shares of common stock issued on April 1997 to Mr. Dale Reese (a founder of the Company). These extended options are exercisable upon the following conditions: The option expiration dates are extended for a two year period, commencing upon the effective date of a registration statement for the resale of the common stock underlying the options; the options will not be exercised during a one year lockup period commencing on the 1st day after the Company's common stock trades during a 90 day period at a moving average of at least $1.00; the Company can call the options commencing on the 1st day after its common stock trades during a 90 day period at a moving average of at least $2.00.

In June 2002, the Company agreed to extend the expiration dates of warrants, aggregating 6,089,777 shares of common stock, issued in connection with the Company's Series D and F preferred stock until June 2005 and to reduce the exercise price of certain of those warrants to $1.00. In consideration for this warrant modification, the holders of two promissory notes executed by the Company aggregating $100,000, agreed to extend the maturity dates of the notes to December 31, 2002. In addition, the holders of the Company's Series D and F preferred stock agreed to waive all potential penalties associated with the Series D and F preferred stock, including the abandonment of a certain SB-2 registration statement filed in connection with the resale of the common stock underlying the Series D and F preferred stock. As a result of extending the life and reducing the exercise prices of these warrants, the Company remeasured the value of the warrants and recorded $391,345 as non-cash expense.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In October 2002, the Company issued options to purchase 310,714 shares of common stock to consultants and third party professional service providers pursuant to written agreements with the Company. Of the options issued, 75,000 options have an exercise price of $1.00 per share and the remaining 235,714 options have an exercise price of $0.35 per share. The Company recorded stock compensation of $36,753. The value of the warrants was determined using the Black Scholes Option Pricing Model with the following inputs: Expected Volatility of 70%, Risk Free Rate of Return of 3.8%, No Dividends and an Expected Life of 3.75 years.

2003

On January 2, 2003, the Company granted options for 100,000 shares of common stock to an employee pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share. The Company also granted options for 200,000 shares of common stock at an exercise price of $0.40 per share and vest as follows: options for 100,000 shares on each of December 31, 2003 and 2004, and 100,000 expire on each of December 30, 2008 and 2009, respectively.

On February 21, 2003, the Company issued a warrant for 1,666,667 shares of common stock to Mid-Am, in connection with the issuance of 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, for the aggregate purchase price of $500,000. The warrants have an exercise price of $0.30 per common stock share, and are exercisable for a five-year period. The February 21, 2003 closing market trading price was $0.23 per share. In accordance with EITF 00-27, the Company recorded a deemed dividend of $274,720 related to a beneficial conversion feature.

On May 29, 2003, the Company issued a warrant for 2,000,000 shares of common stock to Mid-Am, in connection with the issuance of 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, for the aggregate purchase price of $500,000. The warrants entitle the holder to purchase 40 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.25 per common stock share, and are exercisable for a five-year period. The May 22, 2003 closing market trading price was $0.12 per share. In addition, the following adjustments were made to prior issued warrants for the purpose of facilitating future fund raising by the Company arising out of the exercise of the warrants by Holder. The purchase price, as defined in the Warrants No. 1 (issued September 2002) and 2 (issued February 2003), was reduced to $0.25, subject to further adjustment as described in the warrants. The warrant stock provided for in Warrant No.1 was increased by 1,500,000 shares. The warrant stock provided for in Warrant No. 2 was increased by 333,333 shares. The expiration date, as defined in the respective warrants, remains as stated. The trading price call option trigger set forth in Section 9 (b) of all of the warrants has been reduced from $1.75 to $0.75 per share. The value of the warrants, $92,491, was determined using the Black-Scholes model.

On November 21, 2003, the Company issued two "A" warrants for the aggregate amount of 2,000,000 shares of common stock, and two "B" warrants for the aggregate amount of 10,000,000 shares of common stock to Mid-Am Capital, L.L.C. and Gamma Opportunity Capital Partners, LP, in connection with the issuance of two convertible notes in the aggregate face amount of $400,000. The "A" warrants have an exercise price of $0.05 per share and the "B" warrants have an exercise price of $1.00 per share. In connection with this transaction, the Company issued a warrant to purchase 2,000,000 shares of common stock at $0.05 per share, as a finder's fee. All warrants issued in connection with this transaction are exercisable for five years.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The assumptions used in the Black Scholes option pricing model in 2002 and 2003 were as follows:

                                                      December 31,
                                           ----------------------------------
                                                2002                2003
                                           --------------     --------------

Discount rate - bond yield rate            3.80 - 4.13%        2.35 - 4.9%
Volatility                                     34 - 70%           69 - 88%
Expected life                              1 - 3.75 years     2.25 - 3.75 years
Expected dividend yield                          --                  --

A summary of the status of the Company's stock options and warrants as of December 31, 2002 and 2003 with changes during the years then ended are presented below:

                                                                                       Weighted
                                                                                       Average
                                                                                       Exercise
                                                                     Shares             Price
                                                                  -----------        -----------
Total warrants and options outstanding at December 31, 2001        15,154,917        $      0.74

Warrants and options granted                                        8,297,714               0.28
Warrants and options exercised                                     (1,000,000)             (0.33)
Warrants and options expired                                       (1,294,828)             (1.15)
                                                                  -----------        -----------

Total warrants and options outstanding at December 31, 2002        21,157,803               0.70

Warrants and options granted                                       18,668,337               0.13
Warrants and options exercised                                             --
Warrants and options expired                                         (214,777)             (1.03)
                                                                  -----------        -----------

Total warrants and options outstanding at December 31, 2003        39,611,363        $      0.28
                                                                  ===========        ===========

The following table summarizes information about stock options and warrants outstanding at December 31, 2003:

                   Warrants/Options Outstanding               Options/Warrants Exercisable
                   --------------------------------------     ----------------------------
                                  Weighted
                                  Average        Weighted                        Weighted
                                  Remaining      Average                         Average
                   Number         Contractual    Exercise     Number             Exercise
Exercise Price     Outstanding    Life (Years)   Price        Exercisable        Price
--------------     -----------    ------------   --------     --------------     ---------

$0 to $0.75        37,054,658         2.9         $  0.23         37,054,658     $    0.23
$0.75 to $2.00      2,523,705         1.3            1.04          2,523,705          1.04
$2.00 to $3.00         33,000         0.7            2.75             33,000          2.75
                   -----------    ------------   --------     --------------     ---------

                   39,611,363        2.42         $  0.29         39,611,363     $    0.28
                   ===========    ============   ========     ==============     =========

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES

The Company is subject to Federal income taxes. As the Company has experienced operating losses for the years of 2002 and 2003, no income tax has been provided for.

The Company has gross deferred tax assets of approximately $5.4 million and $6.8 million at December 31, 2002 and 2003, respectively, relating principally to tax effects of net operating loss carryforwards. In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that the assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable loss and projections for future taxable income over the periods in which the deferred tax items are recognizable for tax reporting purposes, it is more likely than not that the Company will not realize the benefits of these differences at December 31, 2002 and 2003. As such, management has recorded a valuation allowance for the full amount of deferred tax assets at December 31, 2002 and 2003.

At December 31, 2003, the Company has available net operating losses of approximately $17.7 million for federal income tax purposes, to offset future taxable income, if any, which will expire at various dates through the year 2022 for federal income tax purposes. The utilization of net operating losses, however, may be subject to certain limitations as prescribed by Section 382 of the Internal Revenue Code.

NOTE 9 - BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

The Company operates principally in one industry segment. The following sales information was based on customer location rather than subsidiary location.

The allocation of the cost of equipment and the current year investment in new equipment and depreciation expense have been made on the basis of the primary purpose for which the equipment was acquired. The following furniture and equipment information was based on where the furniture and equipment was used.

Geographic Area Information:

                                   United                                                               Total
2003                               States           Canada           Mexico           China            Company
                                 -----------      -----------      -----------      -----------      -----------
Revenue - unit sales             $   356,985      $        --      $        --      $        --      $   356,985
Revenue - net kit sales                2,737               --               --               --            2,737
Revenue - gross kit sales            629,999           43,745          145,362           21,314          840,420
                                 -----------      -----------      -----------      -----------      -----------
Total revenue                        989,721           43,745          145,362           21,314        1,200,142
Cost of goods sold                  (127,647)         (10,403)         (45,247)          (9,201)        (192,498)
                                 -----------      -----------      -----------      -----------      -----------

Gross margin                     $   862,074      $    33,342      $   100,115      $    12,113      $ 1,007,644
                                 -----------      -----------      -----------      -----------      -----------

Furniture and equipment, net     $    62,407      $        --      $        --      $     6,216      $    68,623
                                 ===========      ===========      ===========      ===========      ===========

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   United                                                               Total
2002                               States           Canada           Mexico           China            Company
                                 -----------      -----------      -----------      -----------      -----------
Revenue -unit sales              $   232,595      $        --      $        --      $        --      $   232,595
Revenue -net kit sales               433,118               --               --               --          433,118
Revenue -gross kit sales             849,404          112,700           90,025           55,128        1,107,257
                                 -----------      -----------      -----------      -----------      -----------
Total revenue                      1,515,117          112,700           90,025           55,128        1,772,970
Cost of goods sold                  (184,022)         (23,511)         (18,780)         (53,042)        (279,355)
                                 -----------      -----------      -----------      -----------      -----------

Gross margin                     $ 1,331,095      $    89,189      $    71,245      $     2,086      $ 1,493,615
                                 -----------      -----------      -----------      -----------      -----------

Furniture and equipment, net     $    63,405      $        --      $        --      $    26,197      $    89,602
                                 -----------      -----------      -----------      -----------      -----------

NOTE 10 - COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company leases office space at its corporate office in Florida under an original operating lease expiring May 31, 2004. The Company has renewed the operating lease for an additional five year period at a 25% reduction to the cost of the original lease.

Future minimum rental payments required under the operating lease as of December 31, 2003 are as follows:

Years ending December 31,                                               Amount
-------------------------                                               -------
2004                       Partial old rate (5 months)                  $53,307
2005                                                                    $37,275
2006                                                                    $37,275
2007                                                                    $37,275
2008                                                                    $37,275
2009                       Partial year                                 $15,531

Rental expense for the years ended December 31, 2002 and 2003 was $72,550 and $75,270, respectively.

NOTE 11 - SUBSEQUENT EVENTS

On February 12, 2004, the Company held a special meeting of shareholders at which the shareholders approved an increase of the Company's authorized common stock from 50,000,000 shares to 300,000,000 shares.

On February 17, 2004, the Company converted 875 shares of Series G Convertible Preferred Stock into 215,164 shares of common stock pursuant to a January 12, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Nesher, LP. On February 17, 2004, the Company converted 1,400 shares of Series G Convertible Preferred Stock into 343,980 shares of common stock pursuant to a January 12, 2004 notice of conversion from Talbiya Investments, Ltd., at a conversion price of $0. 0407. The conversion included accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Talbiya Investments, Ltd.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 17, 2004, the Company converted 700 shares of Series G Convertible Preferred Stock into 172,162 shares of common stock pursuant to a January 12, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0. 0407. The conversion included accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of The Keshet Fund, LP.

On February 17, 2004, the Company converted 2,025 shares of Series G Convertible Preferred Stock into 497,951 shares of common stock pursuant to a January 12, 2004 notice of conversion from Keshet LP, at a conversion price of $0. 0407. The conversion included accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Keshet, LP.

On March 1,2004, the Company issued 80,000 shares of non-voting Series K 8% Convertible Preferred stock, to Mid-Am Capital, LLC, having a stated value of $10.00 per Preferred K share, for the aggregate purchase price of $800,000. Each preferred share is convertible to 100 shares of the Company's common stock at a conversion price of $0.10, representing 8,000,000 shares of common stock underlying the preferred. In addition, the following adjustments were made to prior issued warrants for the purpose of facilitating future fund raising by the Company arising out of the exercise of the warrants by Holder. The purchase price, as defined in the Warrant No. 2003-B-002, has been reduced to $0.10, subject to further adjustment as described in the warrant. The expiration date, as defined in the warrant, remains as stated. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On March 9, 2004, the Company converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 8, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties on that date in accordance with the instructions of Esquire Trade & Finance Inc.

On April 1 2004, the Company converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 8, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. The Company and the holder delayed processing this notice in light of the Company's special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties on that date in accordance with the instructions of Austinvest Anstalt Balzers.

                 BRAVO! FOODS INTERNATIONAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 2, 2004, the Company and Mid-Am Capital, LLC entered into Supplement No.1 to the Series K Convertible Preferred Subscription Agreement, by which the Company sold an additional 15,000 shares of its Series K Convertible Preferred Stock utilizing the proceeds from a certain promissory note issued by the Company to Mid-Am in the face amount of $150,000. With the consummation of this sale, the $150,000 promissory note was deemed paid in full by the Company

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                       $  3,726.60
Accounting fees and expenses                 10,000.00*
Legal fees and expenses                      35,000.00*
Miscellaneous                                 5,000.00
                                            -----------
                                    TOTAL   $53,726.60*
                                            ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 2, 2001, an employment agreement with a new President and Chief Operating Officer became effective pursuant to which the Company granted 100,000 shares of its common stock and options to purchase an additional 400,000 shares of common stock at a per share price of $0.75.

On March 6, 2001, a sophisticated and accredited investor deposited $250,000 with the Company as consideration for 25,000 shares of Series H convertible preferred stock to be issued. Through the period ended June 30, 2001 the Company received an additional $550,000. The Series H convertible preferred stock is priced at $10.00 per unit. The Series H convertible preferred stock has a stated value of $10.00 per share and a conversion feature of $0.50 per share. The Series H convertible preferred stock will be issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The gross proceeds of $800,000 were part of a total offering of Series H convertible preferred stock having aggregate gross proceeds of $1,280,000. As of June 30, 2001 the Series H Preferred Stock had not been issued to the investor.

On August 1, 2001, the Company issued 228,000 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 4,000 shares of Series D Convertible Preferred, at a conversion price of $0.20. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On August 14, 2001, the Company granted to an employee, 232,000 options to purchase common stock of the Company at the price of $0.35 per share. These options are for five years and are exercisable immediately. These options were issued as compensation for services rendered in the development of the business of Company's U.S. subsidiary.

On August 14, 2001, the Company granted to 4 employees, a total of 110,000 options to purchase common stock of the Company at the market price on that date ($0.36 per share). These options are for five years and are exercisable immediately. These options were issued as incentive options for future services.

On August 14, 2001, the Company voted to issue to the Board of Directors 25,000 options each, for a total of 250,000 options, to purchase common stock of the Company at the exercise price of $0.60 per share. These options are for five years and are exercisable immediately. These options were issued as incentive options for future services.

On September 30, 2001, 4000 Series D Convertible Preferred Shares and 3,265 Series G Convertible Preferred Shares were converted to 383,137 shares of Common Stock. These shares were issued to two accredited and sophisticated investors pursuant to an exemption from registration provided by Regulation D, Rule 506 and Section 4(2) of the Securities Act of 1933.

On October 30, 2001, the Company issued 25,000 shares of common stock to The Keshet Fund LP, upon the conversion of 665 shares of Series G Convertible Preferred, at a conversion price of $0.2907. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On October 30, 2001, the Company issued 107,347 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 3,000 shares of Series D Convertible Preferred, at a conversion price of $0.3226. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On October 30, 2001, the Company issued 55,139 shares of common stock to AMRO International, S.A., upon the conversion of 1,500 shares of Series D Convertible Preferred, at a conversion price of $0.3146. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On October 30, 2001, the Company issued 107,347 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 3,000 shares of Series D Convertible Preferred, at a conversion price of $0.3226. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On November 16, 2001, the Company issued 20,000 shares of common stock to Keshet LP, upon the conversion of 547 shares of Series G Convertible Preferred, at a conversion price of $0.2987. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On November 16, 2001, the Company issued 45,898 shares of common stock to The Keshet Fund LP, upon the conversion of 1,175 shares of Series G Convertible Preferred, at a conversion price of $0.2806. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On November 20, 2001, the Company issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 255 shares of Series G Convertible Preferred, at a conversion price of $0.2800. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On November 27, 2001, the Company issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 255 shares of Series G Convertible Preferred, at a conversion price of $0.2800. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On November 29, 2001, the Company issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 249 shares of Series G Convertible Preferred, at a conversion price of $0.2740. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On December 5, 2001, the Company issued 126,863 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 3,000 shares of Series D Convertible Preferred, at a conversion price of $0.2747. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On December 5, 2001, the Company issued 126,863 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 3,000 shares of Series D Convertible Preferred, at a conversion price of $0.2747. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On December 5, 2001, the Company issued 105,500 shares of its Series H convertible preferred stock and warrants for 2,637,500 shares at $0.50 per share to five sophisticated and accredited investors. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $1,055,000 in cash, with legal and issuance expenses of $5,000. The Series H preferred and the common stock underlying the preferred and the warrants were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to their individual investment intent. All of the purchasers are known to a director of the Company, who is the primary investor in the Series H offering. The Company's directors have approved a total Series H offering in the amount of $2,350,000, representing 235,000 shares of the Series H preferred. Each share of Series H convertible preferred stock (1) has a stated value of $10.00 per share; (2) accrues dividends at 7% simple interest per annum, payable in cash or, at the option of the holder, added to the stated value of the preferred for conversion computation purposes;
(3) has no voting rights; (4) has a conversion price of $0.40 per share of common stock, subject to a contractually limited maximum conversion into no greater than 9.99% of the Company's issued and outstanding common stock at conversion; (5) is redeemable at the option of the Company after two years from issuance at 135% of the stated value, plus accrued dividends; and (6) has a mandatory conversion feature exercisable by the Company five years from issue at the stated conversion price, subject to a minimum daily trading volume of 100,000 shares during a lookback period and closing bid prices not less that 300% of the conversion price. Each Series H unit consists of one share of Series H convertible preferred stock plus warrants for 25 shares of common stock having an exercise price of $0.50 per share and an expiration date of December 4, 2006.

On December 11, 2001, the Company issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 254 shares of Series G Convertible Preferred, at a conversion price of $0.2704. The conversion included accrued and unpaid dividends on the preferred converted. The preferred and the underlying common were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company relied upon the accredited status of the purchasers, the information contained in completed subscriber questionnaires concerning the business and investing history and experience of each purchaser and their representations to the company as to investment intent.

On January 2, 2002, we issued options for 3,714 shares of common stock having an exercise price of $0.35 and exercisable for five years, pursuant to an employment agreement.

On January 18, 2002, we issued 238,334 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

On January 18, 2002, we issued 238,334 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

On January 28, 2002, we issued 40,000 shares of common stock to The Keshet Fund LP, upon the conversion of 883 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $984.83.

On January 28, 2002, we issued 136,038 shares of common stock to Amro International, S.A., upon the conversion of 2,840 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $4,970.00.

On January 30, 2002, we issued 15,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 375,000 shares at $0.50 per share. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $150,000 in cash.

On February 4, 2002, we issued 206,700 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

On February 4, 2002, we issued 206,700 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

On February 5, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 492 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $496.03.

On February 15, 2002, we issued 5,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 125,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $50,000 in cash.

On February 20, 2002, we issued 35,000 shares of common stock to The Keshet Fund LP, upon the conversion of 832 shares of Series G Convertible Preferred, at a conversion price of $0.2949. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $952.05.

On February 29, 2002, we issued 279,795 shares of common stock to Amro International, S.A, upon the conversion of 7,160 shares of Series D Convertible Preferred, at a conversion price of $0.3013. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $12,711.00.

On March 1, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 536 shares of Series G Convertible Preferred, at a conversion price of $0.2993. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $630.20.

On March 1, 2002, we issued warrants for 25,000 shares of common stock, having an exercise price of $0.40 per share. The warrants are immediately exercisable and have an expiration date of February 28, 2007. These warrants were issued to the lender in connection with a December 27, 2001 loan of $250,000 to us.

On March 15, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 532 shares of Series G Convertible Preferred, at a conversion price of $0.2973. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $633.70.

On March 18, 2002, we issued 50,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 1,250,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $500,000 in cash.

On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 252 shares of Series G Convertible Preferred, at a conversion price of $0.2840. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $320.80.

On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 234 shares of Series G Convertible Preferred, at a conversion price of $0.2640. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $299.40.

On April 24, 2002 our Board of Directors voted to extend options for 1,383,705 shares of common stock issued on April 29 and December 15, 1997 to Tamarind Management, Ltd. (an affiliate of Mr. Paul Downes, a founder of the Company) and options for 700,000 shares of common stock issued on December 15, 1997 to Mr. Dale Reese (a founder of the Company), for services rendered to us. These extended options, which had original expiration dates of April 29 and December 15, 2002, respectively, retain an exercise price of $1.00 and are exercisable upon the following conditions: The expiration dates for these options are extended for a two year period, commencing upon the effective date of a registration statement for the resale of the common stock underlying the options; the options will not be exercised during a one year lockup period commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $1.00; we have the option to call the options commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $2.00.

On May 3, 2002, we issued 52,730 shares of common stock to Amro International, S.A, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.22. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $1,811.51.

On May 7, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 215 shares of Series G Convertible Preferred, at a conversion price of $0.2427. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $277.44.

On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

On May 13, 2002, we issued 20,000 shares of common stock to Keshet LP, upon the conversion of 316 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $416.07.

On May 13, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.45.

On May 17, 2002, we issued 131,239 shares of common stock to Amro International, S.A, upon the conversion of 2,000 shares of Series D Convertible Preferred, at a conversion price of $0.18. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $3,623.00.

On May 17, 2002, we issued 278,498 shares of common stock to Amro International, S.A, upon the conversion of 4,000 shares of Series D Convertible Preferred, at a conversion price of $0.17. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,344.00.

On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $209.37.

On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 131 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $372.82.

On May 23, 2002, we issued 63,454 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

On May 23, 2002, we issued 63,454 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

On May 24, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.85.

On May 24, 2002, we issued 15,000 shares of common stock to The Keshet Fund LP, upon the conversion of 157 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $449.88.

On May 29, 2002, we issued 652,178 shares of common stock to Amro International, S.A, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On May 29, 2002, we issued 652,178 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On May 30, 2002, we issued 652,178 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 126 shares of Series G Convertible Preferred, at a conversion price of $0.1627. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $366.70.

On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 130 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $381.12.

On June 17, 2002, we received sufficient consents to file an amended certificate of incorporation, which increased our authorized common stock from 20,000,000 to 50,000,000 shares.

On June 17, 2002, we issued 30,000 shares of its Series I 8% convertible preferred stock and warrants for 2,000,000 shares at $0.50 per share, exercisable within three years from issue, to two sophisticated and accredited investors, pursuant to Rule 506, Regulation D and Section 4(2) of the Securities Act of 1933. The conversion of the preferred into common stock shall be at a per common share conversion price of 75% of the average of the three lowest closing bid prices for the thirty day period immediately preceding conversion. The conversion price is subject to a maximum of $0.50 per share and a minimum of $0.30 per share, which minimum conversion price shall govern for the 270 days immediately following the issue date of the Series I preferred shares. The minimum conversion price shall be extended indefinitely upon the occurrence of certain defined events, including the effectiveness of a registration statement for the resale of the common stock underlying the preferred and a trading price of our common stock at $0.50 or higher for fifteen consecutive days. We have the ability to compel the exercise of the warrants in tranches of not more than 500,000 warrants each, if the trading price of our common stock equals or exceeds $1.00 for thirty consecutive trading days and a registration statement for the underlying common is effective. The Series I convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in gross cash proceeds of $300,000, less expenses of $12,000.

On June 18, 2002, we agreed to extend the expiration dates of warrants issued in connection with our Series D and F preferred until June 17, 2005 and to reduce the exercise price of certain of those warrants to $1.00. In consideration for this warrant modification, the holders of two promissory notes executed by us aggregating $100,000, dated November 6 and 7, 2001, respectively, agreed to extend the maturity dates of the notes to December 31, 2002. In addition, the holders of our Series D and F preferred stock agreed to waive all potential penalties associated with the Series D and F preferred, including the abandonment of a certain SB-2 registration statement filed in connection with the resale of the common stock underlying the Series D and F preferred. Below is a table containing the warrant modifications.

                                            WARRANT       COMMON          UNMODIFIED
                                            ISSUE         SHARES UPON     PURCHASE
WARRANTHOLDER                  (Series)     DATE          EXERCISE        PRICE
----------------------         --------     -------       -----------     ----------
Austinvest Anstalt Balzers        (D)        3-9-99       16,250          $2.96
Austinvest Anstalt Balzers        (D)        4-23-99      8,125           $2.96
Austinvest Anstalt Balzers        (D)        2-1-00       422,500         $0.625*
Austinvest Anstalt Balzers        (F)        4-7-00       1,000,000       $1.00
Austinvest Anstalt Balzers        (F)        10-13-00     38,259          $0.9825*
Esquire Trade & Finance, Inc.     (D)        3-9-99       16,250          $2.96
Esquire Trade & Finance, Inc.     (D)        4-23-99      8,125           $2.96
Esquire Trade & Finance, Inc.     (D)        2-1-00       422,500         $0.625*
Esquire Trade & Finance, Inc.     (F)        4-7-00       1,000,000       $1.00
Esquire Trade & Finance, Inc.     (F)        10-13-00     38,259          $0.9625*
Libra Finance, S.A .              (F)        4-7-00       1,600,000       $0.84*
Amro International, S.A.          (D)        2-1-00       455,000         $0.625*
Amro International, S.A.          (F)        4-7-00       1,000,000       $1.00
Amro International, S.A.          (F)        10-13-00     38,259          $0.9625*
Amro International, S.A.          (D)        3-9-99       17,500          $2.96
Amro International, S.A.          (D)        4-23-99      8,750           $2.96

*     Exercise price not adjusted

On June 19, 2002, we issued 33,333 shares of restricted common stock to Tradersbloom Limited, as a finder fee in connection with the issuance of our Series I preferred stock. Tradersbloom Limited is a sophisticated and accredited investor.

On June 19, 2002, we issued 66,667 shares of restricted common stock to Libra Finance, S.A., as a finder fee in connection with the issuance of our Series I preferred stock. Libra Finance, S.A. is a sophisticated and accredited investor.

On June 21, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 135 shares of Series G Convertible Preferred, at a conversion price of $0.1760. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $402.29.

On July 1, 2002, the Company issued 500,000 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

On July 1, 2002, the Company issued 500,000 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

On July 23, 2002, the Company issued 475,000 shares of common stock to The Keshet Fund LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $18,083.72.

On July 23, 2002, the Company issued 475,000 shares of common stock to Keshet LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $18,083.72.

On September 26, 2002, the Company issued 154,171 shares of common stock to Amro International, SA, upon the conversion of 2,500 shares of Series D Convertible Preferred, at a conversion price of $0.187. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $3,830.

On September 26, 2002, the Company issued 396,053 shares of common stock to Amro International, SA, upon the conversion of 7,108 shares of Series D Convertible Preferred, at a conversion price of $0.208. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $11,299.

On September 30, 2002, the Company issued 100,000 shares of non-voting Series J Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $1,000,000. Each preferred share is convertible to 40 shares of the Company's common stock of at a per common share conversion price of $0.25, representing 4,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 25 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.40 per common stock share, representing 2,500,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period . The blended per share price for the common stock underlying the preferred and the warrants is $0.307; the September 30, 2002 closing market trading price was $0.29 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

The common stock issued by the Company in the fourth quarter 2002 resulted from conversions by the holders of Series F and G convertible preferred stock. The common stock and the preferred converted were issued to sophisticated and accredited investors, who had appropriate access to information concerning the Company's operations and financial condition in a rule 506 private offering. Holders of the Series F and G preferred can convert such equity into common shares at 75% of the average of the three lowest bid trading prices of the Company's common shares measured during a 20 day lookback period.

On November 8, 2002, the Company issued 160,112 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 2,642 shares of Series F Convertible Preferred, at a conversion price of $0.165. The Series F preferred does not include dividends.

On November 8, 2002, the Company issued 160,112 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 2,642 shares of Series F Convertible Preferred, at a conversion price of $0.165. The Series F preferred does not include dividends.

On November 18, 2002, the Company issued 26,000 shares of common stock to Nesher, Ltd., upon the conversion of 377 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $1,333.92.

On November 18, 2002, the Company issued 11,240 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 163 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $577.16.

On November 18, 2002, the Company issued 10,000 shares of common stock to Nesher, Ltd., upon the conversion of 145 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $515.68.

On November 18, 2002, the Company issued 6,000 shares of common stock to Talbiya
B. Investments, Ltd., upon the conversion of 87 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $309.67.

On November 18, 2002, the Company issued 8,000 shares of common stock to The Keshet Fund LP, upon the conversion of 116 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $413.25.

On November 18, 2002, the Company issued 14,440 shares of common stock to Keshet, LP, upon the conversion of 208 shares of Series G Convertible Preferred, at a conversion price of $0.1960. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $747.92.

On November 18, 2002, the Company issued 6,000 shares of common stock to Keshet, LP, upon the conversion of 93 shares of Series G Convertible Preferred, at a conversion price of $0.2093. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $332.70.

On November 20, 2002, the Company issued 2,000,000 shares of common stock to Amro International, SA, upon the conversion of 39,200 shares of Series F Convertible Preferred, at a conversion price of $0.1960. The Series F preferred does not include dividends.

On November 27, 2002, the Company issued 16,000 shares of common stock to Keshet, LP, upon the conversion of 257 shares of Series G Convertible Preferred, at a conversion price of $0.2093. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $931.69.

On November 27, 2002, the Company issued 15,000 shares of common stock to Keshet, LP, upon the conversion of 273 shares of Series G Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $994.59.

On December 24, 2002, the Company issued 8,000 shares of common stock to The Keshet Fund LP, upon the conversion of 144 shares of Series G Convertible Preferred, at a conversion price of $0.2467. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $534.17.

On December 24, 2002, the Company issued 45,000 shares of common stock to Nesher, LP, upon the conversion of 750 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $2,815.26.

On December 24, 2002, the Company issued 90,000 shares of common stock to Keshet, LP, upon the conversion of 1,501 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $5,630.52.

On December 24, 2002, the Company issued 45,000 shares of common stock to Talbiya B. Investments, Ltd, upon the conversion of 750 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $2,815.26.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vest on December 31, 2003, expire on December 30, 2008 and have an exercise price of $0.40 per share.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vest on December 31, 2004, expire on December 30, 2009 and have an exercise price of $0.40 per share.

On February 4, 2003, the Company issued 30,000 shares of common stock to Keshet, LP, upon the conversion of 480 shares of Series G Convertible Preferred, at a conversion price of $0.1960. The conversion included accrued and unpaid dividends on the preferred converted.

On February 21, 2003, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 40 shares of the Company's common stock of at a per common share conversion price of $0.25, representing 2,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 33.33 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.30 per common stock share, representing 1,666,667 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The February 21, 2003 closing market trading price was $0.23 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On April 14, 2003, the Company issued 50,000 shares of common stock to Keshet, LP, upon the conversion of 596 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On April 22, 2003, the Company issued 50,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 595 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to Keshet, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 29, 2003, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 50 shares of the Company's common stock of at a per common share conversion price of $0.20, representing 2,500,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 40 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.25 per common stock share, representing 2,000,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The May 22, 2003 closing market trading price was $0.22 per share. In addition, the following adjustments were made to prior issued Warrants for the purpose of facilitating future fund raising by the Company arising out of the exercise of the Warrants by Holder. The Purchase Price, as defined in the Warrants No. 1 and 2, has been reduced to $0.25, subject to further adjustment as described in the Warrants. The Warrant Stock provided for in Warrant No.1 has been increased by 1,500,000 shares. The Warrant Stock provided for in Warrant No. 2 has been increased by 333,333 shares. The Expiration Date, as defined in the respective Warrants, remains as stated. The aforementioned adjustments resulted in a total of 6,000,000 shares of common stock underlying Warrant No. 1 and Warrant No. 2. Those warrants were valued using the Black-Scholes model as of May 22, 2003. No adjustments resulted from that valuation. The trading price Call Option trigger set forth in Section 9 (b) of the Warrants has been reduced from $1.75 to $0.75 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On August 12, 2003, the Company issued 1,200,000 shares of common stock upon the conversion of 6,542 shares of Series G Convertible Preferred. The conversions were based upon notices of conversion received in June and July 2003, and was delayed in order to determine the accuracy of the conversion variables contained in the respective notices of conversion. The conversion-based issuances of common were as follows:

      o The Company issued 200,000 shares of common stock to Keshet, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 150,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 773 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 250,000 shares of common stock to Keshet, LP, upon the conversion of 1,289 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to Nesher. Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

On September 15, 2003, the Company issued 213,750 shares of common stock to Michael Willms, upon the conversion of 7,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

On September 29, 2003, the Company issued 70,938 shares of common stock to The Dennis H. Willms Irrevocable Trust, Michael Willms, Trustee, upon the conversion of 2,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

To obtain funding for our ongoing operations, we entered into a Subscription Agreement with two accredited investors in November 2003 for the sale of (i) $400,000 in convertible debentures, (ii) class A warrants to buy 2,000,000 shares of our common stock and (iii) class B warrants to buy 10,000,000 shares of common stock. In connection with this financing, we paid a finders fee to an accredited investor, which included (i) 400,000 shares of common stock, (ii) class A warrant to purchase 2,000,000 shares of common stock and (iii) 10% of the proceeds received by us in connection with the exercise of the class B warrants, which is payable in shares of common stock at the rate of one share of common stock for every ten shares of common stock actually issued upon exercise of the class B warrants.

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock. In connection with this financing, we paid a fee in the amount of $50,000 in the form of a convertible debentures.

The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In the event that our common stock has a closing price in excess of $.20 for the five days preceding the monthly payment, then, within our discretion, the monthly payment may be deferred. and the notes are convertible into our common stock at $0.10 per share.

Marvel License

      On February 1, 2004, we entered into a license agreement with Marvel Enterprises, Inc. In consideration for the use of proprietary information, we issued Marvel 750,000 shares of our common stock and a common stock purchase warrant to purchase 750,000 shares of our common stock. The warrants have an exercise price of $.10 per share for the first year and, upon the occurrence of certain conditions tied to the royalty performance under the license, can be extended for an additional year with an exercise price of $.14 per share.

      June 2004

      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. In connection with the October 2004 financing, we subsequently amended the exercise price to $.15 for the "A" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.15 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued additional notes in the aggregate amount of $40,000 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      This prospectus relates to the resale of the shares of common stock and the common stock underlying these convertible debentures and warrants.

      October 2004

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      December 2004

      In December 2004, we entered into Subscription Agreements with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $400,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to Momona Capital Corp. and Ellis International Ltd. upon identical terms as the principal notes, as a finder's fee. The common stock underlying all notes and warrants carry registration rights.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Bravo! Foods International Corp. or executive officers of Bravo! Foods International Corp., and transfer was restricted by Bravo! Foods International Corp. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Bravo! Foods International Corp., a Delaware corporation.

               Exhibit
No.           Title of Document
---           -----------------

3.1           Articles of Incorporation                            (1)

3.2           Amended Articles (name change)                       (1)

3.3           Restated Bylaws China Peregrine Food Corporation     (1)

4.1           Preferred, Series B Designation                      (1)

4.2           Preferred, Series F Designation                      (2)

4.3           Preferred, Series G Designation                      (3)

4.4           Preferred, Series H Designation                      (6)

4.5           Preferred, Series I Designation                      (7)

4.6           Preferred, Series J Designation                      (8)

4.7           Preferred, Series K Designation                      (10)

4.8 Subscription Agreement dated November 2003 entered with Gamma Opportunity Capital Partners, LP (11)

4.9 Class A Common Stock Purchase Warrant issued to Gamma Opportunity Capital Partners, LP (11)

4.10 Class B Common Stock Purchase Warrant issued to Gamma Opportunity Capital Partners, LP (11)

4.11 Convertible Note issued to Gamma Opportunity Capital Partners, LP dated November 2003 (11)

4.12          Class A Common Stock Purchase Warrant issued to Libra Finance,
              S.A. (11)

4.13 Subscription Agreement dated November 2003 entered with MID-AM CAPITAL, L.L.C. (11)

4.14          Class A Common Stock Purchase Warrant issued to MID-AM
              CAPITAL, L.L.C. (11)

4.15          Class B Common Stock Purchase Warrant issued to MID-AM
              CAPITAL, L.L.C. (11)

4.16          Convertible Note issued to MID-AM CAPITAL, L.L.C. dated
              November 2003 (11)

4.17 Subscription Agreement dated April 2, 2004 entered with Alpha Capital Aktiengesellschaft and Longview Fund LP (11)

4.18 Convertible Note issued to Alpha Capital Aktiengesellschaft dated April 2004 (11)

4.19          Convertible Note issued to Longview Fund LP dated April 2004
              (11)

4.20 Common Stock Purchase Warrant issued to Alpha Capital Aktiengesellschaft dated April 2004 (11)

4.21 Common Stock Purchase Warrant issued to Longview Fund LP dated April 2004 (11)


4.21 Subscription Agreement entered by and between the Company and Mid-AM Capital LLC dated June 2004 (filed herewith)

4.22 Convertible Note issued to Mid-AM Capital LLC dated June 2004 (filed herewith)


4.23 Common Stock Purchase Warrant A issued to Mid-AM Capital LLC dated June 2004 (filed herewith)

4.24 Common Stock Purchase Warrant B issued to Mid-AM Capital LLC dated June 2004(filed herewith)

4.25 Subscription Agreement entered by and between the Company and Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (filed herewith)

4.26 Form of Common Stock Purchase A issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (filed herewith)

4.27 Form of Common Stock Purchase B issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (filed herewith)

4.28 Form of Convertible Note issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated June 2004 (filed herewith)

4.29 Subscription Agreement entered by and between the Company and Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership and Whalehaven Funds Limited dated October 2004 (filed herewith)

4.30 Form of Common Stock Purchase C issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership and Whalehaven Funds Limited dated October 2004 (filed herewith)

4.31 Form of Convertible Note issued to Alpha Capital, Longview Fund LP, Stonestreet Limited Partnership, Whalehaven Funds Limited and Gamma Opportunity Capital Partners LP dated October 2004 (filed herewith)

4.32 Subscription Agreement entered by and between the Company and Momona Capital Corp. and Ellis International Ltd. dated December 2004 (filed herewith)

4.33          Form of Common Stock Purchase C issued to Momona Capital Corp.
              and Ellis International Ltd. dated December 2004 (filed herewith)

4.34 Form of Convertible Note issued to Momona Capital Corp. and Ellis International Ltd. dated December 2004 (filed herewith)

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1          Warner Bros China License Agreement               (5)

10.2          Warner Bros China License Agreement (modified)    (5)

10.3          Warner Bros. U.S. License Agreement               (5)

10.4          Warner Bros. Mexico License Agreement             (6)

10.5          Warner Bros. Cananda License Agreement            (6)

10.6          MoonPie License Agreement                         (10)

10.7          Marvel License Agreement                          (10)

10.8          SADAFCO Production Agreement                      (10)

10.9          Real Estate Lease Amendment Extending Term        (10)

21.1          Subsidiaries Certificate of Incorporation Bravo!
              Foods, Inc.                                       (6)

21.2          Subsidiaries Articles of Association              (6)
              China Premium Food Corporation (Shanghai)
              Co., Inc.

23.1          Consent of Lazar Levine & Felix LLP
              (filed herewith).

23.2          Consent of BDO Seidman LP (filed herewith).

23.3          Consent of legal counsel (see Exhibit 5.1).

--------------------------------------------------

(1)   Filed with Form 10SB/A First Amendment
(2)   Filed with Form 10QSB for 3-31-99
(3)   Filed with Form 10QSB for 6-30-99
(4)   Filed with Form 10K-SB for 12-31-99
(5)   Filed with Form 10QSB for 6-30-00
(6)   Filed with Form SB-2/A Second Amendment
(7)   Filed with Form SB-2/A Third Amendment
(8)   Filed with Form 10K-SB 2001
(9)   Filed with Form 8K filed October 2, 2002
(10)  Filed with Form 10-KSB for 12-31-03
(11)  Filed with Form SB-2 filed June 4, 2004

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of North Palm Beach, State of Florida, on January 20, 2005.

                               BRAVO! FOODS INTERNATIONAL CORP.

                           By: /s/ Roy G. Warren
                              ---------------------------------------
                              Roy G. Warren, CEO and
                              Secretary

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

-----------------------------------------------------------------------------------------------
Name                            Title                                  Date
-----------------------------------------------------------------------------------------------
/s/Stanley Hirschman            Chairman and Director                  January 20, 2005
-----------------------------------------------------------------------------------------------
Stanley Hirschman
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
/s/Roy G. Warren                Director, CEO and Secretary            January 20, 2005
-----------------------------------------------------------------------------------------------
Roy G. Warren
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
/s/Arthur W. Blanding           Director                               January 20, 2005
-----------------------------------------------------------------------------------------------
/s/Arthur W. Blanding
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
/s/Robert Cummings              Director                               January 20, 2005
-----------------------------------------------------------------------------------------------
Robert Cummings
-----------------------------------------------------------------------------------------------

/s/Paul Downes                  Director                               January 20, 2005
-----------------------------------------------------------------------------------------------
Paul Downes
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
/s/Phillip Pearce               Director                               January 20, 2005
-----------------------------------------------------------------------------------------------
Phillip Pearce
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
/s/John McCormack               Director                               January 20, 2005
-----------------------------------------------------------------------------------------------
John McCormack
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
/s/Tommy Kee                    Chief Financial/Accounting Officer     January 20, 2005
-----------------------------------------------------------------------------------------------
Tommy Kee
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
/s/Roy D. Toulan                Vice President, Corporate Secretary    January 20, 2005
                                and General Counsel
-----------------------------------------------------------------------------------------------
Roy D. Toulan
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------